                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                          HomeCom Communications, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          Common Stock, par value $.0001 per share

     (2)  Aggregate number of securities to which transaction applies:

          1,252,174

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          $6.25 based on closing sale price on January 29, 1999

     (4)  Proposed maximum aggregate value of transaction:

          7,826,087

     (5)  Total fee paid:

          $1,565.21


[X]  Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          HOMECOM COMMUNICATIONS, INC.
                             BUILDING 14, SUITE 100
                         3535 PIEDMONT ROAD, SUITE 100
                             ATLANTA, GEORGIA 30305


                                                               February 11, 1999


Dear Stockholder:


     You are cordially invited to attend a Special Meeting of Stockholders of HomeCom Communications, Inc. (the "Company"), to be held on Friday, February 26, 1999 at 9:00 a.m. Eastern Standard Time at the Conference Center, 3rd Floor, 400 Northpark Town Center, 1000 Abernathy Road, N.E., Atlanta, Georgia.


     In particular, I would like to call your attention to the Agreement and Plan of Merger (the "Agreement") that the Company and its affiliates have entered into with Daniel A. Delity, David B. Frank, and James Wm. Ellsworth (the "Sellers"), the owners of First Institutional Marketing, Inc., Premier Financial Services, Inc., FIMI Securities, Inc., and All Things Financial, Inc (the "FIMI Companies"). The Agreement is summarized in the accompanying Proxy Statement and the full text of the Agreement is attached thereto as Appendix "A." At the Special Meeting, the shareholders of the Company are being asked to approve a proposal whereby, in connection with the consummation of the Agreement, the Company would issue, among other things, 1,252,174 shares to the Sellers. We estimate that, upon completion of the Merger, approximately 80% of the outstanding HomeCom Common Stock will be owned by current HomeCom shareholders and approximately 20% will be owned by the Sellers.

     At this meeting, you will also be asked to vote, in person or by proxy, on the following matters: (i) the election of two directors to serve on the Board of Directors of the Company for a three-year term; (ii) the approval of, as separate matters, amendments to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock and to increase the number of authorized shares of preferred stock;
(iii) the approval of an amendment to the Company's 1996 Stock Option Plan to increase the number of shares of the Company's Common Stock that may be issued thereunder; (iv) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants; and (v) any other business as may properly come before the meeting or any adjournments thereof. The official Notice of Meeting, Proxy Statement and form of proxy are included with this letter. The matters listed in the Notice of Meeting are described in detail in the accompanying Proxy Statement.

     Regardless of your plans for attending in person, it is important that your shares be represented and voted at the Special Meeting. Accordingly, you are urged to complete, sign and mail the enclosed proxy card as soon as possible.

                                          Sincerely,


                                          /s/ Harvey W. Sax

                                          Harvey W. Sax
                                          Chairman and Chief Executive Officer

                          HOMECOM COMMUNICATIONS, INC.
                             BUILDING 14, SUITE 100
                               3535 PIEDMONT ROAD
                             ATLANTA, GEORGIA 30305

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


                          TO BE HELD FEBRUARY 26, 1999


To the Stockholders of HomeCom Communications, Inc.:


     Notice if hereby given that the Special Meeting of Stockholders of HomeCom Communications, Inc. (the "Company") will be held at the Conference Center, 3rd Floor, 400 Northpark Town Center, 1000 Abernathy Road, N.E., Atlanta, Georgia on February 26, 1999, at 9:00 a.m., Atlanta time, for the following purposes:


          1. To approve the Agreement and Plan of Merger by and among the Company, certain of its subsidiaries and Daniel Delity, David B. Frank, and James Wm. Ellsworth and the issuance of 1,252,174 shares of the Company's Common Stock in connection therewith.

          2. To elect two directors to serve on the Board of Directors for a three-year term and until their successors are duly elected and qualified.

          3. To consider and to act upon a proposal to amend Article IV of the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock, par value $0.0001 per share (the "Common Stock"), from 15,000,000 to 100,000,000;

          4. To consider and act upon a proposal to amend Article IV of the Company's Articles of Incorporation to increase the number of authorized shares of the Company's preferred stock from 1,000,000 shares 10,000,000 shares;

          5. To consider and vote upon an amendment to the Company's 1996 Option Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 300,000 to 2,000,000 shares of Common Stock;

          6. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 1998; and

          7. To transact such other business as may properly come before the meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on January 15, 1999, as the record date for determining the stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. A list of such stockholders will be open to examination of any stockholder at the Company's offices at Building 14, Suite 100, 3535 Piedmont Road, Atlanta, Georgia 30305, during ordinary business hours, for a period of at least ten days prior to the meeting. All stockholders are cordially invited to attend the Special Meeting.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/ Norm A. Smith

                                       Secretary

Atlanta, Georgia

February 11, 1999


                                   IMPORTANT

     TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY.

                  A WARNING ABOUT FORWARD-LOOKING INFORMATION

     HomeCom has made forward-looking statements in this document (and in certain documents that are referred to in this document) that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of the respective company's management, and on information currently available to such management. HomeCom sets forth under "Summary of the Merger," "The Merger -- Background of and Reasons for the Merger," and "Unaudited Pro Forma Condensed Combined Financial Statements," and statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates," or similar expressions.

     In particular, we have made statements in this document regarding expected costs savings from the Merger, estimated restructuring charges relating to the Merger, the anticipated accretive effect of the Merger and HomeCom's anticipated performance in future periods. With respect to estimated cost savings and restructuring charges, HomeCom has made certain assumptions regarding, among other things, the extent of operational overlap between HomeCom and the FIMI Companies, the amount of general and administrative expense consolidation, and the costs related to the Merger. The realization of costs savings and the amount of restructuring charges are subject to the risk that the foregoing assumptions are inaccurate.

     Moreover, any statements in this document regarding the anticipated accretive effect of the Merger and HomeCom's anticipated performance in future periods are subject to risks relating to, among other things, the following:

          1. expected costs savings from the merger may not be fully realized or realized within the expected time-frame;

          2. revenues following the Merger may be lower than expected, operating costs, or customer loss and business disruption following the Merger may be greater than expected;

          3. competitive pressures among online insurance and securities vendors may increase significantly;

          4. costs of difficulties related to the integration of the businesses of HomeCom and the FIMI Companies may be greater than expected;

          5. legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which HomeCom and the FIMI Companies are engaged;

          6. changes may occur in the securities markets; and

          7. competitors of HomeCom and the FIMI Companies may have greater financial resources and develop products that enable such competitors to compete more successfully than HomeCom and the FIMI Companies.

     Management of HomeCom believes these forward-looking statements are reasonable; however, undue reliance should not be placed on such forward-looking statements, which are based on current expectations.

     Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of HomeCom following completion of the Merger may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond HomeCom's ability to control or predict. For those statements, HomeCom claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                          HOMECOM COMMUNICATIONS, INC.
                                PROXY STATEMENT

                               TABLE OF CONTENTS

A WARNING ABOUT FORWARD-LOOKING INFORMATION.................  ii
INCORPORATION OF DOCUMENTS BY REFERENCE.....................   3
PROPOSAL ONE -- THE MERGER AGREEMENT AND SHARE ISSUANCE.....   4
SUMMARY OF THE MERGER
  The Merger................................................   4
  Merger Consideration......................................   4
  The Escrow................................................   5
  Closing...................................................   5
  Employment of Sellers.....................................   5
  Performance Warrants to be Issued.........................   5
  Representations and Warranties............................   5
  Control...................................................   6
  Due Diligence.............................................   6
  Interim Operations........................................   6
  Conditions to Closing.....................................   8
  Company Directors.........................................   8
  Related Loan Agreements, Security Agreement, Promissory
     Note, and Related Transactions.........................   8
  Merger of First Institutional and Premier with FIMI.......   8
  Biographical Information Relating to the Sellers..........   8
     Daniel A. Delity.......................................   8
     David B. Frank.........................................   9
     James Wm. Ellsworth....................................   9
  Indemnification; Insurance................................   9
  Regulatory Approvals......................................   9
  Accounting Treatment......................................   9
  Certain Federal Income Tax Consequences...................  10
  Interests of Certain Persons in the Merger................  10
MARKET FOR THE COMPANY'S COMMON STOCK.......................  10
COMPARATIVE PER SHARE DATA..................................  11
SELECTED HISTORICAL FINANCIAL DATA..........................  12
PRO FORMA UNAUDITED COMBINED CONDENSED FINANCIAL
  STATEMENTS................................................  14
SELECTED PRO FORMA UNAUDITED CONDENSED COMBINED FINANCIAL
  DATA......................................................  18
INFORMATION REGARDING THE FIMI COMPANIES
  Description of the FIMI Companies' Businesses.............  20
  Market for the FIMI Companies and Related Stockholder
     Matters................................................  24
INFORMATION REGARDING THE COMPANY...........................  24
INFORMATION REGARDING THE FIMI COMPANIES....................  25
SPECIAL FACTORS
  Risk Factors..............................................  25
     Change in Control......................................  25
     Fixed Merger Considerations Despite Potential Change in
      Relative Stock Prices.................................  25
     Dilution...............................................  25
     Composition of Board of Directors......................  25

     Dependence on Key Management...........................  26
     Uncertainty Regarding Business Combination.............  26
     Regulatory Issues......................................  26
     Going Concern..........................................  26
  Background of the Merger..................................  26
  Reasons for the Merger....................................  27
  Board Approval and Recommendations........................  27
  Reasons for Submitting the Transaction to a Shareholder
     Vote...................................................  28
THE SHARE ISSUANCE..........................................  28
PROPOSAL TWO -- ELECTION OF DIRECTORS.......................  30
MANAGEMENT
  Directors and Executive Officers..........................  31
  Board Committees..........................................  33
  Meetings and Attendance...................................  33
  Director Compensation.....................................  33
  Compensation Committee Interlocks and Insider
     Participation..........................................  33
  Executive Compensation....................................  34
  Option Grants in Last Fiscal Year.........................  34
  Option Exercises in Last Fiscal and Year-End Option
     Values.................................................  35
  Employment Agreements.....................................  35
  Stock Option Plans........................................  35
  Agreements with Employees.................................  38
PERFORMANCE GRAPH...........................................  39
CERTAIN TRANSACTIONS........................................  40
  Section 16(a) Beneficial Ownership Reporting Compliance...  41
PROPOSAL THREE -- APPROVAL OF AN AMENDMENT TO THE
  CERTIFICATE OF
  INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES
  OF COMMON STOCK...........................................  41
PROPOSAL FOUR -- APPROVAL OF AN AMENDMENT TO THE CERTIFICATE
  OF
  INCORPORATION TO INCREASE THE NUMBER OF SHARES OF
     PREFERRED
  STOCK.....................................................  43
PROPOSAL FIVE -- APPROVAL OF AN AMENDMENT TO THE 1996 STOCK
  OPTION
  PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT
  MAY BE ISSUED THEREUNDER..................................  44
PROPOSAL SIX -- RATIFICATION OF APPOINTMENT OF INDEPENDENT
  ACCOUNTANTS...............................................  45
BENEFICIAL OWNERSHIP OF COMMON STOCK........................  46
OTHER BUSINESS TO BE TRANSACTED.............................  48

EXHIBITS

  Appendix "A" -- Merger Agreement..........................  A-1
  Appendix "B" -- Financial Statements of the FIMI
     Companies..............................................  B-1
  Appendix "C" -- Proposed Amendment to Article IV to the
     Company's Articles of Incorporation....................  C-1
  Appendix "D" -- 1996 Stock Option Plan, as amended........  D-1

                          HOMECOM COMMUNICATIONS, INC.
                             BUILDING 14, SUITE 100
                               3535 PIEDMONT ROAD
                             ATLANTA, GEORGIA 30305

                                PROXY STATEMENT
                                      FOR
                        SPECIAL MEETING OF STOCKHOLDERS


                          TO BE HELD FEBRUARY 26, 1999


                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES


     This Proxy Statement and the accompanying Notice of Special Meeting and Proxy Card are being furnished, on or about February 11, 1999, to the stockholders of HomeCom Communications, Inc. (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the 1998 Special Meeting of Stockholders of the Company (the "Special Meeting")to be held on Friday, February 26, 1999 at 9:00 a.m. Eastern Standard Time at the Conference Center, 3rd Floor, 400 Northpark Town Center, 1000 Abernathy Road, N.E., Atlanta, Georgia, and any adjournment thereof.


     If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Special Meeting, the shares represented thereby will be voted in accordance with the instructions thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED: (i) "FOR" PROPOSAL ONE TO APPROVE THE AGREEMENT AND PLAN OF MERGER BY AND AMONG THE COMPANY, CERTAIN OF ITS SUBSIDIARIES AND DANIEL DELITY, DAVID B. FRANK, AND JAMES WM. ELLSWORTH AND THE RELATED SHARE ISSUANCE; (ii) "FOR" PROPOSAL TWO TO ELECT TO THE BOARD OF DIRECTORS TWO NOMINEES FOR DIRECTOR; (iii) "FOR" PROPOSALS THREE AND FOUR TO APPROVE, AS SEPARATE ITEMS, AMENDMENTS TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK AND PREFERRED STOCK; (iv) "FOR" PROPOSAL FIVE TO APPROVE AN AMENDMENT TO THE COMPANY'S 1996 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK THAT MAY BE ISSUED THEREUNDER; AND (v) "FOR" PROPOSAL SIX TO RATIFY THE BOARD OF DIRECTORS' APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS. If any other matters are properly brought before the Special Meeting, proxies will be voted in the discretion of the proxy holders. The Company is not aware of any such matters that are proposed to be presented at its Special Meeting. This Special Meeting has been called to consider and vote upon proposals one, three, four, and five as well as two and six, which are proposals that are required to be approved by the Company's shareholders at its Annual Meeting of Shareholders. This Special Meeting shall also serve as the 1998 Annual Meeting of Shareholders.

     The cost of soliciting proxies in the form enclosed herewith will be borne entirely by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by directors, officers and regular employees of the Company, without extra remuneration, by personal interviews, telephone, telegraph or otherwise. The Company will request persons, firms and corporations holding shares in their name or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

     The securities that may be voted at the Special Meeting consist of shares of Common Stock, par value $.0001 per share ("Common Stock"), of the Company. Each outstanding share of Common Stock entitles its owner to one vote on each matter as to which a vote is taken at the Special Meeting. The close of business on January 15, 1999, has been fixed by the Board of Directors as the record date (the "Record Date") for determination of stockholders entitled to vote at the Special Meeting. On the Record Date, 5,097,397 shares of Common Stock were outstanding and entitled to vote. The presence, in person or by proxy, of at least a majority of the shares of Common Stock issued and outstanding and entitled to vote on the Record Date is necessary to constitute a quorum at the Special Meeting.

     Assuming the presence of a quorum at the Special Meeting, a plurality of the votes present in person or represented by proxy and entitled to vote is required for election of directors, a majority of the votes of the outstanding shares of Common Stock is required to approve the Merger and related share issuance and amendments to the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), and a majority of the votes present in person or represented by proxy and entitled to vote is required to approve the amendments to the Company's 1996 Stock Option Plan and to ratify appointment of the Company's independent accountants. Unless otherwise required by law or the Company's Certificate of Incorporation or the Company's Amended and Restated Bylaws (the "Bylaws"), any other matter put to a stockholder vote will be decided by the affirmative vote of a majority of the votes present in person or represented by proxy at the Special Meeting and entitled to vote on the matter.

     Abstentions and broker non-votes will be treated as shares that are present, in person or by proxy, and entitled to vote for purposes of determining the presence of a quorum at the Special Meeting. Because abstentions and Broker non-votes will be counted for purposes of determining the shares present or represented at the Special Meeting and entitled to vote, abstentions will have the same effect as a vote "against" Proposals One, Three, Four, Five, and Six. Abstentions and Broker non-votes on Proposal Two will not have any effect on the approval of Proposal Two. The Shareholders of the Company will not have dissenters' rights of appraisal with respect to any of the actions to be taken at the meeting.

     The presence of a stockholder at the Special Meeting will not automatically revoke such stockholder's proxy. Stockholders may, however, revoke a proxy at any time prior to its exercise by filing with the Secretary of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date or by attending the Special Meeting and voting in person.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     A copy of the Company's most recent Annual Report to Security Holders for the 1997 fiscal year accompanies this Proxy Statement.

     The following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act are hereby incorporated by reference in this Proxy
Statement:

          The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998, and September 30, 1998; Current Reports on Form 8-K dated November 18, 1998, June 25, 1998; and April 28, 1998.

     You may read and copy any reports, statements, or other information that the Company files at the Commission's public reference rooms in Washington, D.C.; New York, New York; and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Company's public filings are also available to the public from commercial document retrieval services and at the commission at "http:\\www.sec.gov." The Company's latest annual report and quarterly reports can be accessed through the Company's Internet World Wide Web site at "http:\\www.homecom.com."

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the date of the Special Meeting to which this Proxy Statement relates shall be deemed to be incorporated by referenced in this Proxy Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated be reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement except as so modified or superseded.


     THIS PROXY STATEMENT INCORPORATES BY REFERENCE DOCUMENTS THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE FOREGOING DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS THAT ARE NOT SPECIFICALLY INCORPORATED HEREIN BY REFERENCE). WRITTEN REQUESTS FOR SUCH DOCUMENTS RELATING TO THE COMPANY SHOULD BE DIRECTED TO CORPORATE COMMUNICATIONS AND INVESTOR RELATIONS, HOMECOM COMMUNICATIONS, INC., BUILDING 14, SUITE 100, 3535 PIEDMONT ROAD, ATLANTA, GEORGIA 30305; AND TELEPHONE REQUESTS MAY BE DIRECTED TO CORPORATE COMMUNICATIONS AND INVESTOR RELATIONS AT (404) 237-4646. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUESTS SHOULD BE MADE BY FEBRUARY 21, 1999.

                                  PROPOSAL ONE

                    THE MERGER AGREEMENT AND SHARE ISSUANCE

     The Company and certain of its wholly-owned subsidiaries have entered into an Agreement and Plan of Merger (the "MERGER AGREEMENT") with, among others, the three shareholders of FIMI Securities, Inc. ("FIMI") and All Things Financial, Inc. ("ATF") pursuant to which, among other things, FIMI and ATF will each be merged (the "MERGER") with and into wholly-owned subsidiaries of the Company ("MERGER SUBS"). In addition, immediately following the Merger, First Institutional Marketing, Inc. ("FIRST INSTITUTIONAL") and Premier Financial Services, Inc. ("PREMIER") (collectively, the "FIMI AFFILIATES"), which are also owned by the three shareholders of FIMI, will each merge with FIMI (the "FIMI AFFILIATE MERGERS"). FIMI, ATF, and the FIMI Affiliates are engaged in the sale of insurance and related securities products and related broker/dealer services to more than 100 banking institutions located throughout the United States. See "Information Regarding the FIMI Companies" below. The consummation of the Merger is subject to the satisfaction of a number of conditions, including approval of the Merger Agreement and related share issuance by the Company's stockholders at the Special Meeting. See the section below entitled "Summary of the Merger -- Conditions to Closing."

                             SUMMARY OF THE MERGER

     The following summary is qualified in its entirety by the terms and provisions of the Merger Agreement, which is attached hereto as Appendix "A" and is incorporated herein by reference. All capitalized terms not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

THE MERGER

     Subject to the terms and conditions of the Merger Agreement, and subject to the provisions of laws of the States of Texas and Florida (where FIMI and ATF are respectively incorporated) and the State of Delaware (where the Merger Subs are incorporated), at the time when the Merger officially becomes effective (the "EFFECTIVE TIME"), FIMI and ATF will each merge with one of the Merger Subs. Following the Merger, each of FIMI and ATF will continue as a wholly-owned subsidiary of the Company and will continue its corporate existence. Each of FIMI and ATF, as the surviving corporations in the Merger, are sometimes referred to in this Proxy Statement as the "SURVIVING CORPORATIONS."

MERGER CONSIDERATION

     Upon the consummation of the Merger and the FIMI Affiliate Mergers, the three shareholders (the "SELLERS") of FIMI, ATF, First Institutional, and Premier (together the "FIMI COMPANIES") will receive an aggregate of 1,252,174 shares of the Company's Common Stock (the "MERGER CONSIDERATION"). The Company's Common Stock trades on the Nasdaq SmallCap Market (the "NASDAQ") under the symbol "HCOM." Pursuant to the Merger Agreement, the Company has agreed to register pursuant to a registration statement (the "REGISTRATION STATEMENT") to be filed with the U.S. Securities and Exchange Commission (the "SEC") upon consummation of the Merger, 626,087 shares of Common Stock (the "REGISTERED SHARES") and has agreed to provide certain piggy-back registration rights to the Sellers of up to 939,130 shares of the Company's Common Stock issued in connection with the Merger. Subject to compliance by Sellers with applicable state and federal securities laws, and certain limited exceptions, the Sellers agree to sell no more than fifty percent (50%) of the registered shares during the 90-day period following the Closing, and no more than an additional fifty percent (50%) of the registered shares beginning 90 days following the Closing through 270 days following the Closing.

     In addition, in contemplation of the Merger, on January 29, 1999, the Sellers received a loan from the Company of $400,000 (the "LOAN") to repay indebtedness due to a former shareholder of the FIMI Companies whose interest was purchased by the Sellers in May 1998. The loan is a non-recourse obligation of the Sellers and the obligation to repay the Loan will be limited to and secured solely by the stock of the FIMI Companies. The Loan is due in payable in twelve (12) monthly installments of interest commencing on

March 1, 1999. The principal amount of the Loan shall be due and payable on January 20, 2000, provided however that if the Merger has not been consummated by such date, then the Loan shall be due on January 29, 2001.


THE ESCROW

     Five percent (5%) of the Shares constituting the Merger Consideration shall be placed in escrow at Closing to satisfy and indemnify claims made by the Company for any breach of any representation, warranty, or covenant made by the Sellers.

CLOSING


     The Closing of the Merger will take place on the fifth business day following the satisfaction or waiver of all conditions to closing contained in the Merger Agreement, including the approval by the Shareholders of this Proposal One. The Closing is expected to occur on or before February 28, 1999. On January 28, 1999, the Sellers and the Company signed an amendment to the Merger Agreement which, among other things, amended Section 10.1(a) of the Merger Agreement to allow for termination of the Merger Agreement in the event that the closing has not occurred by April 1, 1999, by the written notice of either party.


EMPLOYMENT OF SELLERS

     Pursuant to the Merger Agreement, following the consummation of the Merger, each of the Sellers will enter into three-year employment agreements with the Company (the "EMPLOYMENT AGREEMENTS") that automatically renew for additional one-year terms unless terminated by either party. During the terms of their employment agreements, Mr. Daniel A. Delity will be employed as a director, President, and Chief Executive Officer of each of ATF, Premier, and First Institutional and as Executive Vice President of FIMI (FIMI, ATF, First Institutional, and Premier, collectively to be referred to as the "FIMI COMPANIES") at a salary of $150,000 per annum. Mr. David B. Frank will be employed as director and Executive Vice President of each of Premier, First Institutional, and ATF and as a director and President of FIMI at an annual salary of $120,000 per annum. Mr. James Wm. Ellsworth will be employed as a director and Executive Vice President, Secretary, and Treasurer of the FIMI Companies at an annual salary of $120,000 per annum.

     As employees, each of the Sellers will be entitled to participate in all profit sharing plans, supplemental compensation arrangements, stock option incentive plans, medical insurance, and other fringe benefits offered to the senior management of the Company.

PERFORMANCE WARRANTS TO BE ISSUED

     In connection with the Employment Agreements, the Company has agreed to issue to the Sellers at the Closing warrant agreements that entitle the Sellers for a period of five years from the Closing to acquire in the aggregate 100,000 shares of the Company's Common Stock at a price of $3.7375 per share. If the FIMI Companies as a whole do not maintain a minimum of break-even operational cash flow performance (the "BREAKEVEN PERFORMANCE") in any of the first three years (excluding costs and initiatives mandated by the Company), then the Warrant Shares to be issued thereunder will be reduced by one-third (33,333 underlying shares) for each such year ("REDUCED WARRANT SHARES"). However, in the event that the FIMI Companies recover and make up any negative cash flow in connection with Breakeven Performance in any subsequent year (not to extend beyond four years), the Company agrees to restore Reduced Warrant Shares. The Warrants will vest as follows: after 12 months from the date hereof and for two successive 12 calendar month periods, as long as the (i) Employment Agreement remains in full force and effect and (ii) Breakeven Performance for the prior 12 calendar month period has been satisfied, 33,333 in the aggregate of such Warrant Shares will vest and become immediately exercisable, in whole or in part, by the Sellers. For purposes of calculating the beginning of the first twelve (12) calendar month period, such period shall commence at the beginning of the calendar quarter in which this Agreement is executed.

REPRESENTATIONS AND WARRANTIES

     The Sellers, on the one hand, and the Company and Merger Subs on the other, make various customary representations and warranties to each other as set forth in Articles III and IV of the Merger Agreement. The representations and warranties survive the Closing and continue in force and effect until the second anniversary of the Closing. Therefore, if a party were to materially breach a representation or warranty, such party would be liable to the non-breaching parties for breach of contract under applicable law. See "Indemnification."

CONTROL

     After giving effect to the Merger, the Sellers will hold, or direct the voting of, approximately twenty percent (20%) of the Company's outstanding Common Stock.

DUE DILIGENCE

     Prior to Closing, the Sellers are required to provide reasonable access to the Company and certain other persons to the employees, agents, files, customers, suppliers, lenders, contracts, property, books, and records of the FIMI Companies. In addition, the Sellers are permitted to update and supplement their schedules to the Merger Agreement to reflect any changes that may occur until the Merger is completed. However, the Company has the right to terminate the Merger Agreement without payment or penalty in the event that the Sellers so amend, update, or supplement prior to Closing, but only if the Seller's amendment, update, or supplement is the actual cause (although reasonably not the only cause) of the Company's decision to terminate.

INTERIM OPERATIONS

     During the period from the date of the Merger Agreement to the Closing Date, except as otherwise required in connection with the transactions contemplated by the Merger Agreement, or as otherwise consented to in writing by the Company, the Sellers have agreed, and have agreed to cause the FIMI Companies to:

          (i) conduct its business diligently and only in the ordinary course consistent with reasonable business practice;

          (ii) to use its best efforts to promote the business of the FIMI Companies and retain its customers, managers, employees, licensors and contractors; and

          (iii) except for transactions in the ordinary and usual course of business consistent with reasonable business practice, and without being required to make any unusual expenditures or suffer any unusual losses, to use its best reasonable efforts:

             (a) to keep the organization of its business intact, to preserve and maintain its assets, and to preserve the goodwill of its suppliers, customers and others having business relations with it;

             (b) to preserve the relationships and goodwill between it and its employees and keep the Company advised of any changes in personnel that would affect the long-term operations of the FIMI Companies;

             (c) to continue to carry its existing insurance, subject to variations in amounts required by the ordinary operations of its business and any increases mutually agreed upon; and

             (d) to comply with and perform the leases and other agreements to which it is a party or by which it is bound.

     In addition, the Sellers shall not take any action which would cause any of the FIMI Companies to:

          (i) merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire, any business of any corporation, partnership, association or other business organization or division thereof;

          (ii) vary significantly its business methods and practices with its present and prospective customers and subscribers, including but not limited to the price and terms upon which it offers its service except to the extent consistent with the ordinary and usual course of business;

          (iii) except for transactions in the ordinary and usual course of business consistent with reasonable business practice;

             (a) grant any increase in salaries payable or to become payable or grant any bonus to any officer, employee, agent, or representative, or

             (b) increase benefits payable to any officer, employee, agent, or representative under any Plan of any of the FIMI Companies;

          (iv) enter into, become bound by or modify, or unless required by law, engage in any negotiations with respect to, any collective bargaining or union agreement or commitment;

          (v) enter into any employment or consulting agreement or other such agreement not terminable by its terms without penalty or payment on thirty
     (30) days' or less notice after the Closing with any person;

          (vi) declare, set aside, or pay any dividend or make any distribution in respect of its equity securities, except for monthly distributions of $7,500, made to cover salaries and a $500 monthly car allowance for each of David Frank, Jim Ellsworth, and Daniel Delity and monthly payments of $2,766 each to David Frank and Jim Ellsworth and $4,468 to Daniel Delity to satisfy the monthly obligations of the Sellers pursuant to those three certain promissory notes executed by each of Seller, effective as of May 1, 1998, in the original principal amount of $450,000 to Shelby Smith;

          (vii) purchase, redeem, or otherwise acquire any of its equity securities or reclassify, split up or otherwise dispose of any of such equity securities;

          (viii) issue, sell or otherwise dispose of any of its equity securities, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the issuance, sale or disposition of any of its equity securities except such sales or dispositions exclusively any of the FIMI Companies;

          (ix) change its accounting method or treatment of any material item;

          (x) pay any obligation or liability, fixed or contingent, other than current liabilities or the current portion of long-term liabilities;

          (xi) enter into or become bound by any agreement or commitment having a term in excess of one year or obligating it to pay more than $50,000 in the aggregate under any such agreement or commitment;

          (xii) enter into or become bound by any new or renewed lease agreements or commitments having an economic value in excess of $100,000 in aggregate;

          (xiii) except in the ordinary and usual course of business consistent with reasonable business practice, waive or compromise any material right or claim;

          (xiv) except in the ordinary and usual course of business consistent with reasonable business practice, cancel, without full payment, any note, loan, or other obligation owing to it;

          (xv) except in the ordinary and usual course of business consistent with reasonable business practice, directly or indirectly modify, amend, cancel, or terminate any of the material leases, contracts or agreements to which it is a party, including but not limited to the partnership or joint venture commitments;

          (xvi) amend, modify, or otherwise alter in any way the Articles of Incorporation or By-laws of any of the FIMI Companies; or

          (xvii) enter into any agreement obligating it to do any of the foregoing prohibited acts.

     The Sellers also agree, prior to Closing, not to transfer, sell, convey, assign, or otherwise encumber any of the Shares of the FIMI Companies held by them.

CONDITIONS TO CLOSING

     The obligations of the parties to consummate the transactions contemplated by the Merger Agreement are subject to the following conditions, among others:
(i) the entering into of the Employment Agreements and Noncompetition Agreements with each of the Sellers; (ii) no material adverse change occurring with respect to either of the Company or the FIMI Companies; (iii) the entering into certain licensing, loan, security, and note agreements and other agreements with the FIMI Companies; (iv) the consents of third parties being obtained, including, but not limited to, regulatory approval from NASD Regulation, Inc. and the State of Texas to the change in ownership of FIMI Securities, Inc.; (v) a registration statement covering 626,087 shares of the Company's Common Stock being declared effective with the SEC; and (vi) approval of this Proposal One by the Company's stockholders.

COMPANY DIRECTORS

     As a further condition to consummation of the Merger, the Company has agreed to appoint to its Board of Directors two additional directors designated by the Sellers to fill two current vacancies on the Board of Directors. The Sellers have indicated that they intend to designate Dan Delity and James Ellsworth to the Company's Board of Directors immediately following the Merger, and they have both indicated that they are able and willing to serve as directors.

RELATED LOAN AGREEMENT, SECURITY AGREEMENT, PROMISSORY NOTE, AND RELATED TRANSACTIONS

     As a further condition to the Merger, Premier and First Institutional have each agreed to enter into a license agreement under which each of Premier and First Institutional agree to license to FIMI their proprietary data, and pursuant to which FIMI agrees to provide certain funds necessary to fund each of Premier's and First Institutional's operations pursuant to a loan agreement, security agreement, and promissory note with FIMI Securities. In addition, the Company has acquired an option to purchase the capital stock of each of Premier and First Institutional.

     The option to purchase the shares of each entity may be exercised by the Company for nominal consideration of $10.00 upon (a) the death of a Seller, but only with respect to the stock owned by such deceased Seller; (b) the disability of a Seller, but only with respect to the stock owned by such disabled Seller; or (c) 180 days from the Closing.

MERGER OF FIRST INSTITUTIONAL AND PREMIER WITH FIMI

     Contemporaneously with the Closing of the Merger, each of Premier and First Institutional will merge with FIMI pursuant to an agreement and plan of reorganization (the "FIMI AFFILIATE MERGER AGREEMENTS"), under Section 368(a)(1)(c) of the Internal Revenue Code of 1986, as amended (the "CODE"). Pursuant to the FIMI Affiliate Merger Agreements, FIMI will purchase all assets of each of the FIMI Affiliates. The purchase price for each of the assets of the FIMI Affiliates will be determined at the Closing. However, the Company and the Sellers have agreed that the total number of shares to be issued in connection with the Merger and the FIMI Affiliate Merger Agreements shall be no more than 1,252,174 shares of the Company's Common Stock.

BIOGRAPHICAL INFORMATION RELATING TO THE SELLERS

     Daniel A. Delity, 38, founded First Institutional Marketing, Inc. in 1988. Mr. Delity is President and Director of First Institutional Marketing, Inc., Premier Financial Services, Inc. and All Things Financial, Inc. Mr. Delity also serves as Vice President and General Securities Representative for FIMI Securities, Inc.

     Mr. Delity received his Bachelors degree in education and political science from the State University of New York at Geneseo. Mr. Delity earned his Group I and IV Insurance licenses and Series 7 & 63 securities licenses in 1984, and has subsequently concentrated his career in the financial services industry.

     David B. Frank, 32, serves as Executive Vice President & COO of First Institutional Marketing, Inc., Premier Financial Services, Inc. and All Things Financial, Inc. Mr. Frank also serves as President & CEO of FIMI Securities and as its General Securities Principal. Mr. Frank is primarily responsible for development and implementation of FIMI's marketing and sales programs.

     Prior to joining FIMI in September of 1993, from December 1989 Mr. Frank was President of Mida Realty Corp., an upstate New York investment company; which invested in real estate, service stations, convenience stores and other financial investments. Mr. Frank's initial project with FIMI was to build and manage FIMI's newly formed Florida affiliate, All Things Financial, Inc. which included a financial radio talk show aired 15 hours per week on WMRZ AM 790 N. Miami Beach, FL.

     Mr. Frank received his Bachelors of Science degree in Marketing and Professional Studies from Boston University. Frank currently holds insurance licenses in most states and NASD Series 7, 24, and 63 securities licenses. Frank successfully completed all pre-requisites for the Certified Financial Planner designation and is a current candidate for the comprehensive certification exam.

     James Wm. Ellsworth, 42, serves as Executive Vice President of First Institutional Marketing, Inc., Premier Financial Services, Inc., All Things Financial and FIMI Securities, Inc. Mr. Ellsworth also serves as the Financial and Operations Principal of FIMI Securities, Inc.

     Prior to joining First Institutional Marketing, Inc. in August of 1997, Mr. Ellsworth served as Vice President -- Finance of QuickQuote Insurance Agency, Inc., an internet direct insurance agency from October of 1996 until July of 1997. Mr. Ellsworth also served as a partner in the investment firm of LEF&C Partners from September 1986 to December 1993. Mr. Ellsworth served as a Certified Public Accountant with what is now KPMG Peat Marwick from September 1983 to July 1986.

     Mr. Ellsworth graduated in May 1983 from San Francisco State University with a Bachelor of Science degree in Business Administration, Accounting.

INDEMNIFICATION; INSURANCE

     Pursuant to the Merger Agreement, the Sellers have agreed to indemnify the Company for, among other things, (a) any loss, liability, or damage suffered or incurred by reason of any untrue representation, breach of warranty, or non-fulfillment of any covenant or agreement of the Sellers contained in the Merger Agreement or in any related agreement or certificate, (b) any taxes from periods prior to the Closing. Similar indemnity undertakings have been made by the Company to the Sellers. No claim for indemnity can be made by any party for less than $50,000 or losses of more than $3,286,956. The individual liability of each Selling Shareholder is limited to the amount received by each Selling Shareholder pursuant to the Merger Agreement.

REGULATORY APPROVALS

     The consummation of the Merger will require the consent of NASD Regulation, Inc. and the consent of each of the Department of Securities and the Insurance Commissioner of the State of Texas with respect to the acquisition by the Company of FIMI and the transactions contemplated in the Merger Agreement. There are no assurances that these approvals will be received. In addition, as a condition of the consummation of the Merger, the Registration Statement covering the Registered Shares must be declared effective by the SEC.

ACCOUNTING TREATMENT

     The Merger will be recorded as a purchase of FIMI and ATF by the Company for accounting and financial reporting purposes.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The parties desire that the Merger should qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code (the "CODE"). Neither the Company nor the Sellers should be required to recognize income, gain or loss, as a result of the Merger. However, neither the Company nor the Sellers has requested a ruling from the Internal Revenue Service in connection with the Merger. There can be no assurance that future legislative, judicial, or administrative changes or interpretations will not adversely affect the tax consequences of the Merger, and any such changes or interpretations could be applied retroactively.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Pursuant to the Merger Agreement, immediately following the consummation of the Merger, each of Messrs. Delity, Frank, and Ellsworth will remain senior officers of the FIMI Companies. In addition, immediately following consummation of the Merger, Messrs. Delity and Ellsworth will also become directors of the Company. See "Employment of Sellers," "Performance Warrants to be Issued to the Sellers," and "Company Directors." Pursuant to the Merger Agreement, Harvey Sax, President, Chief Executive Officer, and Director of the Company who as of the date of this document owns approximately 17% of the Company's Common Stock has agreed to vote those shares owned by him in favor of electing Mr. Delity and Mr. Ellsworth, or their reasonable designees, to the Board of Directors of the Company. In addition, pursuant to the Merger Agreement, Messrs. Delity, Frank, and Ellsworth agree to vote those shares of the Company's Common Stock held by them in favor of re-electing Mr. Harvey Sax, or his reasonable acceptable designee, to the Board of the Company at the next Shareholders Meeting of the Company at which Mr. Sax can stand for re-election and to nominate Mr. Sax for re-election to the extent that he is a director of the Company.

                     MARKET FOR THE COMPANY'S COMMON STOCK

     The Company's Common Stock is traded on the Nasdaq SmallCap Market under the symbol "HCOM." The following table shows for the periods indicated the high and low sale prices for the Common Stock as reported by the Nasdaq SmallCap Market.

                                                               HIGH     LOW
                                                              ------   -----
1997
Second quarter (since May 8, 1997)..........................  $ 7.25   $6.00
Third quarter...............................................    6.50    2.13
Fourth quarter..............................................   15.56    2.63
1998
First quarter...............................................  $16.00   $2.00
Second quarter..............................................   18.25    1.13
Third quarter...............................................    4.94    1.63
Fourth quarter..............................................    8.88    1.38
1999
First quarter (through January 29)..........................  $ 6.50   $5.75

     The Company has not paid any cash dividends on its capital stock to date. The Company currently anticipates that it will retain all future earnings, if any, to fund the development and growth of its business and does not anticipate paying any cash dividends in the foreseeable future.

     On November 10, 1998, the last trading day before the public announcement regarding the proposed Merger, the reported high and low sales prices of the Company's Common Stock on the Nasdaq SmallCap Market was as follows:
High -- $3.19, and Low -- $2.91. On January 29, 1999, the last practicable trading day for which information was available prior to the date of this document, the reported high and low sales prices of the Company's Common Stock or the Nasdaq SmallCap Market was as follows: High -- $6.50, and Low -- $5.75.

     We urge you to obtain current market quotations for HomeCom Common Stock. We expect that the market price of HomeCom Common Stock will fluctuate between the date of this document and the date on which the Merger is completed and thereafter. Because the number of shares of HomeCom Common Stock to be received by the Sellers in the Merger is fixed and the market price of HomeCom Common Stock is subject to fluctuation, the value of the shares of HomeCom Common Stock that the Sellers will receive in the Merger may increase or decrease prior to and after the Merger. See "Risk Factors -- Fixed Merger Consideration Despite Potential Change in Relative Stock Prices."

                           COMPARATIVE PER SHARE DATA

     The following table includes selected historical per share data and the corresponding unaudited pro forma per share amounts for HomeCom common stock and the FIMI Companies' capital stock for the periods indicated, giving effect to the Merger. The data presented are based upon the financial statements and related notes of each of HomeCom and the FIMI Companies appearing elsewhere in, or incorporated by reference into, this proxy statement/prospectus and the unaudited pro forma combined condensed balance sheet and statements of operations, including the related notes thereto, appearing elsewhere in this proxy statement/prospectus. This information is only a summary and should be read in conjunction with the historical and unaudited pro forma combined condensed financial statements and related notes thereto. The assumptions used in the preparation of this table appear under "SELECTED PRO FORMA UNAUDITED COMBINED CONDENSED FINANCIAL DATA" on page 18. The comparative per share data does not necessarily indicate the results of the future operations of the combined organization or the actual results that would have occurred if the merger had occurred at the beginning of the periods indicated.

                          HOMECOM COMMUNICATIONS, INC.

                           COMPARATIVE PER SHARE DATA

                                                                              NINE MONTHS
                                                               YEAR ENDED        ENDED
                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1997           1998
                                                              ------------   -------------
                                                              (UNAUDITED)     (UNAUDITED)
HOMECOM:
HISTORICAL PER COMMON SHARE DATA:
  Basic and diluted net loss................................     $(1.88)        $(0.14)
  Book value................................................     $ 0.75         $ 1.10
PRO FORMA PER COMMON SHARE DATA:(1)
  Basic and diluted net loss................................     $(1.39)        $(0.17)
  Book value................................................     $ 2.10         $ 1.36
FIMI:
HISTORICAL PER COMMON SHARE DATA:
  Basic and diluted net income..............................     $ 0.04         $ 0.25
  Book value................................................     $43.55         $46.61
PRO FORMA EQUIVALENT PER COMMON SHARE DATA:(2)
  Basic and diluted net loss................................     $(0.45)        $(0.04)
  Book value................................................     $ 0.68         $ 0.32

---------------

(1) See "SELECTED PRO FORMA UNAUDITED CONDENSED COMBINED FINANCIAL DATA" on pages 18-19.
(2) Represents pro forma equivalent FIMI Companies amounts calculated by multiplying the HomeCom pro forma per common share data by the ration of common shares issued to acquire the FIMI Companies (1,252,174 shares) to the total pro forma common shares outstanding.

                       SELECTED HISTORICAL FINANCIAL DATA

    The following selected historical financial data of HomeCom and the FIMI Companies has been derived from their respective historical financial statements, and should be read in conjunction with such financial statements and the notes thereto, included elsewhere or incorporated by reference in this proxy statement/prospectus. The HomeCom selected historical financial data as of and for the years ended December 31, 1997, 1996 and 1995, and as of December 31, 1994, and for the period from Inception (December 2, 1994) to December 31, 1994 has been derived from the financial statements of HomeCom, which have been audited by PricewaterhouseCoopers LLP, independent accountants. The HomeCom selected historical financial data as of September 30, 1998 and for the nine months ended September 30, 1998 has been derived from the unaudited financial statements of HomeCom, which have been prepared on the same basis as the other financial statements of HomeCom. The FIMI Companies selected historical financial data as of and for the years ended December 31, 1997, 1996, 1995, 1994 and 1993 has been derived from the combined financial statements of the FIMI Companies. The FIMI Companies selected historical financial information as of September 30, 1998 and for the nine months ended September 30, 1998 has been derived from the unaudited financial statements of the FIMI Companies, which have been prepared on the same basis as the other financial statements of the FIMI Companies. The selected historical financial data should not be considered to be indicative of future results and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated by reference elsewhere in this proxy statement/prospectus.

                                                      DECEMBER 2,                                              NINE MONTHS
                                                    (INCORPORATION)          YEAR ENDED DECEMBER 31,              ENDED
                                                    TO DECEMBER 31,   -------------------------------------   SEPTEMBER 30,
                                                         1994            1995         1996         1997           1998
                                                    ---------------   ----------   ----------   -----------   -------------
                                                                                                               (UNAUDITED)
HOMECOM:
STATEMENT OF OPERATIONS DATA:
Net Sales:
  Service sales...................................    $       --      $  327,574   $2,112,878   $ 2,792,306    $ 2,172,225
  Equipment sales.................................            --              --      185,977        86,322        318,650
                                                      ----------      ----------   ----------   -----------    -----------
        Total net sales...........................            --         327,574    2,298,855     2,878,628      2,490,875
                                                      ----------      ----------   ----------   -----------    -----------
Cost of Sales:
  Cost of services................................            --          59,871      546,409     1,645,646      1,351,065
  Cost of equipment sold..........................            --              --      128,938        68,974        197,957
                                                      ----------      ----------   ----------   -----------    -----------
        Total cost of sales.......................            --          59,871      675,347     1,714,620      1,549,022
                                                      ----------      ----------   ----------   -----------    -----------
Gross profit......................................            --         267,703    1,623,508     1,164,008        941,853
                                                      ----------      ----------   ----------   -----------    -----------
Operating expenses:
  Sales and marketing.............................         1,045         124,253      845,690     1,367,247        661,135
  Product development.............................            --          20,239       78,887       435,810        367,778
  General and administrative......................        16,407         121,313    1,194,728     3,553,473      3,510,436
  Depreciation and amortization...................            --           3,722       85,068       238,537        381,592
                                                      ----------      ----------   ----------   -----------    -----------
        Total operating expenses..................        17,452         269,527    2,204,373     5,595,067      4,920,941
                                                      ----------      ----------   ----------   -----------    -----------
  Operating Loss..................................       (17,452)         (1,824)    (580,865)   (4,431,059)    (3,979,088)
Other expenses (income):
  Gain on sale of division........................            --              --           --            --     (4,402,076)
  Interest expense, net...........................            --           3,469       51,272       543,420        444,023
  Other expense (income), net.....................            --             147       (6,554)      (93,298)      (125,577)
                                                      ----------      ----------   ----------   -----------    -----------
Income (loss) before income taxes.................       (17,452)         (5,440)    (625,583)   (4,881,181)       104,542
Income taxes......................................            --              --           --            --             --
                                                      ----------      ----------   ----------   -----------    -----------
Net income (loss).................................    $  (17,452)     $   (5,440)  $ (625,583)  $(4,881,181)   $   104,542
                                                      ----------      ----------   ----------   -----------    -----------
Preferred stock dividend..........................            --              --           --            --       (666,667)
Loss applicable to common shareholders............    $  (17,452)     $   (5,440)  $ (625,583)  $(4,881,181)   $  (562,125)
                                                      ==========      ==========   ==========   ===========    ===========
Basic and diluted loss per share..................    $     (.01)     $     (.00)  $     (.34)  $     (1.88)   $     (0.14)
                                                      ==========      ==========   ==========   ===========    ===========
Weighted average common shares outstanding........     1,850,447       1,850,447    1,862,223     2,602,515      4,039,832
                                                      ==========      ==========   ==========   ===========    ===========

                                                                             DECEMBER 31,
                                                             ---------------------------------------------   SEPTEMBER 30,
                                                              1994       1995        1996          1997          1998
                                                             -------   --------   -----------   ----------   -------------
                                                                                                              (UNAUDITED)
BALANCE SHEET DATA:
Working capital (deficit)..................................  $ 8,455   $133,792   $(1,304,682)  $2,721,930    $3,231,576
Total assets...............................................   10,254    247,382     1,726,522    4,664,779     5,638,128
Long-term obligations......................................       --    160,792       147,833    1,771,150       182,335
Total liabilities..........................................       --    242,568     2,347,191    2,708,007     1,194,116
Stockholders' equity (deficit).............................   10,254      4,814      (620,669)   1,956,772     4,444,012

                                                                                                            NINE MONTHS ENDED
                                                         YEAR ENDED DECEMBER 31,                              SEPTEMBER 30,
                                    -----------------------------------------------------------------   -------------------------
                                       1993          1994          1995          1996         1997         1997          1998
                                    -----------   -----------   -----------   ----------   ----------   -----------   -----------
                                    (UNAUDITED)   (UNAUDITED)   (UNAUDITED)                             (UNAUDITED)   (UNAUDITED)
THE FIMI COMPANIES:
STATEMENT OF OPERATIONS DATA:
Net Sales.........................   3,687,025     3,688,141     5,084,226     6,614,480    4,223,268    3,823,312     2,767,986
Cost of Sales.....................   3,279,700     2,952,315     3,839,005     5,627,291    3,235,327    3,056,544     2,101,234
                                    ----------    ----------    ----------    ----------   ----------   ----------    ----------
Gross Profit......................     407,325       735,826     1,245,221       987,189      987,941      766,768       666,752
Operating Expenses:
  Sales and marketing.............      11,037        39,148        56,941        48,154      134,688       96,894            --
  General and administrative......     406,841       695,500       607,058       848,544      834,901      594,437       626,983
  Depreciation and amortization...      13,361        18,434        68,196        52,518       23,895       17,921        13,927
                                    ----------    ----------    ----------    ----------   ----------   ----------    ----------
        Total operating
          expenses................     431,239       753,082       732,195       949,216      993,484      709,252       640,910
                                    ----------    ----------    ----------    ----------   ----------   ----------    ----------
Operating Income (Loss)...........     (23,914)      (17,256)      513,026        37,973       (5,543)      57,516        25,842
Other expenses (income):
  Interest expense, net...........         821            --           791            --          815           --         1,860
  Other expense (income), net.....     (65,451)      (34,821)      (14,594)      (21,800)      (6,496)      (4,000)       (1,227)
                                    ----------    ----------    ----------    ----------   ----------   ----------    ----------
Income (loss) before income
  taxes...........................      40,716        17,565       526,829        59,773          138       61,516        25,209
Income Taxes......................          --            --            --            --           --           --            --
                                    ----------    ----------    ----------    ----------   ----------   ----------    ----------
Net Income........................  $   40,716    $   17,565    $  526,829    $   59,773   $      138   $   61,516    $   25,209
                                    ==========    ==========    ==========    ==========   ==========   ==========    ==========
Basic and diluted income (loss)
  per share.......................  $    14.26    $     5.51    $   140.30    $    15.92   $     0.04   $    16.38    $     6.71
                                    ==========    ==========    ==========    ==========   ==========   ==========    ==========
Weighted average common shares
  outstanding.....................       2,855         3,188         3,755         3,755        3,755        3,755         3,755
                                    ----------    ----------    ----------    ----------   ----------   ----------    ----------

                                                              DECEMBER 31,                                    SEPTEMBER 30,
                                    -----------------------------------------------------------------   -------------------------
                                       1993          1994          1995          1996         1997         1997          1998
                                    -----------   -----------   -----------   ----------   ----------   -----------   -----------
                                    (UNAUDITED)   (UNAUDITED)   (UNAUDITED)                             (UNAUDITED)   (UNAUDITED)
BALANCE SHEET DATA:
Working Capital...................     210,782       158,293       339,818        59,595       88,186       61,766        36,573
Total Assets......................     380,573       481,224       707,688       865,988      487,106      765,051       658,909
Long-term Obligations.............          --        40,474        34,450         1,925        6,095       12,147        90,343
Total Liabilities.................      63,679       209,752       144,141       590,504      319,232      428,051       465,826
Stockholders' equity..............     316,894       271,472       563,567       275,484      167,874      337,000       193,083

                          PRO FORMA UNAUDITED COMBINED
                         CONDENSED FINANCIAL STATEMENTS

     The following pro forma unaudited combined condensed financial statements give effect to the merger of HomeCom and the FIMI Companies, to be accounted for under the purchase method of accounting. For pro forma purposes the financial statements of HomeCom have been combined with the financial statements of the FIMI Companies for the year ended December 31, 1997, and for the nine months ended September 30, 1998. The pro forma unaudited combined condensed balance sheet presents the combined financial position of HomeCom and the FIMI Companies as of September 30, 1998 assuming that the merger had occurred as of September 30, 1998. The pro forma unaudited combined condensed statements of operations present the combined financial results of HomeCom and the FIMI Companies assuming that the proposed mergers had occurred as of January 1, 1997. The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable in the circumstances. The unaudited pro forma financial information purports neither to represent what the Company's financial position or results of operations would have actually been if the merger had occurred on January 1, 1997 nor to project the Company's financial position or results of operations for any future date or period. The unaudited pro forma financial information should be read in conjunction with the Company's financial statements and notes thereto included in the Company's Annual Report on Form 10-K as well as the historical financial statements of the FIMI Companies included elsewhere in this proxy statement.

                          HOMECOM COMMUNICATIONS, INC.

              PRO FORMA UNAUDITED COMBINED CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1998

                                                             THE FIMI     PRO FORMA       PRO FORMA
                                                 HOMECOM     COMPANIES   ADJUSTMENTS     AS ADJUSTED
                                               -----------   ---------   -----------     -----------
                                               ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..................  $ 3,459,251   $232,412    $ (370,000)     $3,321,663
  Accounts receivable, net of allowance......      620,159    252,042                       872,201
  Notes receivable...........................           --         --       370,000(e)      370,000
  Other current assets.......................      163,947         --            --         163,947
                                               -----------   --------    ----------      ----------
          Total current assets...............    4,243,357    484,454            --       4,727,811
FURNITURE, FIXTURES AND EQUIPMENT, NET.......      879,997    157,306                     1,037,303
                                                                           (193,083)(b)
INTANGIBLE ASSETS, NET.......................      400,912         --     3,600,000(a)    3,807,829
OTHER NON-CURRENT ASSETS.....................      113,862     17,149            --         131,011
                                               -----------   --------    ----------      ----------
          Total assets.......................  $ 5,638,128   $658,909    $3,406,917      $9,703,954
                                               ===========   ========    ==========      ==========

                           LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable and accrued expenses......  $   597,031   $323,929                    $  920,960
  Accrued payroll liabilities................      263,027     31,554                       294,581
  Unearned revenue...........................       17,424         --                        17,424
  Other current liabilities..................      134,299     20,000            --         154,299
                                               -----------   --------    ----------      ----------
          Total current liabilities..........    1,011,781    375,483            --       1,387,264
OBLIGATIONS UNDER CAPITAL LEASES.............      115,979     84,528                       200,507
OTHER LIABILITIES............................       66,356      5,815            --          72,171
                                               -----------   --------    ----------      ----------
          Total liabilities..................    1,194,116    465,826            --       1,659,942
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
                                                                         $   (3,755)(b)
  Common stock...............................          498      3,755           125(a)          623
                                                                            (19,000)(b)
  Additional paid-in capital.................   10,042,613     19,000     3,599,875(a)   13,642,488
  Subscriptions receivable...................     (196,878)        --            --        (196,878)
  Retained earnings (deficit)................   (5,402,221)   170,328      (170,328)(b)  (5,402,221)
                                               -----------   --------    ----------      ----------
          Total stockholders' equity.........    4,444,012    193,083     3,406,917       7,212,883
                                               -----------   --------    ----------      ----------
          Total liabilities and stockholders'
            equity...........................  $ 5,638,128   $658,909    $3,406,917      $9,703,954
                                               ===========   ========    ==========      ==========

   The accompanying notes are an integral part of these financial statements.

                          HOMECOM COMMUNICATIONS, INC.

         PRO-FORMA UNAUDITED COMBINED CONDENSED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                                                             THE FIMI     PRO FORMA      PRO FORMA
                                                HOMECOM     COMPANIES    ADJUSTMENTS    AS ADJUSTED
                                               ----------   ----------   -----------    -----------
NET SALES:
  Service sales..............................  $2,172,225   $2,767,986                  $ 4,940,211
  Equipment sales............................     318,650           --           --         318,650
                                               ----------   ----------    ---------     -----------
          Total net sales....................   2,490,875    2,767,986           --       5,258,861
                                               ----------   ----------    ---------     -----------

COST OF SALES:
  Cost of services...........................   1,351,065    2,101,234                    3,452,299
  Cost of equipment sold.....................     197,957           --           --         197,957
                                               ----------   ----------    ---------     -----------
          Total cost of sales................   1,549,022    2,101,234           --       3,650,256
                                               ----------   ----------    ---------     -----------
GROSS PROFIT.................................     941,853      666,752           --       1,608,605
                                               ----------   ----------    ---------     -----------

OPERATING EXPENSES:
  Sales and marketing........................     661,135           --                      661,135
  Product development........................     367,778           --                      367,778
  General and administrative.................   3,510,436      626,983                    4,137,419
  Depreciation and amortization..............     381,592       13,927      356,198(d)      751,717
                                               ----------   ----------    ---------     -----------
          Total operating expenses...........   4,920,941      640,910      356,198       5,918,049
                                               ----------   ----------    ---------     -----------
OPERATING INCOME (LOSS)......................  (3,979,088)      25,842     (356,198)     (4,309,444)

OTHER EXPENSES (INCOME)
  Gain on sale of division...................  (4,402,076)          --                   (4,402,076)
  Interest expense...........................     444,023        1,860                      445,883
  Other expense (income), net................    (125,577)      (1,227)          --        (126,804)
                                               ----------   ----------    ---------     -----------
INCOME (LOSS) BEFORE INCOME TAXES............     104,542       25,209     (356,198)       (226,447)
INCOME TAXES.................................          --           --           --              --
                                               ----------   ----------    ---------     -----------
NET INCOME (LOSS)............................  $  104,542   $   25,209    $(356,198)    $  (226,447)
                                               ----------   ----------    ---------     -----------
PREFERRED STOCK DIVIDEND.....................    (666,667)          --           --        (666,667)
                                               ----------   ----------    ---------     -----------
INCOME (LOSS) APPLICABLE TO COMMON
  SHAREHOLDERS...............................  $ (562,125)  $   25,209    $(356,198)    $  (893,114)
                                               ==========   ==========    =========     ===========
BASIC AND DILUTED INCOME (LOSS) PER SHARE....  $    (0.14)  $    (0.02)          --     $     (0.17)
                                               ==========   ==========    =========     ===========
WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING................................   4,039,832    1,252,174           --       5,292,006
                                               ==========   ==========    =========     ===========

   The accompanying notes are an integral part of these financial statements.

                          HOMECOM COMMUNICATIONS, INC.

         PRO-FORMA UNAUDITED COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                  THE FIMI     PRO FORMA     PRO FORMA
                                                     HOMECOM     COMPANIES    ADJUSTMENTS   AS ADJUSTED
                                                   -----------   ----------   -----------   -----------
NET SALES:
  Service sales..................................  $ 2,792,306   $4,223,268                 $ 7,015,574
  Equipment sales................................       86,322           --           --         86,322
                                                   -----------   ----------   ----------    -----------
         Total net sales.........................    2,878,628    4,223,268           --      7,101,896
                                                   -----------   ----------   ----------    -----------
COST OF SALES:
  Cost of services...............................    1,645,646    3,235,327                   4,880,973
  Cost of equipment sold.........................       68,974           --           --         68,974
                                                   -----------   ----------   ----------    -----------
         Total cost of sales.....................    1,714,620    3,235,327           --      4,949,947
                                                   -----------   ----------   ----------    -----------
GROSS PROFIT.....................................    1,164,008      987,941           --      2,151,949
                                                   -----------   ----------   ----------    -----------
OPERATING EXPENSES:
  Sales and marketing............................    1,367,247       59,468                   1,426,715
  Product development............................      435,810           --                     435,810
  General and administrative.....................    3,553,473      910,121                   4,463,594
  Depreciation and amortization..................      238,537       23,895    474,931(c)       737,363
                                                   -----------   ----------   ----------    -----------
         Total operating expenses................    5,595,067      993,484      474,931      7,063,482
                                                   -----------   ----------   ----------    -----------
OPERATING INCOME (LOSS)..........................   (4,431,059)      (5,543)    (474,931)    (4,911,533)
OTHER EXPENSES (INCOME)
  Gain on sale of division.......................           --           --                          --
  Interest expense...............................      543,420          815                     544,235
  Other expense (income), net....................      (93,298)      (6,496)          --        (99,794)
                                                   -----------   ----------   ----------    -----------
INCOME (LOSS) BEFORE INCOME TAXES................   (4,881,181)         138     (474,931)    (5,355,974)
INCOME TAXES.....................................           --           --           --             --
                                                   -----------   ----------   ----------    -----------
NET INCOME (LOSS)................................  $(4,881,181)  $      138   $ (474,931)   $(5,355,974)
                                                   -----------   ----------   ----------    -----------
PREFERRED STOCK DIVIDEND.........................           --           --           --             --
                                                   -----------   ----------   ----------    -----------
INCOME (LOSS) APPLICABLE TO COMMON
  SHAREHOLDERS...................................  $(4,881,181)  $      138   $ (474,931)   $(5,355,974)
                                                   ===========   ==========   ==========    ===========
BASIC AND DILUTED INCOME (LOSS) PER SHARE........  $     (1.88)  $     0.00           --    $     (1.39)
                                                   ===========   ==========   ==========    ===========
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING....    2,602,515    1,252,174           --      3,854,689
                                                   ===========   ==========   ==========    ===========

---------------

(a) To record issuance of 1,252,174 shares of common stock, par value $.0001, and valued for this transaction at price per share of $2.875, for the net assets of the FIMI Companies. This price per share represents a negotiated amount which approximates the Company's per share price of August 18, 1998, the date of the letter of intent. The number of shares to be issued is fixed at 1,252,174 and will not change.
(b) To record elimination of equity accounts for FIMI.
(c) To record amortization of intangibles for the 12 months ended December 31, 1997. The purchase price less the net assets of the FIMI Companies at January 1, 1997 (the first date of the earliest period presented in these pro-forma financials statements) results in intangible assets of $3,324,516. This intangible asset will be amortized over a period of 7 years, resulting in annual amortization expense of $474,931.
(d) To record amortization of intangibles for the 9 months ended September 30, 1998. The purchase price less the net assets of the FIMI Companies at January 1, 1997 (the first date of the earliest period presented in these pro-forma financials statements) results in intangible assets of $3,324,516. This intangible asset will be amortized over a period of 7 years, resulting in annual amortization expense of $474,931, or $356,198 for the 9 month period ended September 30, 1998.
(e) To record a $370,000 loan to be made to the Sellers upon closing, per the terms of the Merger Agreement.

   The accompanying notes are an integral part of these financial statements.

                          SELECTED PRO FORMA UNAUDITED
                       CONDENSED COMBINED FINANCIAL DATA

     The following selected pro forma unaudited combined condensed financial data of HomeCom and the FIMI Companies is derived from the pro forma combined condensed financial statements and should be read in conjunction with such pro forma statements and the notes thereto, which are included elsewhere in this proxy statement. The selected historical financial information as of September 30, 1998, and for the nine month periods ended September 30, 1998, for HomeCom and the FIMI Companies has been derived from the unaudited consolidated financial statements of HomeCom and the FIMI Companies, and in the opinion of management reflects all adjustments, consisting only of normal recurring adjustments, considered necessary for the fair presentation of the unaudited interim financial information. The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable in the circumstances. The unaudited pro forma financial information purports neither to represent what the Company's financial position or results of operations would have actually been if the merger had occurred on January 1, 1997 nor to project the Company's financial position or results of operations for any future date or period. The unaudited pro forma financial information should be read in conjunction with the Company's financial statements and notes thereto included in the Company's Annual Report on Form 10-K as well as the historical financial statements of the FIMI Companies included elsewhere in this proxy statement. See "Pro Forma Unaudited Combined Condensed Financial Statements" included elsewhere in this proxy statement.

                          HOMECOM COMMUNICATIONS, INC.

         SELECTED PRO-FORMA UNAUDITED COMBINED CONDENSED FINANCIAL DATA

                                                                              NINE MONTHS
                                                               YEAR ENDED        ENDED
                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1997           1998
                                                              ------------   -------------
STATEMENT OF OPERATIONS DATA:
Net Sales:
  Service sales.............................................  $ 7,015,574     $ 4,940,211
  Equipment sales...........................................       86,322         318,650
                                                              -----------     -----------
          Total net sales...................................    7,101,896       5,258,861
                                                              -----------     -----------
Cost of Sales:
  Cost of services..........................................    4,880,973       3,452,299
  Cost of equipment sold....................................       68,974         197,957
                                                              -----------     -----------
          Total cost of sales...............................    4,949,947       3,650,256
                                                              -----------     -----------
Gross Profit................................................    2,151,949       1,608,605
                                                              -----------     -----------
Operating Expenses:
  Sales and marketing.......................................    1,426,715         661,135
  Product development.......................................      435,810         367,778
  General and administrative................................    4,463,594       4,137,419
  Depreciation and amortization.............................      737,363         751,717
                                                              -----------     -----------
          Total operating expenses..........................    7,063,482       5,918,049
                                                              -----------     -----------
Operating Income (Loss).....................................   (4,911,533)     (4,309,444)
Other expenses (income):
  Gain on sale of division..................................           --      (4,402,076)
  Interest expense, net.....................................      544,235         445,883
  Other expense (income), net...............................      (99,794)       (126,804)
                                                              -----------     -----------
Loss before income taxes....................................   (5,355,974)       (226,447)
Income Taxes................................................           --              --
                                                              -----------     -----------

                                                                              NINE MONTHS
                                                               YEAR ENDED        ENDED
                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1997           1998
                                                              ------------   -------------
Net Loss....................................................   (5,355,974)       (226,447)
Preferred stock dividend....................................           --        (666,667)
                                                              -----------     -----------
Loss applicable to common shareholders......................  $(5,355,974)    $  (893,114)
                                                              -----------     -----------
Basic and diluted loss per share............................  $     (1.39)    $     (0.17)
                                                              ===========     ===========
Weighted average common shares outstanding..................    3,854,689       5,292,006
                                                              ===========     ===========

                                                              SEPTEMBER 30,
                                                                  1998
                                                              -------------
BALANCE SHEET DATA:
Working Capital.............................................    3,268,149
Total Assets................................................    8,872,825
Long-term Obligations.......................................      272,678
Total Liabilities...........................................    1,659,942
Stockholders' equity........................................    7,212,883

                    INFORMATION REGARDING THE FIMI COMPANIES

DESCRIPTION OF THE FIMI COMPANIES' BUSINESSES

     Following are the states of incorporation and years of incorporation of each of the FIMI Companies:

                                                               STATE OF     YEAR DATE OF
                                                             INCORPORATION  INCORPORATION
                                                             -------------  -------------
All Things Financial, Inc. ................................        Florida           1993
FIMI Securities, Inc.......................................          Texas           1990
Premier Financial Services, Inc............................          Texas           1988
First Institutional Marketing, Inc.........................       Oklahoma           1990

     The executive offices of each of the FIMI Companies are located at 5555 San Felipe, Fifth Floor, Houston, Texas 77056, and its telephone number is (713) 961-5966.

     The FIMI Companies offer insurance and investment products to banks, broker/dealers, insurance agencies and retail consumers. The FIMI Companies market their products primarily to insurance agencies affiliated with commercial banks and broker/dealers. As a part of its marketing activities, the FIMI Companies also assist their commercial bank clients in devising insurance business plans, setting up agencies, securing appropriate licensure, training personnel, and interacting with insurance carriers. The FIMI Companies operate in two distinct distribution channels: the financial institution distribution channel (the "BANK CHANNEL") and the retail distribution channel (the "RETAIL CHANNEL").

     The Bank Channel is focused on the distribution of insurance and investment products through commercial banks and their affiliated service subsidiaries. The range of the FIMI Companies involvement in the banks' insurance and investment programs varies by financial institution. With the changing regulatory environment, the FIMI Companies have experienced a movement away from fully managed programs toward individual product distribution. At this time, the FIMI Companies support the sales programs of about one hundred banks and credit unions in large part with specific product distribution agreements.

     The Retail Channel focuses on conservation programs for insurance carriers. Typically, conservation programs are created by insurance carriers for "orphaned" policyholders. An orphaned policyholder is an accountholder whose original insurance or investment representative no longer markets the carriers' products. Orphaned policyholders are often the result of bank and insurance carrier mergers. Insurance carriers that have large blocks of maturing orphaned policies will contract with the FIMI Companies to meet with the policyholders and determine the then current needs of the policyholder. As of December 31, 1998, the FIMI Companies had commitments from two carriers for conservation programs in 1999. The initial amounts of these commitments was approximately $40 million.

     The FIMI Companies operate their businesses through three companies which operate as licensed insurance agencies in various states: 1) First Institutional Marketing, Inc., an Oklahoma corporation, 2) Premier Financial Services, Inc., a Texas corporation, and 3) All Things Financial, Inc., a Florida corporation. Through these companies, and through agreements with its officers for the assignment of revenues for states that do not issue agency licenses, the FIMI Companies currently operate in 37 states and the District of Columbia. FIMI Securities, Inc., a Texas corporation, is a NASD broker/dealer engaged in the business of marketing packaged investment products and mutual funds. FIMI Securities, by way of its subsidiary First Institutional Marketing Agency, Inc., an Ohio corporation, is engaged in the sale of insurance products in Ohio. The FIMI Companies have commenced seeking nationwide licensure and registration for the sale of insurance and investment products.

     The FIMI Companies believe they have developed an expertise in developing and implementing business plans for banks to offer insurance and investment products to their customers in accordance with applicable state laws and regulations. The FIMI Companies have developed core-training modules for bank personnel whereby agents, registered representatives and other bank employees are informed, trained and supervised in offering these new business lines. The FIMI Companies have also developed an expertise in restructuring stagnant or ineffective independent programs on behalf of certain bank clients. These business plans are generally developed with senior bank managers and implemented by the FIMI Companies' external training staff. The Bank's staff is supported by the FIMI Companies' internal product wholesaling and customer service departments.

     Dependence on Key Management. The Company is dependent upon the Sellers for the Management of the FIMI Companies' business. Pursuant to the Merger Agreement and related employment agreements, the Sellers will be appointed to senior management positions with the Company. See the section above entitled "Summary of the Merger -- Employment of Sellers."

     Regulatory Issues. The FIMI Companies are regulated by and are subject to a variety of laws, rules, and regulations imposed by various state, federal, and self-regulatory organizations, including, but not limited to, state insurance commissions and the SEC, and NASD Regulation, Inc. in the case of the FIMI Companies. No assurances can be given that proposed or future changes in these laws, rules, and regulations will not have a material adverse effect on the FIMI Companies or upon the Company as a result of the Merger. In addition, the consummation of the Merger is not conditioned upon the approval of the Merger by the insurance commissions, directors of insurance, or superintendents of insurance under various state insurance codes, which may, under certain conditions, require, prior to consummation of the Merger, the approval of an application for acquisition of control of a state registered insurance agency. Accordingly, no assurance can be given that any and all of such applications will be made either prior to or following the consummation of the Merger or that the FIMI Companies or the Company will not suffer any material adverse change, such as a loss of a material insurance agency license, in one or more states for failure to file such an application for an acquisition of such control.

FIMI MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

RESULTS OF OPERATIONS

     The following table sets forth certain operating data as a percentage of net revenues for the periods indicated.

                                                                                                 NINE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                    SEPTEMBER 30,
                                           -------------------------------------------------   ---------------------
                                             1993        1994        1995      1996    1997      1997
                                           ---------   ---------   ---------   -----   -----   ---------     1998
                                           UNAUDITED   UNAUDITED   UNAUDITED                   UNAUDITED   UNAUDITED
                                           ---------   ---------   ---------                   ---------   ---------
Net Sales................................    100.0       100.0       100.0     100.0   100.0     100.0       100.0
Cost of Sales............................     89.0        80.0        75.5      85.1    76.6      79.9        75.9
                                             -----       -----       -----     -----   -----     -----       -----
Gross Profit.............................     11.0        20.0        24.5      14.9    23.4      20.1        24.1
Operating Expenses:
  Sales and marketing....................      0.3         1.1         1.1       0.7     3.2       2.5         0.0
  General and administrative.............     11.0        18.9        11.9      12.8    19.8      15.5        22.7
  Depreciation and amortization..........      0.4         0.5         1.3       0.8     0.6       0.5         0.5
                                             -----       -----       -----     -----   -----     -----       -----
         Total operating expenses........     11.7        20.4        14.4      14.4    23.5      18.6        23.2
                                             -----       -----       -----     -----   -----     -----       -----
Operating Income (Loss)..................     (0.6)       (0.5)       10.1       0.6    (0.1)      1.5         0.9
Other expenses (income):
  Interest expense, net..................      0.0         0.0         0.0       0.0     0.0       0.0         0.1
  Other expense (income), net............     (1.8)       (0.9)       (0.3)     (0.3)   (0.2)     (0.1)        0.0
                                             -----       -----       -----     -----   -----     -----       -----
Income (loss) before income taxes........      1.1         0.5        10.4       0.9     0.0       1.6         0.9
Income Taxes.............................      0.0         0.0         0.0       0.0     0.0       0.0         0.0
                                             -----       -----       -----     -----   -----     -----       -----
Net Income (loss)........................      1.1%        0.5%       10.4%      0.9%    0.0%      1.6%        0.9%
                                             =====       =====       =====     =====   =====     =====       =====

  Nine Months Ended September 30, 1997 Compared to Nine Months Ended September 30, 1998

     Net Sales. Net sales decreased 27.6% from $3,823,312 in the first nine months of 1997 to $2,767,986 in the first nine months of 1998. This decrease was due to a number of banks choosing to own and operate their own insurance agencies, rather than affiliate with the FIMI Companies, due primarily to a more favorable regulatory environment. Net sales were also impacted by the conditions in the debt and equities markets (flat yield curves and a rising equity market) which made the FIMI Companies' annuity products less attractive compared to alternative equity investments.

     Cost of Sales. Cost of sales includes bank and agent commissions and salaries paid to non-administrative personnel. Cost of sales decreased from $3,056,544, or 79.9% of revenues in the first nine months of 1997 to $2,101,234, or 75.9% of revenues in the first nine months of 1998, reflecting lower revenues.

     Gross Profit. Gross profit decreased by $100,016 from $766,768 in the first nine months of 1997 to $666,752 in the first nine months of 1998. This decrease is due to a decline in revenues. Gross profit margins increased from 20.1% during the first nine months of 1997 to 24.1% during the first nine months of 1998. This increase is due to the fact that many of the banks which chose to begin to own and operate their own insurance agencies tended to be larger banks with lower gross margins for the FIMI Companies. The loss of these clients resulted in an increased average gross margin percentage from the remaining clients.

     Sales and Marketing. Sales and marketing expenses include advertising, public relations, market research, promotions, and contests. Sales and marketing expenses decreased by $96,894 from $96,894 in the first nine months of 1997 to $0 in the first nine months of 1998. As a percentage of revenues, these expenses decreased from 2.5% of revenues in the first nine months of 1997 to 0.0% of revenues in the first nine months of 1998. These decreases are due to management's decision to eliminate certain non-operating costs due to lower revenues.

     General and Administrative. General and administrative expenses include rent, telecommunications, travel, administrative salaries and benefits, office expenses, and professional services expenses. General and administrative expenses increased by $32,546 from $594,437, or 15.5% of revenues in the first nine months of 1997 to $626,983, or 22.7% of revenues in the first nine months of 1998. These increases were due to additional professional service fees and travel costs related to the buyout of a former shareholder, the prospective merger with HomeCom, and to the collection of accounts receivable from a subcontractor, as well as additional administrative personnel.

     Depreciation and Amortization. Depreciation and amortization includes depreciation and amortization of computers, network equipment, office equipment, and equipment under capital leases. Depreciation and amortization decreased from $17,921, or 0.5% of revenues in the first nine months of 1997 to $13,927, or 0.5% of revenues in the first nine months of 1998. This decrease was due to several assets becoming fully depreciated during the year. During 1998, FIMI entered into capital leases in the approximate amount of $84,000.

     Income Taxes. No income taxes were incurred or paid in the first nine months of 1997 or 1998, since the FIMI Companies operated as S corporations.

  Year Ended December 31, 1996 Compared to Year Ended December 31, 1997

     Net Sales. Net sales decreased 36.2% from $6,614,480 in 1996 to $4,223,268 in 1997. This decrease was due to a number of banks choosing to own and operate their own insurance agencies, rather than affiliate with FIMI, due primarily to a more favorable regulatory environment. Net sales were also impacted by the conditions in the debt and equities markets (flat yield curves and a rising equity market) which made FIMI's annuity products less attractive compared to alternative equity investments.

     Cost of Sales. Cost of sales decreased from $5,627,291, or 85.1% of revenues in 1996 to $3,235,327, or 76.6% of revenues in 1997, reflecting lower revenues. The decrease in cost of sales as a percentage of revenues is due to the loss of several low margin client relationships, and to staff reductions.

     Gross Profit. Gross profit increased by $752 from $987,189 in 1996 to $987,941 in 1997. Gross profit margins increased from 14.9% during 1996 to 23.4% during 1997. This increase is due to the fact that many of the banks which chose to begin to own and operate their own insurance agencies tended to be larger banks with lower gross margins for FIMI. The loss of these clients resulted in an increased average gross margin percentage from the remaining clients.

     Sales and Marketing. Sales and marketing expenses increased by $86,534 from $48,154 in 1996 to $134,688 in 1997. As a percentage of revenues, these expenses increased from 0.7% of revenues in 1996 to 3.2% of revenues in 1997. These increases are due to increased advertising and promotional activities.

     General and Administrative. General and administrative expenses decreased by $13,643 from $848,544, or 12.8% of revenues in 1996 to $834.901, or 19.8% of revenues in 1997.

     Depreciation and Amortization. Depreciation and amortization decreased from $52,518, or 0.8% of revenues in 1996 to $23,895, or 0.6% of revenues in 1997. This decrease was due to several assets becoming fully depreciated during the year.

     Income Taxes No income taxes were incurred or paid in the first nine months of 1997 or 1998, since the FIMI Companies operated as S corporations.

LIQUIDITY AND CAPITAL RESOURCES

     From its inception in 1988, the FIMI Companies has financed its operations primarily through cash generated from operations. As of September 30, 1998, the FIMI Companies had net working capital of approximately $37,000.

     The FIMI Companies expect to continue to generate sufficient cash from operations to fund its ongoing operations.

YEAR 2000

     The potential for software failures due to processing errors arising from calculations using the year 2000 date is a known risk. The FIMI Companies recognize the need to ensure that its operations, products and services will not be adversely impacted by Year 2000 software failures. The FIMI Companies have undertaken an assessment of its internal computer systems, but not all its external (third-party) computer systems. At this point, the FIMI Companies are not aware of any Year 2000 problems relating to systems operated by the FIMI Companies or by third parties that would have a material effect on its business, results of operations or financial condition, without taking into account the FIMI Companies efforts to avoid such problems. There can be no guarantee, however, that systems on which the FIMI Companies rely will be able to handle all Year 2000 problems. The FIMI Companies have not requested any written confirmation of Year 2000 compliance from material third-party vendors.

     Although no assurance can be given, the FIMI Companies do not anticipate that costs associated with any Year 2000 problems will be material.

     To the extent that the FIMI Companies' assessment failed to identify and remedy any material non-compliant internal or external Year 2000 problems, or the Year 2000 date creates a systemic failure beyond the FIMI Companies' control, such as a prolonged telecommunications or electrical failure or a prolonged failure of third-party software on which the FIMI Companies rely, the FIMI Companies could be prevented from operating their businesses. In the event of such failure, the primary business risk would include, but are not limited to, lost revenues, increased operating costs, lost customers or other business interruptions of a material nature.

     The results of any future assessments performed will be taken into account in determining the nature and extent of any contingency plan. Currently, the FIMI Companies do not have a Year 2000 contingency plan in place.

MARKET FOR THE FIMI COMPANIES AND RELATED STOCKHOLDER MATTERS

     The Common Stock of the FIMI Companies is held by the three Sellers and, accordingly, there is no public trading market for such Common Stock.

     The profits of the FIMI Companies, which are currently S corporations, are paid out to the Sellers either as salaries or distributions, depending on the amount of cash available and the needs of the Sellers in their discretion. For information regarding the salaries paid to the Sellers by the FIMI Companies during the years ended December 31, 1996 and 1997, and during the nine months ended September 30, 1998, see the FIMI Companies Financial Statements attached to this proxy statement as Appendix "B." The following table sets forth the additional dividends or distributions paid by the FIMI Companies, as the case may be, to the Sellers for the periods indicated:

                                                               YEAR ENDED
                                                              DECEMBER 31,          NINE MONTHS
                                                           -------------------         ENDED
                                                             1996       1997     SEPTEMBER 30, 1998
                                                           --------   --------   ------------------
Stockholder Distributions................................  $327,925   $112,096             --
                                                           ========   ========        =======

                       INFORMATION REGARDING THE COMPANY

     The Company's annual report on Form 10-K together with all other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT") since December 31, 1997, are incorporated herein by reference.

                    INFORMATION REGARDING THE FIMI COMPANIES

     Attached hereto as Appendix "B" and incorporated herein by reference are the following audited combined financial statements of the FIMI Companies: (i) balance sheets as of December 31, 1996 and 1997; (ii) statements of income for the years ended December 31, 1996 and 1997; (iii) statements of changes in shareholders equity for the years ended December 31, 1996 and 1997; (iv) statements of cash flows for the years ended December 31, 1996 and 1997; and (v) the notes thereto.

     Also included in Appendix "B" are an unaudited balance sheet as of September 30, 1998, unaudited statements of operations for the nine-month periods ended September 30, 1997 and 1998, and unaudited statements of cash flows for the nine-month periods ended September 30, 1998 and 1997. In the opinion of management of the FIMI Companies, the quarterly financial information presented for the FIMI Companies includes all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations for such companies as of such dates and for such periods. Results of operations for interim periods are not necessarily indicative of results for the full year.

                                SPECIAL FACTORS

RISK FACTORS

     In addition to the other information included in this document (including the matters addressed in "A Warning About Forward-Looking Information), in considering whether or not to approve this Proposal One, the Shareholders should carefully consider, among other things, the following risk factors. The order in which these factors are discussed is not intended to represent their relative significance.

     Change in Control. Pursuant to the Merger Agreement, the Sellers and their affiliates will hold, or have the right to direct the voting of, approximately 20% of the Common Stock of the Corporation. This may represent the largest single ownership of Common Stock of the Company and a change in control of the affairs of the Company. Because the Sellers will control approximately 20% of the outstanding shares of Common Stock of the Company, any attempt to change control by shareholders unaffiliated with the Sellers may be unsuccessful.

     Fixed Merger Consideration Despite Potential Change in Relative Stock Prices. Upon completion of the Merger, the Sellers will be entitled to receive 1,252,174 shares of HomeCom Common Stock. This exchange ratio will not be adjusted for any increase or decrease in the market prices of HomeCom Common Stock. The market prices of HomeCom Common Stock when the Merger takes place may vary from their prices at the date of this document and at the date of the Special Meeting. Such variations in the market prices of HomeCom Common Stock may result from changes in the business, operations, or prospects of HomeCom or the combined company, market assessments of the likelihood that the Merger will be consummated and the timing thereof, regulatory considerations, general market, and economic conditions and other factors. At the time of the Special Meeting, the holders of HomeCom Common Stock will not know the exact value of the HomeCom Common Stock that the Sellers will receive when the Merger is completed. We urge you to obtain current market quotations for HomeCom Common Stock.

     Dilution. As of December 31, 1998, there were 5,072,397 shares of Common Stock of the Company outstanding. The issuance of Common Stock pursuant to the Merger will dilute the Shareholders' percentage interest in the Company by 20%, from 100% to 80%.

     Composition of Board of Directors. The business and affairs of the Company are directed by its Board of Directors. After the Merger, the Board of Directors will appoint two representatives of the Sellers to the Board to fill two vacancies on the Board of Directors. Pursuant to the Merger Agreement, the Sellers have agreed to vote their shares of Common Stock in favor of electing Mr. Harvey Sax, President, CEO, and Chairman of the Board, as a director of the Company at the next annual meeting of shareholders of the Company at which time Mr. Sax can stand for re-election and to nominate Mr. Sax for re-election to the extent that they are directors of the Company. While the Sellers will not have the power to elicit a majority of the Board of Directors, they will have the ability to significantly influence the business and affairs of the Company.

     Dependence on Key Management. The Company is dependent upon the Sellers for the Management of the FIMI business. Pursuant to the Merger Agreement and related employment agreements, the Sellers will be appointed to senior management positions with the Company. See the section above entitled "Summary of the Merger -- Employment of Sellers."

     Uncertainty Regarding Business Combination. The Company and the Sellers entered into the Merger Agreement expecting that the Merger will result in enhanced operations, cost savings, and synergies for the two companies. However, there can be no assurance that such enhanced operations, cost savings or synergies will be realized. Integrating the operations and management of the Company and the FIMI Companies will be a complex process, and there can be no assurance that this integration will be completed rapidly or will result in the achievement of all of the anticipated synergies and other benefits expected to be realized from the Merger. Moreover, the integration of the Corporation and the FIMI Companies will require significant management attention, which may temporarily distract management from its usual focus on the daily operations of the combined company.

     The Company and the FIMI Companies estimate that, as a result of the Merger, the combined company will incur consolidation and integration expenses of approximately $200,000, the majority of which will be expensed in 1999. In addition, it is expected that the Company will incur merger-related expenses of approximately $200,000, consisting of legal and accounting fees and financial and other related charges, which will be capitalized as part of the purchase business combination. The amount of these costs is a preliminary estimate and is subject to change. Additional unanticipated expenses may be incurred in connection with the integration of the businesses of the Company and the FIMI Companies.

     Regulatory Issues. The FIMI Companies are regulated by and are subject to a variety of laws, rules, and regulations imposed by various state, federal, and self-regulatory organizations, including, but not limited to, state insurance commissions and the SEC, and NASD Regulation, Inc. in the case of FIMI. No assurances can be given that proposed or future changes in these laws, rules, and regulations will not have a material adverse effect on the FIMI Companies or upon the Company as a result of the Merger. In addition, the consummation of the Merger is not conditioned upon the approval of the Merger by the insurance commissions, directors of insurance, or superintendents of insurance under various state insurance codes, which may, under certain conditions, require, prior to consummation of the Merger, the approval of an application for acquisition of control of a state registered insurance agency. Accordingly, no assurance can be given that any and all of such applications will be made either prior to or following the consummation of the Merger or that the FIMI Companies or the Company will not suffer any material adverse change, such as a loss of a material insurance agency license, in one or more states for failure to file such an application for an acquisition of such control.

     Going Concern. The Report of the Independent Accountants of the Company, dated as of March 13, 1998, included an explanatory paragraph relating to the uncertainty of the Company's ability to continue as a going concern.

BACKGROUND OF THE MERGER

     Several teleconferences took place during the period of January through April, 1998, between the management of the Company and the Sellers. Agreement in principle between the parties was reached in May, 1998, after which the terms of the proposed transaction were presented to the members of the Board of Directors of the Company for their consideration. On June 15, 1998, the Board, by unanimous consent, adopted a resolution ratifying the proposed acquisition of the FIMI Companies, subject to the completion of satisfactory due diligence, and the negotiation of a definitive letter of intent and definitive acquisition agreements.

     From June 1998 through August 1998, senior management of the Company and the Sellers negotiated the terms of a letter of intent for the Merger. From August 1998 to November 6, 1998, the parties negotiated the terms of the Merger Agreement. The letter of intent was approved by the Board of Directors of the Company on August 18, 1998. The Merger Agreement was executed by the parties on November 6, 1998. The Board of Directors ratified and approved the final Merger Agreement on December 23, 1998. See the section below entitled "Board Approval and Recommendation."

REASONS FOR THE MERGER

     The Merger is designed to accomplish several objectives of the Company, including the following:

          (1) The Merger will bring to the Company an experienced management team specializing in the marketing of insurance and securities products through banking channels, who have a proven, successful track record in the insurance industry, and who are expected to continue to build a strong management team to operate the Company.

          (2) The Merger is expected to bring operating profits to the Company, through the earnings of the FIMI Companies.

          (3) The Merger is expected to bring operating efficiencies to the Corporation by reducing costs and utilizing both companies' existing production capacity more efficiently.

          (4) The Merger is expected to provide the Company with a more solid financial and managerial base on which to make future acquisitions in the Company's industry and insurance industry.

          (5) The Merger is expected to increase the capital and earnings of the Company, which are expected to assist the Company in maintaining its listing on the Nasdaq SmallCap Market.

BOARD APPROVAL AND RECOMMENDATIONS

     At a meeting held on December 23, 1998, the Board of Directors, all members being present, unanimously (i) determined that the Merger and the transactions contemplated by the Merger Agreement are advisable and in the best interests of the Company and its shareholders, (ii) approved the form and terms of the Merger Agreement and the other documents required thereunder, and (iii) approved the other transactions contemplated by the Merger Agreement. In reaching its determinations, the Board consulted the Company's management and legal counsel and considered a number of factors, including the following:

          (1) the Company's financial condition, results of operations and business prospects;

          (2) the FIMI Companies' financial conditions, results of operations and business prospects;

          (3) the Selling Shareholders' perceived ability to effectively direct the growth of the insurance and securities related activities of the FIMI Companies;

          (4) current industry, economic, and market conditions;

          (5) the likelihood that the Merger could be consummated;

          (6) the structure of the transaction and the terms of the Merger Agreement; and

          (7) the compatibility of the corporate cultures and operating philosophies of the Company and the FIMI Companies and the synergies that the Merger would bring.

     In view of the wide variety of factors it considered in evaluating the Merger, the Board of Directors did not find it practicable to quantify, and did not quantify, or otherwise attempt to assign relative weights to the specific factors it considered in reaching its decision in favor of the Merger.

     The HomeCom Board also discussed certain potentially negative factors in connection with the Merger. These included, among others, the expansion into a new business with which HomeCom has little prior experience; the potential difficulties of integrating the operations of the FIMI Companies with the Company; the significant costs involved in connection with completing the merger; the substantial time and effort of HomeCom management required to implement the Merger, integrate the business of the FIMI Companies with the Company and manage the increases size of the combined business; the risk that the anticipated benefits of the Merger might not be fully realized; and the dilution of current HomeCom shareholders holdings of HomeCom Common Stock. The HomeCom Board believes that the benefits and advantages of the Merger outweigh these potentially negative factors.

     The Company did not obtain an opinion by a financial advisor regarding the fairness of the Merger due to the high costs and expenses associated with such an opinion as well as the confidence of the Company's management and the Board of Directors with the terms of the Merger Agreement.

     THE BOARD OF DIRECTORS BELIEVES THAT THE CONSUMMATION OF THE MERGER IS IN THE BEST INTERESTS OF THE COMPANY AND THE SHAREHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND RELATED SHARE ISSUANCE.

     The Board of Directors believes that the Merger represents an attractive strategic fit between two companies with complementary business strategies, as well as complementary operations and geographic markets. The Board of Directors believes that the Merger represents an opportunity to become a leader in online insurance sales through the banking, credit union, brokerage, and other financial institution channels.

     The Board of Directors believes that the combined company will have greater financial strength, operational efficiencies, earning power, and growth potential than either the Company or the FIMI Companies would have on its own. The Board of Directors also believes that the Merger combines the internet software solutions prowess of the Company with the banking, credit union, brokerage and financial institutions, and insurance marketing expertise of the FIMI Group. In this regard, the Board of Directors reviewed a number of potential benefits of the Merger which it believed would contribute to the success of the combined company, and thus inure to the benefit of the Company's stockholders, including the following:

     Synergies of the Combined Company. The Board of Directors believes that the Merger will produce a number of important synergies, including (i) reduced product delivery costs as a result of the utilization of new software solutions and the internet; (ii) reduced costs as a percentage of revenues resulting from the combination of sales forces; and (iii) reduced general and administrative expenses as a result of the opportunity to leverage certain financial administrative and sales support functions over the larger operation and the elimination of duplicate costs.

     Combination of the Most Favorable Attributes of the Companies. The combined company will be able to take advantage of the best personnel and best software and operating systems and practices currently employed by the Company and the FIMI Companies. The Board of Directors believes that the combination of the Company's resources, which include Personal Internet Banker(TM), Harvey(TM), and One to One Marketing, with the multi-state insurance agency network and banking relationships of the FIMI Companies will create an organization which can competitively offer banks a more efficient delivery system for the offer and sale of insurance products.

REASONS FOR SUBMITTING THE TRANSACTION TO A SHAREHOLDER VOTE

     Section 7.1 of the Merger Agreement requires the Company to convene a meeting of the Company's stockholders for the purpose of, among other things, approving the transactions contemplated by the Merger Agreement. In addition, requirements for the Company's continued listing on the Nasdaq SmallCap Market require that the share issuance pursuant to the Merger be approved by the Company's stockholders. If the stockholders do not approve Proposal One, the Merger Agreement will automatically terminate and the Merger will not be consummated.

                               THE SHARE ISSUANCE

     Pursuant to the Merger Agreement, the Company will issue 1,252,174 shares of Common Stock to the Sellers (the "MERGER SHARES") in the Merger. The Merger Shares issued in connection with the Merger will have the same rights, preferences, and privileges as the shares of Common Stock currently outstanding. Holders of the Merger Shares will have no preemptive rights to acquire additional Common Stock of the

Company. For a description of the Merger, the Merger Consideration, restrictions on the ability of the Sellers to transfer the Merger Shares, and the reasons for the Merger, see the above sections entitled "Summary of the Merger" and "Special Factors."

     As of the record date of the Meeting, there were 5,097,397 shares of Common Stock of the Company outstanding. The issuance of the Merger Shares in the Merger will dilute the percentage interest in the Company of the Company's current stockholders by approximately 20%, from 100% to 80%, and will result in the Sellers owning an aggregate of 1,252,174 shares (or approximately 20%) of the Company's Common Stock.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL ONE.

                                  PROPOSAL TWO

                             ELECTION OF DIRECTORS

     The Certificate of Incorporation provides that the Board of Directors shall consist of not fewer than three directors nor more than nine, with the exact number determined by resolution of a majority of the Board of Directors or by the affirmative vote of the holders of at least 75% of all outstanding shares entitled to vote as a single class. The Board of Directors currently consist of seven directors, divided into three classes of directors serving staggered three-year terms. At the Meeting, two directors will be elected to Class I, each for a three-year term. As described below, the Board of Directors' nominees for Class I are Dr. Gregory Abowd and Claude A. Thomas.

     Unless otherwise instructed on the proxy, properly executed proxies will be votes for the election of Dr. Abowd and Mr. Thomas as directors. The Board of Directors believes that such nominees will stand for reelection and will serve if elected. However, if Mr. Abowd or Mr. Thomas fails to stand for reelection or is unable to accept election, proxies will be votes by the proxy holders for the election of such other person as the Board of Directors may recommend. Nominees for election as directors are nominated by a majority of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ITS NOMINEES FOR
                                   DIRECTOR.

              INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS

     The following table sets forth certain information regarding the Board of Director's nominee for election as director and those directors who will continue to serve as such after the Annual Meeting.

                                            AGE AT                   PRESENT POSITION
NAME                                   DECEMBER 31, 1998               WITH COMPANY
----                                   -----------------             ----------------
NOMINEES
Dr. Gregory Abowd, Ph.D.(1)..........          34          Director
Claude A. Thomas(1)..................          56          Director
CONTINUING DIRECTORS
Harvey W. Sax(3).....................          47          President, Chief Executive Officer
                                                           and  Director
Nat Stricklen(3).....................          55          Senior Vice President and Director
Krishan H. Puri(2)...................          33          Executive Vice President and Director
Gia Bokuchava, Ph.D.(2)..............          34          Chief Technical Officer and Director
Roger J. Nebel(2)....................          45          Vice President and Director

---------------

(1) Member of Audit and Compensation Committees.
(2) Class II Director who shall serve until the 1999 Annual Meeting.
(3) Class III Director who shall serve until the 2000 Annual Meeting.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The names of the directors and executive officers of the Company, their ages as of December 31, 1998 and certain information about them are set forth below.

NAME                                        AGE                     POSITION
----                                        ---                     --------
Harvey W. Sax.............................    47   President, Chief Executive Officer and
                                                   Director
Nat Stricklen.............................    55   Senior Vice President and Director
Krishan H. Puri...........................    33   Executive Vice President and Director
Gia Bokuchava, Ph.D.......................    34   Chief Technical Officer and Director
Roger J. Nebel............................    45   Vice President and Director
Norman H. Smith...........................    35   Chief Financial Officer
Gregory Abowd, Ph.D.(1)...................    34   Director
Claude A. Thomas(1).......................    56   Director

---------------

(1) Member of the Audit and Compensation Committees.

     The principal occupations for the past five years or more of the nominees for director and the five directors whose term of office will continue after the Annual Meeting are set forth below.

     Gregory Abowd, Ph.D., has been an assistant professor in the College of Computing at the Georgia Institute of Technology since August 1994, where he is a member of the Software Systems Design Group. From October 1989 until August 1994, Dr. Abowd held post-doctoral positions with the Human Computer Interaction Group at the University of York in England (October 1989 until September 1992) and with the Software Engineering Institute and Computer Science Department at Carnegie Mellon University (September 1992 until August 1994). From October 1989 until September 1992, Dr. Abowd was a student at the University of Oxford, where he attended as a Rhodes Scholar. Dr. Abowd received a Bachelor of Science degree in Mathematics from the University of Notre Dame in 1986 and a Master of Science degree in Computation and a Doctorate of Philosophy in Computation from the University of Oxford in 1987 and 1991, respectively. Dr. Abowd has been a member of the Board of Directors since September 1996.

     Claude A. Thomas is a principal of Ambassador Capital Corporation, an investment banking firm specializing in emerging technology companies. In his present position, Mr. Thomas assists electronic commerce and emerging technology companies with financing, business strategies, strategic alliances and financial restructuring. From 1994-1997, he was Executive Vice President, Corporate Development and Software Solutions for CheckFree Corporation (NASDAQ: CKFR). Previously, he held positions as CEO of International Banking Technologies and other subsidiaries of First Financial Management (now FirstData Corporation,
NYSE: FDC). He started his 30-year career with Electronic Data Systems (NYSE:
EDS) in the Wall Street division, and subsequently held executive positions with Coopers & Lybrand and Digital Equipment Corporation. Mr. Thomas holds a BE cum laude in Chemical Engineering from Vanderbilt University and an MBA in Marketing and Finance with honors from Washington University. Mr. Thomas has been a member of the Board of Directors since February 1998.

     Harvey W. Sax is a founder of the Company and has served as President and Chief Executive Officer of the Company since January 1995 and as Chairman of the Board of Directors since September 1997. He was Secretary of the Company from December 1994 until January 1995. From October 1994 until December'1995, when he began working as a full-time employee of the Company, Mr. Sax served as a Vice President of Oppenheimer & Co., Inc. From February 1993 until September 1994, Mr. Sax served as a Senior Vice President of D. Blech & Co. From July 1992 until February 1993, Mr. Sax was a Vice President of PaineWebber, Inc. From January 1989 until July 1992, Mr. Sax was a Vice President of Bear, Stearns & Co. Inc. Mr. Sax received a Bachelor of Arts degree from Emory University in 1972. Mr. Sax has been a member of the Board of Directors since December 1994.

     Nat Stricklen has served as Senior Vice President of the Company since January 1996. Mr. Stricklen was President of the Company from December 1994 until January 1995, and Vice President and Secretary of the Company from January 1995 until January 1996. For more than 25 years prior to joining the Company in December 1994, Mr. Stricklen was employed by IBM where from 1988 until November 1994 he was the senior product manager for the IBM Link product used for electronic communication for IBM employees and business partners. Mr. Stricklen was a member of the team that developed the original IBM Internet home page. Mr. Stricklen received a Bachelor of Science degree in Data Processing and Application Systems Design from Washington University in 1975. Mr. Stricklen has been a member of the Board of Directors since December 1994.

     Krishan H. Puri has served as Executive Vice President of the Company since February 1996, and was a member of its former Board of Advisors from May 1995 until August 1996. From March 1994 until January 1996, Mr. Puri was a Senior Management Consultant with Deloitte & Touche Consulting Group in its telecommunications practice. From March 1992 until March 1994, Mr. Puri served as a Senior Engineer for International Communications Network Services for British Telecom and MCI's Concert joint venture in Atlanta, Georgia. From March 1990 until March 1992, Mr. Puri was a network analyst with Sprint Corporation, a long distance telecommunications company. Mr. Puri received a Bachelor of Science degree in Electrical Engineering from Georgia Institute of Technology in 1987 and a Master of Business Administration degree from Georgia State University in 1992. Mr. Puri has been a member of the Board of Directors since September 1996.

     Gia Bokuchava, Ph.D., has served as the Company's Chief Technical Officer since August 1995. Dr. Bokuchava served as a visiting professor at Emory University from September 1994 until August 1995 and was employed by the National Library of Medicine, assisting in the development of Internet based applications, from January 1995 until August 1995. From July 1990 until September 1994, Dr. Bokuchava was the Director of The Computer Center at the Institute of Mechanical Engineering at Georgia Technical University, Tblisi, Georgia (formerly a part of the Soviet Union). Dr. Bokuchava has taught computer science as a visiting associate professor at the Universities of Moscow and China. Dr. Bokuchava received a doctorate in theoretical physics from Georgia Technical University, Tblisi, in 1990. Dr. Bokuchava has been a member of the Board of Directors since September 1996.

     Roger J. Nebel has served as Vice President of the Company since August 1996. From May 1991 until July 1996, Mr. Nebel was a Department Manager (May 1991 to February 1993) and Senior Manager -- Enterprise Assurance (March 1993 to July 1996) for PRC, Inc., a subsidiary of Litton Industries, Inc., which provides information technology consulting and systems integration services for governments and businesses. Mr. Nebel received a Bachelor of Science degree in Engineering from California Coast University in 1990 and a Master of Science degree in Management from National-Louis University in 1993. Mr. Nebel has been a member of the Board of Directors since September 1996.

     Norman H. Smith has served as Chief Financial Officer of the Company since May 1997. Before joining the Company, Mr. Smith was employed by First Image Management Company, a division of First Data Corporation (NYSE: FDC), from January 1990 to May 1997. Mr. Smith served in a number of accounting and finance positions with First Image, most recently as Executive Director of Finance for the Data Acquisition Division based in Lexington, Kentucky. Prior to that, Mr. Smith was employed by Deloitte & Touche as a Senior Accountant in its audit practice. Mr. Smith received a Master of Business Administration from Xavier University in 1991 and a Bachelor of Business Administration from Eastern Kentucky University in 1985.

     The Company's Board of Directors is divided into three classes. The Class I directors (Dr. Abowd and Mr. Thomas) serve until the 1998 Annual Meeting of Stockholders, the Class II directors (Dr. Bokuchava and Messrs. Puri and Nebel) serve until the 1999 Annual Meeting of Stockholders and the Class III directors (Messrs. Sax and Stricklen) serve until the 2000 Annual Meeting of Stockholders. Upon election, each class serves a three-year term. The classification of the Board of Directors could have the effect of making it more difficult for a third party to acquire control of the Company. Officers are elected at the first Board of Directors meeting following the stockholders meeting at which directors are elected, and officers serve at the discretion of the Board of Directors. Each executive officer of the Company was chosen by the Board of Directors and serves at the pleasure of the Board of Directors until his or her successor is appointed or until his or her earlier resignation or removal. There are no family relationships between any of the directors or executive officers of the Company.

BOARD COMMITTEES

     The Board of Directors has two standing committees: a Compensation Committee and an Audit Committee. The Compensation Committee provides recommendations to the Board of Directors concerning salaries and incentive compensation for officers and employees of the Company. The Audit Committee recommends the Company's independent auditors and reviews the results and scope of audit and other accounting-related services provided by such auditors.

MEETINGS AND ATTENDANCE

     The full Board of Directors met nine (9) times and the Compensation Committee one (1) time during 1997. The Audit Committee did not meet during 1997. All of the directors attended at least 75% of the meetings of the full Board of Directors and of the Board Committees on which he served during 1997.

DIRECTOR COMPENSATION

     Directors do not receive any cash compensation for their services as members of the Board of Directors but are reimbursed for their reasonable travel expenses in attending Board of Directors and committee meetings. Directors who are not employees of the Company are eligible to receive automatic grants of stock options under the Company's Non-Employee Directors Stock Option Plan, and may receive additional grants of options under such plan at the discretion of the Compensation Committee of the Board of Directors. See "Stock Option
Plan -- Non-Employee Directors Stock Option Plan." The Company may in the future establish a policy for compensating members of the Board of Directors for attending Board of Directors or committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1995, compensation of executive officers of the Company was determined by Harvey W. Sax, the Company's President and Chief Executive Officer. In September 1996, the Company established a Compensation Committee to review the performance of executive officers, establish overall employee compensation policies and recommend salaries and incentive compensation for officers and employees of the Company. No member of the Compensation Committee is or will be an executive officer of the Company.

EXECUTIVE COMPENSATION

     The following table sets forth the total compensation paid or accrued by the Company in 1997 for its Chief Executive Officer and each executive officer of the Company whose total annual salary and bonuses determined at December 31, 1997 exceeded $100,000 (each, a "Named Executive Officer").

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                    COMPENSATION AWARDS
                                              ANNUAL COMPENSATION   --------------------
                                              -------------------   NUMBER OF SECURITIES    ALL OTHER
NAME AND PRINCIPAL POSITION                    SALARY      BONUS     UNDERLYING OPTIONS    COMPENSATION
---------------------------                   ---------    ------   --------------------   ------------
Harvey W. Sax...............................  $152,998     $   0           10,000           $       0
  President, Chief Executive Officer
Krishan Puri................................  $169,844     $   0           25,000           $       0
  Executive Vice-President
Roger Nebel.................................  $108,333     $   0           20,000           $       0
  Vice-President
Gia Bokuchava, Ph.D.........................  $170,663     $   0           25,000           $       0
  Chief Technical Officer And Director

     As of December 31, 1997, the annual salaries for the Company's executive officers were as follows: Harvey W. Sax, President and Chief Executive Officer ($135,000); Nat Stricklen, Senior Vice President, Sales and Marketing, ($75,000); Norm Smith, Chief Financial Officer ($75,000); Krishan Puri, Executive Vice President ($100,000); Gia Bokuchava, Ph.D., Chief Technical Officer ($90,000); and Roger Nebel, Vice President ($100,000). Pursuant to the employment agreements with Dr. Bokuchava and Mr. Puri, each is eligible to receive cash bonuses to repay certain promissory notes issued by them to the Company in connection with their purchase of shares of Common Stock from the Company in August 1996. See "Certain Transactions." Each of the Company's executive officers also is eligible to receive cash bonuses to be awarded at the discretion of the Compensation Committee of the Board of Directors.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning options granted to the Named Executive Officer during the year ended December 31, 1997:

                                                     INDIVIDUAL GRANTS
                       -----------------------------------------------------------------------------
                                                                               POTENTIAL REALIZABLE
                                                                                 VALUE AT ASSUMED
                                                                                  ANNUAL RATES OF
                                                                                       STOCK
                       NUMBER OF                   EXERCISE                     PRICE APPRECIATION
                       SECURITIES   PERCENT OF     OR BASE                              FOR
                       UNDERLYING  TOTAL GRANTED    PRICE                             OPTION
                        OPTIONS    TO EMPLOYEES      FOR                       ---------------------
  EXECUTIVE OFFICER     GRANTED     FISCAL YEAR     SHARE    EXPIRATION DATE      5%         10%
---------------------  ----------  -------------   --------  ----------------  ---------  ----------
Harvey Sax...........      10,000      1.64%          $4.06  November 4, 2007   25,533      64,706
Krishan Puri.........       5,000                     $6.00     June 18, 2007
                           20,000                     $4.06  November 4, 2007
                           25,000      4.10%                                    69,933     177,224
Roger Nebel..........       5,000                     $6.00       May 6, 2007
                            5,000                     $6.00     June 18, 2007
                           10,000                     $4.06  November 4, 2007
                           20,000      3.28%                                    63,267     160,330

                                                     INDIVIDUAL GRANTS
                       -----------------------------------------------------------------------------
                                                                               POTENTIAL REALIZABLE
                                                                                 VALUE AT ASSUMED
                                                                                  ANNUAL RATES OF
                                                                                       STOCK
                       NUMBER OF                   EXERCISE                     PRICE APPRECIATION
                       SECURITIES   PERCENT OF     OR BASE                              FOR
                       UNDERLYING  TOTAL GRANTED    PRICE                             OPTION
                        OPTIONS    TO EMPLOYEES      FOR                       ---------------------
  EXECUTIVE OFFICER     GRANTED     FISCAL YEAR     SHARE    EXPIRATION DATE      5%         10%
---------------------  ----------  -------------   --------  ----------------  ---------  ----------
Gia Bokuchava,
  Ph.D...............       5,000                     $6.00     June 18, 2007
                           20,000                     $4.06  November 4, 2007
                           25,000      4.10%                                    69,933     177,224

OPTION EXERCISES IN LAST FISCAL AND YEAR-END OPTION VALUES

     The following table sets forth the aggregate dollar value of all options exercised, and the total number of unexercised options held, on December 31, 1997 by the Named Executive Officer:

                                                  NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                 UNDERLYING UNEXERCISED             IN-THE-MONEY
                          SHARES                       OPTIONS AT                    OPTIONS AT
                         ACQUIRED                   DECEMBER 31, 1997             DECEMBER 31, 1997
                            ON       VALUE     ---------------------------   ---------------------------
   EXECUTIVE OFFICER     EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------  --------   --------   -----------   -------------   -----------   -------------
Harvey Sax.............     0          0            0           10,000            0          $115,025
Krishan Puri...........     0          0            0           25,000            0           389,063
Roger Nebel............     0          0            0           20,000            0           311,250
Gia Bokuchava, Ph.D....     0          0            0           25,000            0           389,063

EMPLOYMENT AGREEMENTS

     The Company has entered into an employment agreement with Harvey W. Sax, its President and Chief Executive Officer, which provides a five year term commencing on January 1, 1996, subject to automatic extension for an additional one year on each one-year anniversary of the agreement. This employment agreement is subject to early termination as provided therein, including termination by the Company "for cause" (as defined in the employment agreement). The employment agreement provides for an annual base salary of $150,000, and for bonus compensation to be awarded at the discretion of the Compensation Committee of the Board of Directors.

STOCK OPTION PLANS

     Employee Stock Option Plan. The Company's Stock Option Plan (the "Stock Option Plan") was adopted by the Company's stockholders in September 1996. The purpose of the Stock Option Plan is to provide incentives for officers and key employees to promote the success of the Company, and to enhance the Company's ability to attract and retain the services of such persons. The Company has reserved 600,000 shares of Common Stock for issuance under the Stock Option Plan. Options granted under the Stock Option Plan may be either (i) options intended to qualify as "incentive stock options" under Section 422 of the Code or (ii) non-qualified stock options. Stock options may be granted under the Stock Option Plan for all employees of the Company, or of any present or future subsidiary or parent of the Company. The Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to determine exercise prices applicable to the options, the eligible employees or consultants to whom options may be granted, the number of shares of Common Stock subject to each option and the terms upon which options are exercisable. The Compensation Committee has the authority to interpret the Stock Option Plan and to prescribe, amend and rescind the rules and regulations pertaining to the Stock Option Plan. No option is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by such optionee.

     Any incentive stock option that is granted under the Stock Option Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant (or less than 110% of fair market value in the case of holders of 10% or more of the total combined voting power of all classes of stock of the Company or a subsidiary or parent of the Company). Non-qualified stock options may be granted at the exercise price established by the Compensation Committee, which will not be less than 85% of the fair market value of the Common Stock on the date of grant.

     Each option granted under the Stock Option Plan is exercisable for a period not to exceed ten years from the date of grant (or five years in the case of a holder of 10% or more of the total combined voting power of all classes of stock of the Company or a subsidiary or parent of the Company) and shall lapse upon expiration of such period, or earlier upon termination of the recipient's employment with the Company, or as determined by the Compensation Committee.

     As of December 31, 1998, options to purchase 573,360 shares of Common Stock were outstanding under the Stock Option Plan at exercise prices ranging from $1.91 to $8.06 per share and at a weighted average exercise price of $4.21 per share. All outstanding options vest 25% per year from their date of grant.

     Non-Employee Directors Stock Option Plan. The Company's Non-Employee Directors Stock Option Plan (the "Non-Employee Directors Plan") was adopted by the Company's stockholders in September 1996 and amended in October 1996. The Company has reserved 300,000 shares of Common Stock for issuance under the Non-Employee Directors Plan.

     The Non-Employee Directors Plan provides for the automatic granting of non-qualified stock options to directors who are not officers or employees of the Company ("Non-Employee Directors"). Each Non-Employee Director who is first appointed or elected to the Board of Directors is granted an option to purchase 10,000 shares of Common Stock. Also, each Non-Employee Director automatically receives an option to purchase 5,000 shares of Common Stock on the date of each annual meeting of the Company's stockholders. The Non-Employee Directors Plan also allows the Compensation Committee to make extraordinary grants of options to Non-Employee Directors. All options granted under the Non-Employee Directors Plan vest 50% per year of service by the Non-Employee Director on the Board of Directors. No option is transferable by the optionee other than by will or laws of descent and distribution, and each option is exercisable, during the lifetime of the optionee, only by such optionee. The exercise price of all options will be the fair market value of the shares of Common Stock on the date of grant, and the term of each option may not exceed seven years. The Non-Employee Directors Plan will continue in effect for a period of ten years unless sooner terminated by the Board of Directors.

     During September 1996, Dr. Abowd was granted an option under the Non-Employee Directors Plan to purchase 10,000 shares of Common Stock at an exercise price of $6.50 per share. During February 1998, Mr. Thomas was granted an option under the Non-Employee Directors Plan to purchase 10,000 shares of Common Stock at an exercise price of $2.18 per share.

     Employee Stock Purchase Plan. The Company's Employee Stock Purchase Plan (the "Stock Purchase Plan") became effective on March 1, 1997. A total of 150,000 shares of Common Stock have been reserved for issuance under the Stock Purchase Plan. The Stock Purchase Plan is intended to qualify under Section 423 of the Code. The purpose of the Stock Purchase Plan is to encourage and enable employees of the Company to acquire a proprietary interest in the Company through ownership of shares of Common Stock. Eligible employees of the Company will purchase shares of Common Stock at 85% of fair market value and the Company will partially subsidize purchases under the Stock Purchase Plan and will pay the expenses of its administration.

     An employee electing to participate in the Stock Purchase Plan must authorize a stated dollar amount or percentage of the employee's regular pay to be deducted by the Company from the employee's pay during each of four quarterly payroll deduction periods (each a "Purchase Period"). Purchase Periods begin on January 1, April 1, July 1 and October 1 of each calendar year during which the Stock Purchase Plan is in effect. The Company is deemed on the last day of each Purchase Period to have granted a purchase right to each participant as of the first day of the Purchase Period to purchase as many full and fractional shares of

Common Stock as can be purchased with the participant's payroll deductions. On the last day of the Purchase Period, the participant will be deemed to have exercised this option, at the option price, to the extent of such participant's accumulated payroll deductions. In no event, however, may the participant purchase Common Stock having a fair market value (measured on the first business day of the Purchase Period) of greater than $25,000 during a calendar year. The option price under the Stock Purchase Plan is equal to 85% of the fair market value of the Common Stock on either the first business day or the last business day of the applicable Purchase Period, whichever is lower.

     The initial Purchase Period under the Stock Purchase Plan began on July 1, 1998 (the "Initial Purchase Period"). With respect to the Initial Purchase Period, an employee electing to participate in the Stock Purchase Plan may authorize a stated dollar amount of the employee's regular pay to be deducted by the Company from the employee's pay during the Initial Purchase Period, or the employee may make a direct cash contribution to his or her account under the Stock Purchase Plan. On the last day of the Initial Purchase Period, the Company will be deemed to have granted a purchase right to each participant to purchase as many full and fractional shares of Common Stock as can be purchased with the participant's payroll deductions and cash contributions, as of the first business day after the date of this Prospectus. For each Purchase Period after the Initial Purchase Period, the employee may purchase shares only through payroll deductions.

     Employees of the Company who have completed six full months of service with the Company and whose customary employment is more than 20 hours per week and five or more months per calendar year are eligible to participate in the Stock Purchase Plan. An employee may not be granted an option under the Stock Purchase Plan if after the granting of the option such employee would be deemed to own 5% or more of the combined voting power of value of all classes of stock of the Company. As of December 31, 1998, approximately 38 employees are eligible to participate in the Stock Purchase Plan, and as of such date, 10 employees are participating in the Plan. An employee's rights under the Stock Purchase Plan may not be assigned, transferred, pledged or otherwise disposed of, except by will or the laws of descent and distribution. An employee's rights under the Stock Purchase Plan terminate upon termination of his or her employment for any reason, including retirement. Upon such termination, the Company will refund the employee's payroll deductions or contributions made during the Purchase Period.

     An employee may not sell shares of Common Stock purchased under the Stock Purchase Plan until the first day of the second Purchase Period following the Purchase Period in which the option for such shares was granted.

     The Stock Purchase Plan is administered by the Compensation Committee. No member of the Board of Directors will be eligible to participate in the Stock Purchase Plan during the period he or she serves as a member of the Compensation Committee. The Compensation Committee may terminate or amend the Stock Purchase Plan at any time. However, any termination or amendment may not affect or change purchase rights previously granted under the Stock Purchase Plan without the consent of the affected participants. Also, any amendment that materially increases the benefits or number of shares under the Stock Purchase Plan (except for adjustments due to changes in the Company's capital structure) or that materially modifies the eligibility requirements of the Stock Purchase Plan will be subject to stockholder approval. If not sooner terminated by the Compensation Committee, the Stock Purchase Plan will terminate at the time that all authorized shares of Common Stock reserved for grant under the Stock Purchase Plan have been purchased.

     401(k) Profit Sharing Plan. The Company's Board of Directors has approved the adoption of a 401(k) Profit Sharing Plan (the "401(k) Plan") which is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Code. This plan was implemented in March 1998. In general, all employees of the Company will be eligible to participate. The 401(k) Plan includes a salary deferral arrangement pursuant to which participants may contribute amounts not to exceed limitations imposed by the Code. Subject to certain Code limitations, the Company may make a matching contribution of up to $1,000 of the salary deferral contributions of participants at a rate of 50% of the participant's contributions, up to 4% of the participant's salary. The Company may also make an additional contribution to the 401(k) Plan each year at the discretion of the Board of Directors. Separate accounts are maintained for each participant in the 401(k) Plan. The portion of a participant's account attributable to his or her own contributions will be 100% vested.

The portion of the account attributable to Company contributions (including matching contributions) will vest after 5 years of service with the Company. Distributions from the 401(k) Plan may be made in the form of a lump-sum cash payment or in installment payments.

AGREEMENTS WITH EMPLOYEES

     Principal employees of the Company, including executive officers, are required to sign an agreement with the Company (i) restricting the ability of the employee to compete with the Company during his or her employment and for a period of eighteen months thereafter, (ii) restricting solicitation of customers and employees following employment with the Company, and (iii) providing for ownership and assignment of intellectual property rights to the Company.

                               PERFORMANCE GRAPH

     The graph set forth below compares the change in the Company's cumulative total stockholder return on its Common Stock (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the period indicated, assuming dividend reinvestment, and (B) the difference between the Company's share price at the end of the period and May 8, 1997, the date of the Company's initial public offering; by (ii) the share price at May 8, 1997) with the cumulative total return of The NASDAQ Computer Stocks Index (IXCO) (assuming the investment of $100 in the Company's Common Stock, the NASDAQ Computer Stocks Index on May 8, 1997, and reinvestment of all dividends). The Company has paid no dividends to date.

                                    [TABLE]

                     Measurement Period
                   (Fiscal Year Covered)                            HCOM              IXCO
05/08/97                                                                100.00            100.00
05/31/97                                                                102.08            104.16
06/30/97                                                                106.25            103.95
07/31/97                                                                 70.83            122.15
08/31/97                                                                 41.67            120.42
09/30/97                                                                 54.17            123.11
10/31/97                                                                 72.92            114.36
11/30/97                                                                139.58            116.46
12/31/97                                                                259.38            108.35

                              CERTAIN TRANSACTIONS

     During the period December 1994 through December 1995, Harvey W. Sax, the Company's President and Chief Executive Officer, loaned a total of approximately $63,497 to the Company pursuant to a promissory note payable by the Company on September 12, 2000, which accrues interest at the prime rate plus 1% per annum. The Company used approximately $56,000 of the net proceeds of its initial public offering to repay the remaining outstanding amounts owed under this promissory note in May 1997.

     In February 1996, in connection with a recapitalization of the Common Stock, the Company issued 787,844 shares of Common Stock to Harvey W. Sax, its President and Chief Executive Officer and then its sole stockholder, for $.001 per share. In December 1994, the Company granted Nat Stricklen, a co-founder and director of the Company, an option to acquire, for an aggregate exercise price of $10.00, shares of Common Stock which, when issued, would represent approximately 10% of the issued and outstanding Common Stock. Mr. Stricklen exercised this option in February 1996 and received 93,070 shares of Common Stock.

     In February 1996, the Company (i) sold for $.0001 per share 335,052 shares to Margery Germain; and (ii) issued to Mark Germain for $200,000 an unsecured promissory note due September 1997 in the principal amount of $200,000 and bearing interest at the rate of 8% per annum. Pursuant to the terms of the promissory note with Mr. Germain, in May, 1997 the Company issued Mr. Germain 33,333 shares of Common Stock in repayment of the $200,000 outstanding principal balance of this note.

     Mr. David A. Blech, Mrs. Esther Blech and the Edward A. Blech Trust (collectively the "Blech Interests") have agreed in writing with the Nasdaq Stock Market, Inc. that, for a period of three years from the date of their original purchases of securities from the Company, none of them will sell, transfer, assign, pledge or hypothecate any shares of Common Stock. Gifts of shares of the Common Stock are permitted provided that the recipient of such gift agrees in writing to be bound by the terms of the agreement. The Blech Interests further agreed that while the Common Stock is listed on any Nasdaq market, there will be no financial relationship between David Blech or any of the foregoing Blech Interests, on the one hand, and the Company, on the other hand; that the direct or indirect ownership of shares of Common Stock held by Mr. David A. Blech and/or the Blech Interests may not exceed 5% of the Common Stock; and that there may be no advisory relationship between Mr. David A. Blech and the Company. To the best of the Company's knowledge and belief, the Blech Interests beneficially own less than 5% of the Common Stock.

     In August 1996, Harvey W. Sax, the Company's President and Chief Executive Officer, contributed 3,956 shares of Common Stock to the Company.

     In August 1996, the Company issued and sold to six of its employees an aggregate of 102,855 shares of Common Stock for a total of $468,004, payable through the issuance of promissory notes payable in four equal annual installments, bearing interest at 8% per annum and secured by the shares of Common Stock purchased therewith. Also in August 1996, the Company entered into employment agreements with such persons which provide that for each of the first four years of employment, the Company will issue a bonus to the employee in the amount necessary to repay the annual amount due under such promissory note (plus the taxes due by the employee as a consequence of receiving such bonus). Pursuant to the terms of the employment agreements, the Company will continue to make these annual payments if the employee is terminated other than "for cause," as defined in the employment agreements. Pursuant to the terms of the subscription agreements for such shares, if the employee's employment is terminated within such four-year period, the Company has the right to repurchase that percentage of the shares purchased by the employee which shall equal the percentage of the promissory note which is not yet due, payment for such repurchase to be made by canceling the applicable outstanding amount of the promissory note. Gia Bokuchava, Ph.D., Chief Technical Officer and a director, and Krishan Puri, Executive Vice President and a director, purchased 39,559 and 29,669 shares of Common Stock, respectively, in this transaction. Mr. Vinod Keni, a former director, purchased 3,955 shares in this transaction. The Company has agreed with Mr. Keni that all 11,865 options to acquire Common Stock held by Mr. Keni (at a weighted average exercise price of $5.16 per share) shall continue to vest as if Mr. Keni were still employed by the Company. The Company also agreed to cancel and forgive indebtedness of approximately $18,000 represented by the promissory note given by Mr. Keni to purchase such 3,955 shares and to give Mr. Keni a cash payment to cover Mr. Keni's estimated tax liability from such cancellation of indebtedness.

     In August 1996, Krishan Puri, Executive Vice President and a director, exercised a warrant to purchase 9,307 shares of Common Stock for a total exercise price of $1.00. Mr. Puri was granted the warrant in June 1995 in connection with his agreeing to serve on the Company's former Board of Advisors.

     In August 1996, HomeCom acquired all of the outstanding capital stock of HomeCom Internet Security Services, Inc. ("HISS"), a Delaware corporation formed in July 1996 to provide Internet and Intranet security system consulting services. In the transaction, the former holders of HISS's capital stock received the right to receive their pro rata share of four annual earnout payments to be paid not later than March 31 of 1998, 1999, 2000 and 2001 (each, an "Annual Earnout"). Each Annual Earnout will be one-fourth of an amount equal to 30% of HISS's gross revenues for the 12 month period ending December 31, 1997; provided, however, that (i) the amount of each Annual Earnout will be limited to the amount of HISS's net profits for the 12-month period ended December 31 immediately preceding the payment date (the "Profit Cap"), (ii) amounts not paid in a year as a result of the Profit Cap will be carried forward to the subsequent year, and (iii) amounts not paid in the fourth year as a result of the Profit Cap will be forfeited. Each Annual Earnout can be paid in whole or in part in cash or, at HomeCom's option, in shares of Common Stock based upon the average trading price of the Common Stock for the ten trading days immediately preceding payment of the Annual Earnout. An Annual Earnout will not be paid if the recipient is then in violation of the non-solicitation and non-competition provisions contained in the Stock Purchase Agreement to which the former holders of HISS's capital stock are subject. Roger Nebel, Vice President and a director of the Company, owned 48% of HISS's outstanding capital stock and will be entitled to receive 48% of the Annual Earnouts. HISS was merged with and into the Company on September 11, 1996.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than 10% of a registered class of the Company's equities securities, to file reports of ownership and changes in ownership with the SEC and the NASD. Officers, directors and greater than 10% stockholders are also required by SEC regulations to furnish the company with copies of all Section 16(a) forms they file.

     Based solely on its review of copies of such forms received by it, the Company believes that, during the period January 1, 1997, to December 31, 1997 all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

                 APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF
                    INCORPORATION TO INCREASE THE NUMBER OF
                       AUTHORIZED SHARES OF COMMON STOCK
                                (PROPOSAL THREE)

     On August 31, 1998, the Board of Directors adopted an amendment to Article IV of the Articles of Incorporation, subject to stockholder approval at the Special Meeting, to increase the number of authorized shares of Common Stock to 100,000,000 shares from 15,000,000 shares and substantially in the form included in Appendix "C" hereto. The Board of Directors recommends that the stockholders of the Company adopt Proposal Three. If Proposal Three is approved by the stockholders at the Special Meeting, the proposed amendment to the Certificate of Incorporation will become effective upon the filing of the Certificate of Amendment of Certificate of Incorporation with the Secretary of State of the State of Delaware, which is expected to occur promptly after the Special Meeting. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of approving the proposed amendment to Article IV of the Certificate of Incorporation to increase the number of authorized shares of Common Stock to 100,000,000. The affirmative vote of a majority of the voting rights of the shares of Common Stock outstanding as of the Record Date is required to approve Proposal Three.

     The Certificate of Incorporation currently authorizes 16,000,000 shares of capital stock, divided into two classes as follows: (i) 15,000,000 shares of Common Stock; and (ii) 1,000,000 shares of serial preferred stock, par value $.01 per share (the "Preferred Stock"), of which 5,003,070 shares of Common Stock and 0 shares of Class A Preferred Stock were issued and outstanding on the Record Date. As of the Record Date, 551,360 shares of Common Stock were subject to issuance upon exercise of outstanding options previously issued by the Company.

     The Board of Directors believes that the proposed increase in the authorized shares of Common Stock is desirable to enhance the Company's flexibility in connection with possible future actions, such as stock splits, stock dividends, acquisitions, financing transactions, employee benefit plan issuances, and such other corporate purposes as may arise. Having such authorized Common Stock available for issuance in the future will give the Company greater flexibility and will allow additional shares of Common Stock to be issued without the expense and delay of a stockholders' meeting. Such a delay might deny the Company the flexibility the Board views as important in facilitating the effective use of the Company's securities. The rules of the National Association of Securities Dealers, Inc. ("NASD") currently require stockholder approval by issuers of securities quoted on the Nasdaq SmallCap Market, on which the Common Stock is currently quoted, as to the issuance of shares of common stock or securities convertible into common stock in several instances, including actions resulting in a change of control of the company, acquisition transactions involving directors, officers or substantial security holders where the present or potential issuance of such securities could result in an increase in outstanding common shares or voting power of 5% or more, acquisition transactions generally where the present or potential issuance of such securities could result in an increase in the voting power or outstanding common shares of 20% or more, and certain other sales or issuances of common stock (or securities convertible into or exercisable for common stock) in a non-public offering equal to 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. Exceptions to these rules may be made upon application to the NASD. In other instances, the issuance of additional shares of Common Stock remains within the discretion of the Board of Directors, without the requirement of further action by stockholders except as otherwise required by applicable law or any stock exchange on which the Company's securities may then be listed. The Company is not currently engaged in any negotiations with respect to the use of any shares of the additional authorized Common Stock, nor are there currently any commitments, arrangements, understandings or plans with respect to the issuance of such shares.

     If the proposal to increase the authorized shares of Common Stock is approved, the additional authorized shares will be part of the existing class of such Common Stock and will increase the number of shares of Common Stock available for issuance by the Company, but will have no effect upon the terms of the Common Stock or the rights of the holders of such shares. If and when issued, the proposed additional authorized shares of Common Stock will have the same rights and privileges as the shares of Common Stock currently outstanding. Holders of Common Stock will not have preemptive rights to purchase additional shares of Common Stock.

     The future issuance of additional shares of Common Stock on other than a pro rata basis may dilute the ownership of current stockholders. Such additional shares also could be used to block an unsolicited acquisition through the issuance of large blocks of stock to persons or entities considered by the Company's officers and directors to be opposed to such acquisition, which might be deemed to have an anti-takeover effect (i.e., might impede the completion of a merger, tender offer or other takeover attempt). In fact, the mere existence of such a block of authorized but unissued shares, and the Board's ability to issue such shares without stockholder approval, might deter a bidder from seeking to acquire shares of the Company on an unfriendly basis. While the authorization of additional shares of Common Stock might have such effects, the Board of Directors of the Company does not intend or view the proposed increase in authorized Common Stock as an anti-takeover measure, nor is the Company aware of any proposed transactions of this type.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL THREE.

                 APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF
                    INCORPORATION TO INCREASE THE NUMBER OF
                           SHARES OF PREFERRED STOCK
                                (PROPOSAL FOUR)

     On August 31, 1998, the Board of Directors adopted an amendment to Article IV of the Certificate of Incorporation, subject to stockholder approval at the Special Meeting, to increase the authorized shares of the Company's preferred stock to 10,000,000 from 1,000,000, substantially in the form included in Appendix "C" hereto. The Board of Directors recommends that the stockholders of the Company adopt Proposal Four. If Proposal Four is approved by the stockholders at the Special Meeting, the proposed amendment to the Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of the State of Delaware, which is expected to occur promptly after the Special Meeting. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of approving the proposed amendment to Article IV of the Certificate of Incorporation to increase the authorized shares of the preferred stock to 10,000,000. The affirmative vote of a majority of the voting rights of the shares of Common Stock outstanding as of the Record Date is required to approve Proposal Four.

     The Board of Directors believes that the increase in authorized preferred stock is necessary and desirable for future acquisitions and financings. Having such authorized preferred stock available for issuance in the future will give the Company greater flexibility and will allow additional shares of preferred stock to be issued without the expense and delay of a stockholders' meeting. Such a delay might deny the Company the flexibility the Board views as important in facilitating the effective use of the Company's securities. The rules of the NASD currently require stockholder approval by issuers of securities quoted on the Nasdaq SmallCap Market, on which the Common Stock is currently quoted, as to the issuance of shares of common stock or securities convertible into common stock in several instances, including actions resulting in a change of control of the company, acquisition transactions involving directors, officers or substantial security holders where the present or potential issuance of such securities could result in an increase in outstanding common shares or voting power of 5% or more, acquisition transactions generally where the present or potential issuance of such securities could result in an increase in the voting power or outstanding common shares of 20% or more, and certain other sales or issuances of common stock (or securities convertible into or exercisable for common stock) in a non-public offering equal to 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. Exceptions to these rules may be made upon application to the NASD. In other instances, the issuance of additional shares of preferred stock remains within the discretion of the Board of Directors, without the requirement of further action by stockholders except as otherwise required by applicable law or any stock exchange on which the Company's securities may then be listed. The Company is not currently engaged in any negotiations with respect to the use of any shares of the additional authorized preferred stock, nor are there currently any commitments, arrangements, understandings or plans with respect to the issuance of such shares.

     If the proposal to increase the authorized shares of preferred stock is approved, the additional authorized shares will increase the number of shares of preferred stock available for issuance by the Company, but will have no effect upon the terms of the Common Stock or the rights of the holders of such shares.

     The future issuance of additional shares of preferred stock may dilute the ownership of current stockholders. Such additional shares also could be used to block an unsolicited acquisition through the issuance of large blocks of stock to persons or entities considered by the Company's officers and directors to be opposed to such acquisition, which might be deemed to have an anti-takeover effect (i.e., might impede the completion of a merger, tender offer or other takeover attempt). In fact, the mere existence of such a block of authorized but unissued shares, and the Board's ability to issue such shares without stockholder approval, might deter a bidder from seeking to acquire shares of the Company on an unfriendly basis. While the authorization of additional shares of preferred stock might have such effects, the Board of Directors of the Company does not intend or view the proposed increase in authorized preferred stock as an anti-takeover measure, nor is the Company aware of any proposed transactions of this type.

     The Board of Directors of the Company, pursuant to the terms of the Certificate of Incorporation, as currently in effect and as proposed to be amended, has the power to determine the relative rights (which include dividend or interest rates, conversion prices, voting rights, liquidation rights, sinking fund or redemption provisions, number of shares per series and maturity dates), preferences and limitations of the shares of preferred stock to be issued from time to time. No further authorization from the Company's stockholders is required for the issuance of the shares of preferred stock.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL FOUR.

                        APPROVAL OF AN AMENDMENT TO THE
                     1996 STOCK OPTION PLAN TO INCREASE THE
                        NUMBER OF SHARES OF COMMON STOCK
                         THAT MAY BE ISSUED THEREUNDER
                                (PROPOSAL FIVE)

     On December 23, 1998, the Board of Directors adopted an amendment to the Company's 1996 Stock Option Plan, subject to stockholder approval at the Special Meeting, to increase the number of shares of Common Stock that may be issued thereunder to 2,000,000 shares from 300,000 shares and substantially in the form indexed in Appendix "D" hereto. The 1996 Stock Option Plan as proposed to be amended provides that the number of shares authorized for issuance pursuant to the plan shall at no time not exceed 20% of the total issued and outstanding shares of the Company's Common Stock. At the Special Meeting, the stockholders of the Company will be asked to consider and vote on the proposed amendment to the 1996 Stock Option Plan. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of approving the proposed amendment to the 1996 Stock Option Plan. The affirmative vote of a majority of the votes present in person or represented by proxy at the Special Meeting is required to approve Proposal Five.

     The purpose of the 1996 Stock Option Plan is to advance the interests of the Company by providing eligible individuals an opportunity to acquire or increase a proprietary interest in the Company, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Company and will encourage such eligible individuals to remain in the employ of the Company. The Board of Directors believes that stock options are important to attract and to encourage the continued employment and service of officers and other key employees by facilitating their purchase of a stock interest in the Company and that increasing the aggregate number of stock options available under the 1996 Stock Option Plan will afford the Company additional flexibility in making awards deemed necessary in the future. The only change proposed by the amendment is an increase in the number of shares that may be issued under the 1996 Stock Option Plan. The amendment does not alter the considerations of the Compensation Committee with respect to grants under the 1996 Stock Option Plan. Because the award of options is completely within the discretion of the Compensation Committee, it is not possible to determine at this time the awards that may be made to officers or other employees.

     The following is a summary description of the 1996 Stock Option Plan, which was originally approved by the stockholders of the Company effective September 11, 1996.

DESCRIPTION OF THE 1996 STOCK OPTION PLAN

     The Company has previously reserved 600,000 shares of Common Stock for issuance under the 1996 Stock Option Plan. Options granted under the 1996 Stock Option Plan may be either (i) options intended to qualify as "incentive stock options" under Section 422 of the Code or (ii) non-qualified stock options. Stock options may be granted under the 1996 Stock Option Plan for all employees of the Company, or of any present or future subsidiary or parent of the Company. The 1996 Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to determine exercise prices applicable to the options, the eligible employees or consultants to whom options may be granted, the number of shares of Common Stock subject to each option and the terms upon which options are exercisable. The Compensation Committee has the authority to interpret the 1996 Stock Option Plan and to prescribe, amend and rescind the rules and regulations pertaining to the 1996 Stock Option Plan. No option is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by such optionee.

     Any incentive stock option that is granted under the 1996 Stock Option Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant (or less than 110% if fair market value in the case of holders of 10% or more of the total combined voting power of all classes of stock of the Company or a subsidiary or parent of the Company). Non-qualified stock options may be granted at the exercise price established by the Compensation Committee, which will not be less than 85% of the fair market value of the Common Stock on the date of grant.

     Each option granted under the 1996 Stock Option Plan is exercisable for a period of not to exceed ten years from the date of grant (or five years in the case of a holder of 10% or more of the total combined voting power of all classes of stock of the Company or a subsidiary or parent of the Company) and shall lapse upon expiration of such period, or earlier upon termination of the recipient's employment with the Company, or as determined by the Compensation Committee.

     As of December 31, 1998, options to purchase 573,360 shares of Common Stock were outstanding under the 1996 Stock Option Plan at exercise prices ranging from $1.91 to $8.06 per share and at a weighted average exercise price of $4.21 per share. All outstanding options vest 25% per year from their date of grant.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL FIVE.

                                  PROPOSAL SIX

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed PricewaterhouseCoopers LLP as independent accountants to audit the consolidated financial statements of the Company for 1998. Stockholders are being asked to ratify this appointment. PricewaterhouseCoopers LLP has served the Company in this capacity since 1994. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Special Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL SIX.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table provides information as of December 31, 1998, concerning beneficial ownership of Common Stock by (1) each person or entity known by the Company to beneficially own more than 5% of the outstanding Common Stock, (2) each director and nominee for director of the Company, (3) each Named Executive Officer, and (4) all directors and executive officers of the Company as a group. The information as to beneficial ownership has been furnished by the respective stockholders, directors and executive officers of the Company and, unless otherwise indicated, each of the stockholders has indicated that they have sole voting and investment power with respect to the shares beneficially owned.

                                                                 COMMON
                                                                 STOCK       PERCENTAGE
                                                              BENEFICIALLY       OF
                NAME OF BENEFICIAL OWNER(1)                     OWNED(2)       CLASS
                ---------------------------                   ------------   ----------
Harvey W. Sax(3)............................................     847,244        16.9%
Nat Stricklen(4)............................................      70,670         1.4
Krishan H. Puri(5)..........................................      50,226         1.0
Gia Bokuchava, Ph.D.(6).....................................      46,309           *
Roger J. Nebel(7)...........................................      14,479           *
Gregory Abowd, Ph.D.(8).....................................       5,000           *
Claude A. Thomas(9).........................................          --           *
Norman H. Smith(10).........................................       6,250           *
Adar Equities, LLC(11)......................................     400,000         8.0
Mark Germain(12)............................................     350,885         7.0
Margery Germain(13).........................................     350,885         7.0
All executive officers and directors as a group (8
  persons)..................................................   1,040,178        20.8%

---------------

   * Less than 1%.
 (1) Except as otherwise noted, the street address of the named beneficial owner is Building 14, Suite 100, 3535 Piedmont Road, Atlanta, Georgia 30305.
 (2) Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares of Common Stock beneficially owned, subject to community property laws where applicable. Shares of Common Stock subject to options that are currently exercisable or exercisable within sixty days of December 31, 1998 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
 (3) Includes 2,500 shares of Common Stock issuable upon the exercise option outstanding as of December 31, 1998 at an exercise price of $4.06 per share. Excludes 7,500 shares of Common Stock issuable upon the exercise of an option outstanding as of December 31, 1998 at an exercise price of $4.06 which is not currently exercisable and which becomes exercisable more than 60 days following the date of this Prospectus.
 (4) Includes 2,500 shares of Common Stock issuable upon the exercise of an option outstanding as of December 31, 1998 at an exercise price of $4.06 per share. Excludes 11,500 shares of Common Stock issuable upon the exercise of options outstanding as of December 31, 1998 at a weighted average exercise price of $4.61 which are not currently exercisable and which become exercisable more than 60 days following the date of this Prospectus.
 (5) Includes 6,250 shares of Common Stock issuable upon the exercise of a options outstanding as of December 31, 1998 at a weighted average exercise price of $4.45 per share. Excludes 18,750 shares of Common Stock issuable upon the exercise of options outstanding as of December 31, 1998 at a weighted average exercise price of $4.45 which are not currently exercisable and which become exercisable more than 60 days following the date of this Prospectus.
 (6) Includes 6,250 shares of Common Stock issuable upon the exercise of a options outstanding as of December 31, 1998 at a weighted average exercise price of $4.45 per share. Excludes 18,750 shares of

     Common Stock issuable upon the exercise of options outstanding as of December 31, 1998 at a weighted average exercise price of $4.45 which are not currently exercisable and which become exercisable more than 60 days following the date of this Prospectus.
 (7) Includes 5,000 shares of Common Stock issuable upon the exercise of a options outstanding as of December 31, 1998 at a weighted average exercise price of $5.03 per share and 9,479 shares issued in connection with the Company's acquisition of HISS. See "Certain Transactions". Excludes 15,000 shares of Common Stock issuable upon the exercise of options outstanding as of December 31, 1998 at a weighted average exercise price of $5.03 which is not currently exercisable and which become exercisable more than 60 days following the date of this Prospectus. Also excludes an indeterminate additional number of shares of Common Stock that may be issued in connection with the Company's acquisition of HISS. See "Certain Transactions."
 (8) Includes 5,000 shares of Common Stock issuable upon the exercise of an option outstanding as of December 31, 1998 at an exercise price of $6.50 per share which is currently exercisable. Excludes 5,000 shares of Common Stock issuable upon the exercise of an option outstanding as of December 31, 1998 at an exercise price of $6.50 per share which is not currently exercisable and which becomes exercisable more than 60 days following the date of the date of this Prospectus.
 (9) Excludes 10,000 shares of Common Stock issuable upon the exercise of an option outstanding as of December 31, 1998 at an exercise price of $2.18 per share which is not currently exercisable and which becomes exercisable more than 60 days following the date of the date of this Prospectus.
(10) Includes 6,250 shares of Common Stock issuable upon the exercise of a options outstanding as of December 31, 1998 at a weighted average exercise price of $4.84 per share. Excludes 18,750 shares of Common Stock issuable upon the exercise of a options outstanding as of December 31, 1998 at a weighted average exercise price of $4.84 which is not currently exercisable and which becomes exercisable more than 60 days following the date of this Prospectus.
(11) The address of this security holder is 1276 50th Street, Brooklyn, NY 11219. Includes 400,000 shares of Common Stock issuable upon the exercise of currently exercisable warrants at an exercise price of $4.00 per share for 200,000 of the shares of Common Stock issuable thereunder and $6.00 per share for the remaining 200,000 shares of Common Stock issuable thereunder.
(12) The address of this stockholder is 81 Main Street White Plains, NY 10601. Includes 335,052 shares of Common Stock owned by Margery Germain, the wife of Mr. Germain, as to which shares Mr. Germain disclaims beneficial ownership.
(13) The address of this stockholder is 6 Olmstead Road Scarsdale, NY 10583. Includes 15,833 shares of Common Stock owned by Mark Germain.

                        OTHER BUSINESS TO BE TRANSACTED

     As of the date of this Proxy Statement, the Board of Directors knows of no other business that may come before the Special Meeting. If any other business is properly brought before the Special Meeting, it is the intention of the proxy holders to vote or act in accordance with their best judgment with respect to such matters.

                                          By Order of the Board of Directors

                                          Secretary

Atlanta, Georgia

February 11, 1999

                                   APPENDIX A
                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                         HOMECOM COMMUNICATIONS, INC.,
                    FIMI SECURITIES ACQUISITION CORP., INC.
                          ATF ACQUISITION CORP., INC.

                                      AND

            DANIEL A. DELITY, JAMES WM. ELLSWORTH AND DAVID B. FRANK

                             AS OF NOVEMBER 6, 1998

                               TABLE OF CONTENTS


                                                                             PAGE
                                                                             ----
ARTICLE I.     The Merger and Related Matters..............................   A-3
ARTICLE II.    Conversion of Shares........................................   A-4
ARTICLE III.   Representations, Warranties and Covenants of Seller.........   A-7
ARTICLE IV.    Representations, Warranties and Covenants of Buyer..........  A-15
ARTICLE V.     Covenants of Seller.........................................  A-16
ARTICLE VI.    Covenants of Buyer..........................................  A-19
ARTICLE VII.   Closing.....................................................  A-20
ARTICLE VIII.  Post-Closing Obligations....................................  A-24
ARTICLE IX.    Indemnification; Due Diligence; Confidentiality.............  A-25
ARTICLE X.     Miscellaneous...............................................  A-28

                          AGREEMENT AND PLAN OF MERGER


     This Agreement and Plan of Merger (the "Agreement") is made and entered into as of this 6th day of November, 1998, by and among HOMECOM COMMUNICATIONS, INC., a Delaware corporation (the "Parent"), FIMI SECURITIES ACQUISITION CORP., INC. ("FSAC"), and ATF ACQUISITION CORP., INC. ("ATFAC"), each a wholly owned subsidiary of Parent, incorporated in Delaware (Parent, FSAC, and ATFAC are collectively referred to herein as "Buyer") and DANIEL A. DELITY, JAMES WM. ELLSWORTH and DAVID B. FRANK (collectively, the "Seller").


                                   WITNESSETH

     A. Seller owns all of the issued and outstanding capital stock, equity interests, warrants or claims to ownership interests of any sort whatsoever (the "Shares") of First Institutional Marketing, Inc., an Oklahoma corporation ("FIMI"), Premier Financial Services, Inc. ("Premier"), FIMI Securities, Inc., a NASD registered broker/dealer formed under the laws of the state of Texas ("FIMI Securities"), and All Things Financial, Inc. ("ATFI"), a Florida corporation (FIMI, Premier, FIMI Securities and ATFI are collectively referred to herein as the "Company");

     B. Seller desires to sell and Buyer desires to acquire FIMI Securities and ATFI by merger of (i) FSAC into FIMI Securities and (ii) ATFAC into ATFI;

     C. Seller desires to sell and Buyer desires to acquire by way of option, as described herein, all of the shares of capital stock of Premier, and FIMI;

     D. Immediately following the Closing (as defined herein), FIMI Securities desires to acquire and each of Premier and FIMI desires to sell all of its assets used or held for use in its business pursuant to agreements and plans of reorganization;

     E. The parties hereto desire, but can provide no assurances, that the merger constitute a reorganization for federal income tax purposes under Section 368 of the Internal Revenue Code, as amended, and the regulations thereunder (the "Code"); and

     F. Unless otherwise defined herein, definitions of capitalized terms are set forth in Schedule 1.1 attached hereto.

     NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I

                         THE MERGER AND RELATED MATTERS

     1.1 The Merger. At the Effective Time and subject to the terms and conditions of this Agreement and in accordance with the Delaware Corporation Law, the Oklahoma Business Corporation Act, the Texas Business Corporation Code, and the Florida Business Corporation Act, as applicable, the Merger shall have the effect set forth herein and in Section 259 of the Delaware Corporation Law, and the Florida Business Corporation Act.

          (a) FIMI Securities Merger

             (i) FSAC shall be merged with and into FIMI Securities;

             (ii) the separate existence of FSAC shall cease; and

             (iii) FIMI Securities shall continue as the surviving corporation.

          (b) ATFI Merger

             (i) ATFAC shall be merged with and into ATFI;

             (ii) the separate existence of ATFAC shall cease; and

             (iii) ATFI shall continue as the surviving corporation.

     1.2 Effective Time of Merger. The Merger shall become effective at the Effective Time.

     1.3 Certificate of Incorporation; By-laws. The Certificate of Incorporation and By-laws of each of the Companies comprising the Company, as in effect immediately prior to the Effective Time, shall become the Certificate of Incorporation and By-laws of the Surviving Corporations.

     1.4 Taking of Necessary Action; Further Action. The Buyer and Seller, respectively, shall take all such further action as may be reasonably necessary or appropriate in order to effectuate the transactions contemplated herein. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the surviving corporations with full right, title, and possession of all assets, properties, rights, privileges, powers and franchises of the Buyer or Seller, the officers and directors of such corporations are fully authorized in the name of the respective corporations or otherwise to take, and shall take, all such lawful or necessary action.

                                   ARTICLE II

                              CONVERSION OF SHARES

     2.1 Exchange of Shares. In accordance with the terms and conditions hereof, at the Closing hereinafter specified, (i) Seller shall exchange all of the Shares of FIMI Securities and ATFI upon surrender to Parent of the certificates representing all of the Shares for shares of Parent Common Stock, as shown in Schedule 2.1, adjusted as provided in Paragraph 2.7 and payable as provided in Paragraph 2.2 (the "Merger Price") and (ii) immediately following the Closing previously described in this Paragraph 2.1, Premier and FIMI each shall exchange all of its assets used or held for use in its business for shares of Parent Company Common Stock (collectively, the "Asset Sale Price") as shown on Schedule 2.1 (collectively, the "Asset Sale Shares"). The total number of shares of Parent Common Stock to be delivered pursuant to (i) and (ii) above shall be equal to 1,252,174 (the "Total Transaction Shares") as allocated among each corporation comprising the Company by Seller at Closing as shown on
Schedule 2.1.

     2.2 Payment of Merger Price and Asset Sale Price. The Merger Price and Asset Sale Price shall be paid to the Seller in common stock of Parent, par value $.0001 per share, (the "Parent Common Stock") having a value equal to the Merger Price and Asset Sale Price and warrants to purchase common stock of Buyer (the "Merger Price Warrants") in such amounts as shown on Schedule 2.2. The per share value of the Parent Common Stock delivered to Seller in payment of the Merger Price and to each of Premier and FIMI in payment of the Asset Sale Price shall be $2.875 per share (the "Per Share Value"). All Parent Common Stock delivered to Seller pursuant to this Agreement in payment of the Merger Price shall be solely the property of Seller and Seller shall have full disposition and voting powers with respect thereto, subject to the limitations described herein. All Parent Common Stock delivered to each of Premier and FIMI in payment of the Asset Sale Price shall be solely the property of each of Premier and FIMI, respectively, and such entities shall have full disposition and voting powers with respect thereto, subject to the limitations described herein.

     2.3 Registration of Parent Common Stock. Fifty (50%) percent of the Total Transaction Shares to be delivered at the Closings as described hereunder in accordance with Paragraph 2.2 (the "Registered Shares") shall be registered with the United States Securities and Exchange Commission (the "SEC") pursuant to a registration statement to be filed by the Parent under the Securities Act of 1933, as amended (the "Securities Act"), no later than thirty (30) days of the date hereof on Form S-3 or other form as permitted by law (the "Registration Statement"). The Parent shall be under no obligation to register the remaining fifty (50%) percent of the Total Transaction Shares of the Parent Common Stock with the SEC to be delivered at the Closings in accordance with Paragraph 2.2 (the "Unregistered Shares").

     2.4 Restriction on Sale of Parent Common Stock.

          (a) Seller hereby covenants and agrees to sell no more than fifty (50%) percent of the Registered Shares (the "First Gated Shares") during the ninety (90) day period following Closing. Seller further covenants and agrees to limit sales of the First Gated Shares, on a cumulative basis, to no more than one-third of the First Gated Shares in each of the first three thirty day periods following the Closing; provided, however, that in the event the common stock of the Parent shall have traded above $4.813 per share on each of the five trading days prior to any single sale of the First Gated Shares, no such 90-day restriction shall apply to the First Gated Shares if such sale is made at a per share price of $4.813 or greater.

          (b) As to the remaining fifty (50%) percent of the Registered Shares (the "Second Gated Shares"), Seller hereby covenants and agrees to sell no such shares until after ninety (90) days following the Closing and thereafter to limit sales of the Second Gated Shares on a cumulative basis, to no more than one-sixth of the Second Gated Shares in each of the following six months; provided, however, that in the event the common stock of the Buyer shall have traded above $10.00 per share for the five (5) trading days immediately preceding any such single sale, no such restriction shall apply to the Second Gated Shares if such sale is made at a per share price of $10.00 per share or greater.

          (c) Fifty (50%) percent of the Unregistered Shares (the "Third Gated Shares") may be sold by Seller in accordance with SEC Rule 144 promulgated under the Securities Act of 1933, as amended (the "1933 Act") and applicable law.

          (d) Seller hereby further covenants and agrees that the remaining fifty (50%) percent of the Unregistered Shares (the "Fourth Gated Shares") shall be held by Seller and not sold or transferred by Seller, in whole or in part, at any time during the two year period immediately following the Closing Date.

          (e) Notwithstanding any other provision hereof except the provision of Paragraph 2.5, Seller shall be under no contractual restrictions with respect to the sale of any of the Registered Shares or the Unregistered Shares in the event that (i) Parent shall be subject to a bona fide tender offer or bona fide merger proposal or other Change of Control Event, (ii) Parent shall suffer a Materially Adverse Event, (iii) Parent shall fail to maintain the effectiveness of the Registration Statement covering the Registered Shares for a consecutive period of thirty (30) days or more (other than during Blackout Periods as defined below), or (iv) Parent shall fail to maintain the listing of Parent Common Stock on a national stock exchange or on the Nasdaq SmallCap Market. Notwithstanding anything contained in this Section 2.4(e), Parent shall be required to notify Seller of any of the happening of (i), (ii), (iii), or (iv) herein and Parent shall have thirty (30) days to cure such event prior to the termination of any such contractual restrictions on resale of Parent Common Stock. As used in this Section 2.4(e) with respect to Buyer, Material Adverse Event shall mean an event which has resulted in a loss, liability, or damage in excess of $2,000,000 in the aggregate or a loss of any material license or agreement in each case which would materially and adversely affect the business of the Parent taken as a whole. As used herein, Blackout Period shall mean (i) such times when the Board of Directors of the Parent is in possession of material, non-public information involving the Company which would be required to be disclosed to the public before any member of the Board of Directors would be able to sell any equity securities of the Parent in reliance upon the antifraud provisions of the 1933 Act or (ii) such times when the Registration Statement can no longer be used because it requires updating due to material changes required to be made in the Registration Statement.

     2.5 Piggy-Back Registration Rights as to Unregistered Shares. If at any time prior to the expiration of two years from the Closing Date, Parent proposes to file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its securities (other than on Form S-4 or Form S-8 or their then equivalents relating to securities to be issued solely in connection with the acquisition of any entity or business or securities to be issued in payment of compensation for services or in connection with stock options or other Plans, as defined in Paragraph 3.8), Parent shall promptly send to Seller (or its assignee or distributee) written notice of Parent's intention to file a Registration Statement and of Seller's rights under this Paragraph 2.5. If within twenty (20) days after receipt of such notice, a Seller, or an assignee or distributee of Seller, shall so request in writing, Parent shall include in such Registration

Statement all or any part of the Unregistered Shares (excluding the Fourth Gated Shares) such person requests to be registered, subject to the priorities and limitations set forth herein. If an offering in connection with which Seller has registration rights under this paragraph is an underwritten offering, then any Unregistered Shares included in such Registration Statement shall, unless otherwise agreed to by Parent, be offered and sold using the same underwriter or underwriters and on the same terms and conditions as other shares of Parent Common Stock included in such underwritten offering. If the registration is to be an underwritten public offering for the account of Parent and the managing underwriter(s) advise Parent in writing, that in their reasonable good faith opinion, marketing or other factors dictate that a limitation on the number of Shares of Parent Common Stock which may be included in the Registration Statement (the "Registration Limit") is necessary to facilitate and not adversely affect the proposed offering, then Parent may impose the Registration Limit on the offering and shall include securities in such Registration Statement up to the Registration Limit in the following priority: (i) first, up to the full number of securities Parent proposes to sell for its own account,
(ii) second, up to the full number of securities proposed to be registered for the account of the holders of securities entitled to inclusion of their securities in the Registration Statement by reason of demand registration rights, and (iii) third, the securities requested to be registered by other holders of securities (including Seller and its assignees or distributees) entitled to participate in the registration pro rata based on the number each has requested to be included in such registration.

     2.6 Escrow. Five (5%) percent of the Total Transaction Shares in the form of Fourth Gated Shares (the "Escrowed Fourth Gated Shares"), shall be placed in escrow (the "Escrow") at Closing (the "Escrowed Shares") in accordance with the term of an escrow agreement and related stock pledge agreement (collectively, the "Escrow Agreement") substantially in the form attached hereto as Exhibit "A." The Escrow Agreement shall provide that Escrowed Shares shall be released and returned to Parent (on behalf of Buyer) from the Escrow in payment or partial payment of the Indemnity Amount (as defined in Paragraph 9.4) due from Seller to Buyer under the indemnities provided in Paragraph 9.1 of this Agreement. Each of the Escrowed Shares released to Parent shall be deemed to have a value equal to the average of the closing sale price of the Parent Common Stock as reported in The Wall Street Journal or other financial publication for the last five (5) trading days immediately preceding the date that the Escrowed Shares are released to the Parent in payment of the Indemnity Amount. The term of the Escrow shall be the longer of the two years immediately following the Closing Date or the time required to finally determine, by final, non-appealable court order or agreement of the parties, all indemnity claims timely asserted by Buyer. Upon the expiration of the Escrow, all Shares remaining therein shall be delivered by escrow agent to Seller free and clear of all liens, claims and encumbrances. In the event Buyer makes an indemnity claim against Seller pursuant to this Agreement, Buyer agrees to first seek to satisfy any such claim from the Escrowed Shares prior to seeking collection against any other assets of the Sellers. However, notwithstanding anything contained herein to the contrary, nothing shall prevent Buyer from seeking indemnification against the Sellers to the full extent provided in Section 9.4 herein in an amount exceeding the value of the Escrowed Shares to the extent that such claim exceeds the value of the Escrowed Shares.

     2.7 Adjustment to the Merger Price. In the event the Registration Statement does not become effective within sixty (60) days after the date of execution of this Agreement (the "Registration Penalty Date"), then Seller will be awarded a penalty fee which shall increase the amount of Parent Common Stock to be included in the Total Transaction Shares (based upon the per share value of Parent Common Stock calculated in accordance with Section 2.2 herein) by five (5%) percent for each full month following the Registration Penalty Date that the Registration Statement is not declared effective (pro-rated for partial months); provided, however, that no penalty shall accrue to the benefit of Seller should the effectiveness of the Registration Statement be delayed by the SEC through no fault of Parent.

     2.8 Closing. Each of the closings of the transactions provided for in this Agreement including any separate closing under the Stock Option Agreement referred to in Section 7.1(xxvii) and (xxxii) or the Premier Merger Agreement and FIMI Merger Agreement referred to in Sections 8.9 and 8.10, respectively, (the "Closing") shall take place at the offices of the attorneys for Parent in Atlanta, Georgia, on a mutually agreed date within five (5) business days following the parties determination that all conditions to their respective obligations hereunder (other than those requiring an exchange of a certificate, opinion, or other documents at the Closing or the taking of other action at, or concurrently with, the Closing) have been fulfilled, or such other time and place as the parties may mutually agree. In the event that at the Closing no conditions to the obligations of the parties hereto exist which have not been satisfied or waived, the parties shall (i) deliver to each other at Closing the certificates, opinions, and other documents required to be delivered at Closing under Article VI and (ii) at the Closing, or as soon as practicable thereafter, the Buyer shall cause the Merger to be consummated for each Company comprising the Company by making the following filings with:

     (a) FIMI Securities Merger

          (i) the Secretary of State of the State of Texas, a Certificate of Merger in such form as required by, and executed in accordance with the Texas Business Corporation Act;

          (ii) the Secretary of State of the State of Delaware Articles of Merger in such form as required by and executed in accordance with the Delaware General Corporation Code;

     (b) ATFI Merger

          (i) the Secretary of State of the State of Florida, a Certificate of Merger in such form as required by, and executed in accordance with the Florida Business Corporation Act;

          (ii) the Secretary of State of the State of Delaware Articles of Merger in such form as required by and executed in accordance with the Delaware General Corporation Code.

     The date upon which a Closing takes place shall, with respect to that transaction, be referred to as the "Closing Date."

                                  ARTICLE III
                          REPRESENTATIONS, WARRANTIES
                            AND COVENANTS OF SELLER

     Seller hereby jointly and severally represents, warrants and covenants to Buyer (subject to the limitations set forth in Section 9.4 herein) as set forth in this Article II. Such representations, warrants and covenants shall be true as of the date of this Agreement and as of the Closing Date.

     3.1 Status of Shares.  With respect to the Shares:

          (a) The Shares have been duly authorized, validly issued, and are fully paid and nonassessable;

          (b) The Shares represent all of the issued capital stock in each of the companies comprising the Company;

          (c) Seller owns both beneficially and of record, and has good and marketable title to, the Shares, free and clear of any mortgage, pledge, lien, encumbrance, security interest, restriction, charge or claim of any kind (collectively, the "Liens") and the Shares are not subject to any restrictions or limitations prohibiting or restricting transfer, (i) other than restrictions on transferability imposed generally on securities by federal or state securities laws, none of which will prevent the transactions contemplated hereby assuming the Regulatory Approvals referred to below in clause (d) are obtained, and (ii) other than the state insurance regulatory laws of the States of Texas and Oklahoma, and related regulations that restrict ownership or transfer of insurance agencies;

          (d) Subject to the receipt of the consents, approvals, orders or authorizations of, or registrations, qualifications or filings with, governmental authorities and subject to state insurance regulatory laws of the States of Texas and Oklahoma and related regulations that restrict ownership or transfer of insurance agencies (the "Regulatory Approvals"), Seller has full right, power and authority to sell and transfer the Shares pursuant to this Agreement; and

          (e) The certificates representing the Shares will at the Closing be genuine and, together with any supporting papers, will at such time be in such form as to enable Company to reflect on its stock transfer books immediately the transfer to Buyer of the shares of stock represented thereby.

     3.2 Authorization; Etc. Each Seller has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. Each Seller and each Company has taken all action required by law, or otherwise to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and constitutes the valid and binding obligation of Seller enforceable in accordance with its terms, subject to general principles of equity and except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws of general application relating to creditors' rights.

     3.3 Corporate Existence, Organization and Qualification of
Company. Schedule 3.3 sets forth the number of authorized shares of capital stock, the number of outstanding shares of capital stock, the par value of such capital stock and the state of incorporation of each corporation included in the definition of Company. Each such corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, all of such corporations to extent required by applicable state law as a group have no state or local franchise taxes (not including taxes based on income, gross receipts or assets), fees or penalties due and unpaid, and each has full corporate power and authority to carry on the business as now conducted by it. Each such corporation is duly qualified or licensed and in good standing as a foreign corporation duly authorized to do business in each of the jurisdictions indicated on Schedule 2.3 and there are no other jurisdictions in which the failure to so qualify or be licensed would have a materially adverse effect on each corporation included within the definition of Company. No such corporation has outstanding securities convertible into or exchangeable or exercisable for any shares of its capital stock, nor does it have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments, or claims of any character relating to, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock.

     3.4 Company Subsidiaries. Except as set forth in Schedule 3.4, none of the corporations included in the definition of Company has any subsidiaries.

     3.5 Partnerships. None of the corporations included within the definition of Company owns an interest, directly or indirectly, in any general limited partnership or limited liability company.

     3.6 No Violation. Except as set forth in Schedule 3.6 and subject to obtaining the Regulatory Approvals, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby:

          (a) Violate any provision of the charter or Bylaws of any of the companies included in the definition of Company;

          (b) Violate, are in conflict with, constitute a default (or an event which, with or without due notice or lapse of time, or both, would constitute a default) under, or require the consent or approval of any other person under, or cause or permit the acceleration of the maturity of, or excuse performance by any person of its obligations under or by any such person to terminate, any debt, obligation, contract, commitment or other agreement (i) to which Seller or any company included in the definition of Company is a party or by which either is bound, and (ii) which is material to the business, financial condition or operations of (y) Seller or (z) any company included in the definition of any company included in the definition of Company;

          (c) Result in the creation or imposition of any Lien upon any property or assets of Seller or any company included in the definition of Company under any debt, obligation, contract, commitment or other agreement to which either is a party or by which either is bound and which is material to the business, financial condition or operations of any Company included in the definition of Company; or

          (d) Violate any material statute or law or any judgment, decree or order or material regulation or rule of any court or governmental authority or arbitration tribunal binding upon Seller or any company included in the definition of Company, or violate or result in the revocation, cancellation, suspension or adverse modification of any material franchise, license, permit or other governmental authorization or approval of any company included in the definition of Company. Notwithstanding the foregoing or any provision of this Agreement to the contrary, Seller makes no representation or warranty regarding the compliance of the transactions contemplated by this Agreement with the state insurance laws or related regulations of the States of Texas and Oklahoma relating to the ownership and transfer of insurance agencies and their licenses.

     3.7 Financial Statements.

          (a) Seller has delivered to Buyer complete and correct copies of audited, combined financial statements for each corporation included within the definition of Company dated as of December 31, 1997, and 1996. Such audited financial statements, including the notes thereto, and schedules are referred to herein collectively as the "Financial Statements." The Financial Statements consist of (i) a statement of operations for the years ending December 31, 1997, and 1996, (ii) a statement of cash flows for the years ending December 31, 1997 and 1996, in each case presenting combined information with respect to each company included in the definition of Company. The Financial Statements (x) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated except as indicated thereon, (y) are in all material respects accurate and complete and present fairly the financial position of each corporation included within the definition of Company on a combined basis as of December 31, 1997 and 1996 and the results of operations and cash flows for the years ended December 31, 1997, and 1996, and (z) Seller has provided Buyer, upon the execution of this Agreement, with certificates of the chief financial officers of Company certifying that such is the case.

     3.8 Labor and Employment Contract Plans. Except as disclosed in Schedule 3.8, each corporation included within the definition of Company is not a party to any (a) employment agreements, consulting agreements or similar arrangements which will survive the Closing, (b) profit-sharing, bonus, incentive compensation, deferred compensation, stock option or stock purchase plans, or other arrangements, agreements or plans providing for employee benefits (including but not limited to vacation, sick leave, medical, hospitalization, life insurance and other insurance plans, or related benefits) (collectively, the "Plans") under which employees of each corporation included within the definition of Company will continue to be eligible after Closing or which Plans are qualified under ERISA (as hereinafter defined) or (c) all collective bargaining or union contracts. Schedule 3.8 contains an accurate and complete list as of September 30, 1998, of the names and current salary or payment rates (expressed on an annual basis) of all persons (including independent commission agents) employed by or under contract with each corporation included within the definition of Company whose current rate of pay which, including any bonus or indirect compensation, if annualized, will result in such person earning an excess of $50,000 per year in 1997 or $36,000 or higher through September 30, 1998. There is no pending or, to Seller's or each corporation included within the definition of Company's knowledge, threatened labor dispute, strike, work stoppage, or union campaign against Company or threatening to affect in any materially adverse way Company's business or assets. Each corporation included in the definition of Company has complied in all material respects with all of its obligations under the arrangements, agreements and plans listed in Schedule
3.8 and with all applicable laws relating to the employment of labor, including without limitation all provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other similar taxes. There are no violations of such obligations or laws which are material to each corporation included in the definition of Company.

     3.9 ERISA. There are no "Pension Plans" within the meaning of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder ("ERISA"), which apply to each corporation included within the definition of Company which: (a) have not been operated in compliance with ERISA and IRC sec. 401 or sec. 501; (b) have, on a plan termination basis, any unfunded liabilities or any liabilities to the Pension Benefit Guaranty Corporation; or (c) have had any prohibited transactions under IRC sec. 4975 or ERISA sec. 406, any accumulated funding deficiencies (as defined in ERISA sec. 2302 or IRC sec. 412), reportable events (as defined in ERISA sec. 4043) or plan termination (as defined in Title 17 of ERISA or IRC sec. 411). Each corporation included within the definition of Company maintains no plans outside the United States. Except as set forth in Schedule 3.9, each corporation included within the definition of Company does not maintain nor contribute to any employee welfare benefit plan, as such term is defined in ERISA, whether insured or otherwise, and each such welfare plan is in material compliance with the provision of ERISA. Each corporation included within the definition of Company has never been obligated to contribute to any "multiemployer plan" or "multiple employer plan" (as such terms are defined in ERISA sec. 4001). Except as set forth in Schedule 3.9, no filing, application or other matter with respect to any of such plans is pending with the Internal Revenue Service, Pension Benefit Guaranty Corporation, United States Department of Labor or other governmental body, none of such plans has been terminated since September 1, 1974, neither the Pension Benefit Guaranty Corporation, nor any other person has taken any action to terminate any of such plans (and to the best of Seller's and each corporation included within the definition of Company's knowledge, there exists no basis for any such action) and no trustee has been appointed by any court or governmental body to administer any thereof.

     3.10 Litigation.

          (a) Schedule 3.10 accurately identifies all actions or proceedings pending as of the date hereof against each corporation included within the definition of Company before any court, governmental body or arbitration tribunal other than proceedings disclosed on other schedules to this Agreement. Except as disclosed in Schedule 3.10, neither Seller nor each corporation included within the definition of Company has received prior to the date hereof written notice of the commencement or pendency of any governmental investigation of each corporation included within the definition of Company.

          (b) Except for matters identified on Schedule 3.10, to the best of the knowledge of the Seller, there is, as of the date hereof, no action or proceeding pending, or to the knowledge of Seller or each corporation included within the definition of Company threatened, which questions the validity or legality of this Agreement or any action taken or to be taken pursuant hereto or the consummation of the transactions contemplated hereby or which, if adversely determined, would materially and adversely affect the business, financial condition or operations of any corporation included within the definition of Company.

          (c) Seller shall give Buyer prompt written notice of the commencement of any action, proceeding or investigation involving any corporation included within the definition of Company after the date hereof that would be required to be described on Schedule 3.10 had such action, proceeding or investigation been open on the date hereof.

     3.11 Court Orders and Decrees. Each corporation included within the definition of Company is not in violation of any term of any material judgment, decree, injunction or order of any court, governmental agency or arbitration tribunal outstanding against it or by which it is bound. There is no such outstanding judgment, decree, injunction, or order which could reasonably be expected to have a material adverse effect upon the financial condition, operations or business of any corporation included within the definition of Company.

     3.12 Compliance with Instruments, Laws, Etc.  Except as disclosed on
Schedule 3.12, to the best of the knowledge of Seller, none of the corporations included within the definition of Company is in violation of and none has received any notice of violation which would have a material adverse effect on any of the corporations included within the definition of the Company of (a) any provision of its charter or Bylaws, or any agreement pertaining to indebtedness,
(b) any material provision of any other obligation, contract, commitment, or other agreement or (c) any material federal or state law, regulation, rule or administrative order.

     3.13 Title to Properties; Encumbrances. Except as disclosed on Schedule 3.13, each corporation included within the definition of Company has good title to all of the properties and assets (real, personal, and mixed, tangible and intangible) reflected on the Financial Statements or acquired since December 31, 1997, in each case free and clear of all Liens except (a) materialman's, mechanics', carriers', workers', repairman's, and other similar liens arising or incurred in the ordinary course of business or statutory landlord's liens under leases to which it is a party, provided that either the underlying obligation is not in default or such obligation or

Lien is being contested in good faith and adequate reserves have been established for the payment or discharge of such Lien to the extent required by generally accepted accounting principles; (b) Liens disclosed in the Financial Statements; and (c) Liens for taxes not yet delinquent or the validity or amount of which are being contested in good faith; provided that adequate reserves have been established for the payment of such taxes to the extent required by generally accepted accounting principles. The rights, properties and assets of each corporation included within the definition of Company include all the rights, properties and assets necessary for each corporation included within the definition of Company to conduct its businesses in all material respects in the same manner as currently conducted.

     3.14 Inventory. Each corporation included within the definition of Company has no inventory.

     3.15 Technical Facilities. The technical facilities utilized by each corporation included within the definition of Company are in good operating condition, subject to normal wear and tear, are suitable for the purpose for which they are used and are adequate and sufficient for all of the current operations of each corporation included within the definition of Company.

     3.16 Status of Licenses.

          (a) Each corporation included within the definition of Company has all state and federal licenses that are necessary for its business and operations including, without limitation, (i) a broker dealer license by FIMI Securities, Inc. with the SEC, and the National Association of Securities Dealers ("NASD"), (ii) state licenses to conduct business as an insurance agency in all of the states listed on Schedule 2.16, and (iii) individual insurance agent licenses for all of the states listed on
     Schedule 3.16 (the "Licenses"). Except as set forth in Schedule 3.16, all such Licenses are valid and in full force and effect and shall remain valid and in full force and effect for the benefit of Buyer at the Closing. All of the state and federal Licenses of any corporation included within the definition of the Company as utilized by any corporation included within the definition of the Company in its business and operations are set forth on Schedule 3.16. Except as disclosed thereon as of the Closing Date, the Licenses identified on Schedule 3.16 are in full force and effect and have not been suspended, modified in any material adverse respect, canceled or revoked, and any corporation included within the definition of the Company has operated and will continue from the date hereof to the Closing to operate in compliance with all material terms thereof or any renewals thereof.

          (b) Except as identified on Schedule 3.16, all other material permits, concessions, grants, franchises and other governmental authorizations and approvals necessary for the conduct of the business of any corporation included within the definition of the Company as currently conducted have been duly obtained and are in full force and effect, have not been suspended, modified in any materially adverse respect, canceled or revoked, and any corporation included within the definition of the Company has operated and until Closing will continue to operate in compliance with all material terms thereof or any applicable renewals thereof.

          (c) Except as described in Schedule 3.16, neither Seller nor each corporation included within the definition of Company has notice of and, to the best of Seller's and each corporation's, included within the definition of Company, knowledge, there is not pending, as of the date hereof, any application, petition, objection or other pleading with the governmental body having jurisdiction or authority over any part of the business or operations of any corporation included within the definition of the Company, which question the validity of or contests any License or which, if accepted or granted, would result in the revocation, cancellation, suspension or any materially adverse modification of any license, permit, concession, grant, franchise or other License of any corporation included within the definition of the Company.

          (d) Seller shall give Buyer prompt written notice of the filing of any material application, petition, objection or other pleading from the date hereof to the Closing that would be required to be described on Schedule
     3.16 had such action occurred prior to the date hereof.

     3.17 Status of Leases and Agreements.

          (a) Schedule 3.17 identifies completely and accurately each lease and other agreement for the use of property to which each corporation included within the definition of Company is a party; and

          (b) Except as disclosed in Schedule 3.17, all leases and other agreements for the use of property by each corporation included within the definition of Company or by which it is bound, are in full force and effect and each corporation included within the definition of Company has not received any notice of termination or cancellation of any such lease or other agreement. There is no breach by each corporation included within the definition of Company of any such lease and other agreement which could result in the termination or cancellation thereof, or the imposition of damages against each corporation included within the definition of Company.

     3.18 Customer Agreements. Except as provided in Schedule 3.18, neither Seller nor each corporation included within the definition of Company knows of any current customers of each corporation included within the definition of Company which, when taken in aggregate, would constitute a material portion of Company's business (in excess of 15% of its business) which intend(s) to discontinue the use of any service provided by each corporation included within the definition of Company, including if the transactions contemplated hereby are consummated.

     3.19 Bank Accounts. Schedule 3.19 identifies all accounts and safety deposit boxes with banks or other financial institutions maintained by or on behalf of each corporation included within the definition of Company, together with the authorized signatories to such accounts.

     3.20 Patents, Trade Names, Trademarks, Licenses, Etc.

          (a) Each corporation included within the definition of Company does not own and has not licensed or otherwise does not have the right to use any patents, trademarks, trade names, copyrights, technology, know-how and processes which are material to the conduct of its business as currently conducted.

          (b) Schedule 3.20 accurately identifies all significant computer software for financial reporting, engineering functions and studies and inventory control, or used by each corporation included within the definition of Company, which each corporation included within the definition of Company will continue to have the right to use after the Closing.

          (c) No claims have been asserted against each corporation included within the definition of Company by any person contesting the use by Company of the patents, trademarks, trade names, copyrights, technology, know-how or processes or challenging or questioning the validity or enforceability of any such license or other right to use of such patent, trademark, trade name, copyright, technology, know-how or processes, and to the best of Seller's knowledge, there is no valid basis for any such claim and the use of such patents, trademarks, trade names, copyrights, technology, know-how or processes by each corporation included within the definition of Company does not infringe on the rights of any person.

     3.21 No Undisclosed Liability. Except as disclosed in Schedule 3.21 or disclosed in the Financial Statements or the Closing Date Balance Sheet, each corporation included within the definition of Company has no liabilities, whether absolute, accrued, contingent or otherwise, whatsoever which are required under generally accepted accounting principles to be disclosed or reserved against in the Financial Statements or the Closing Date Balance Sheet.

     3.22 Taxes and Tax Returns.

          (a) Except as set forth in Schedule 3.22, all federal, state, local, and foreign tax reports and returns with respect to taxable periods ending after December 31, 1994, required to be filed by or on behalf of any corporation included within the definition of the Company have been duly filed on a timely basis other than any such reports and returns for which there is no material monetary penalty for failure to file, and all taxes, including, without limitation, income, gross receipts, ad valorem, value added, turnover, sales, use, personal property (tangible and intangible), stamp leasing, lease, user, leasing, excise, franchise, transfer, fuel, excess profits, occupational (including without limitation, deposits required by law to be made with respect to withholding taxes for employees) and interest equalization, and other charges of federal, state, local at foreign taxing authorities, including all interest and penalties or late charges on the foregoing (the "Taxes") attributable to the periods covered by such reports and returns which Seller and each corporation included within the definition of Company believe in good faith to be due have been duly paid. Seller and any corporation included within the definition of the Company believe in good faith that all such reports and returns, insofar as they relate to any corporation included within the definition of the Company, have been prepared in accordance with all laws and regulations pertaining thereto.

          (b) The reserves for taxes maintained by any corporation included within the definition of the Company, all of which constitute current liabilities, will be adequate under generally accepted accounting principles to cover the liability of such entities for all Taxes for all periods ending on or prior to the Closing Date.

          (c) There are no tax Liens upon any property or assets of any corporation included within the definition of the Company other than Liens for Taxes not yet delinquent or the validity or amount of which are being contested in good faith and for the payment of which adequate reserves have been established to the extent required by generally accepted accounting principles.

          (d) Schedule 3.22 sets forth the latest taxable period ending after December 31, 1994, for which the federal income tax returns of any corporation included within the definition of the Company or any affiliated group which includes Company have been examined by the Internal Revenue Service (the "IRS") and the income taxes due as a result of such examination have been finally determined. Schedule 3.22 sets forth all proposed adjustments which have been raised in writing by the Internal Revenue Service in any examination in respect of any corporation included within the definition of the Company which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other tax period of any corporation included within the definition of the Company not so examined. Except to the extent set forth in Schedule 3.22:

             (i) all deficiencies and assessments resulting from examination of federal, state and local tax returns and reports of any corporation included within the definition of the Company with respect to taxable periods ending after December 31, 1994, have been paid;

             (ii) there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local, or foreign to, return or report of any corporation included within the definition of the Company for any period; and

             (iii) there are no agreements by Seller or any corporation included within the definition of the Company for the extension of the time for the assessment of any Taxes.

          (e) Seller and any corporation included within the definition of the Company do not currently have, nor at any time after December 31, 1994, have had, in effect a tax sharing or similar tax allocation agreement among and between each other, other than:

             (i) an election to allocate consolidated federal income tax liability pursuant to Reg. Sec. 1.1552l(a)(1) and Reg. Sec. 1.1502-33(d)(2)(ii);

             (ii) an allocation of federal, state and local income and franchise taxes for financial statement purposes; and

             (iii) any election as to a tax sharing or similar tax allocation method which is deemed to be made under any federal, state or local tax laws as a result of the filing of a combined or consolidated tax return.

          (f) True copies of all federal income tax returns of any corporation included within the definition of the Company for all tax periods ending after December 31, 1994, have been heretofore delivered to Buyer.

     3.23 Insurance. Each corporation included within the definition of Company is covered as of the date hereof under insurance policies. The Company will continue to cover each corporation included within the definition of Company under such insurance policies in accordance with each corporation's, included within the definition of Company, normal business practice from the date hereof through the Closing Date.

     3.24 Contracts.

          (a) Schedule 3.24 lists all written agreements, contracts and commitments of each corporation included within the definition of Company or by which each corporation included within the definition of Company is bound which (i) create indebtedness for money borrowed or any Liens, (ii)
     (x) involve or may involve payments by or to each corporation included within the definition of Company of more than $50,000, and (y) cannot be terminated by each corporation included within the definition of Company without penalty upon notice of 60 days or less, or (iii) are material to the business, financial condition or operations of each corporation included within the definition of Company as a whole or which impose material restrictions or obligations (other than the payment of money) on Company in any case. To the best of Seller's and each corporation's, included within the definition of Company, knowledge, there are no oral agreements, contracts or commitments of Company or by which each corporation included within the definition of Company is bound in excess of $100,000 in the aggregate.

          (b) Each of the agreements, contracts and commitments listed on
     Schedule 3.24 is valid and in full force and effect and (i) there is no material default thereunder or claim of default and (ii) there has not occurred any event which, with the passage of time or the giving of notice (or both), would constitute a default thereunder, in any case either on the part of each corporation included within the definition of Company or, to the best of Seller's and each corporation's, included within the definition of Company, knowledge, on the part of any other party thereto.

          (c) Except as set forth on Schedule 3.24, there is no agreement, contract or commitment which limits the right of each corporation included within the definition of Company to engage in any business or compete with any person.

          (d) Seller has delivered or made available to Buyer complete and correct copies of all written agreements, contracts and commitments identified on any Schedule to this Agreement, together with all written amendments thereto and waivers and consents with respect thereto.

     3.25 Full Disclosure. Except as disclosed in this Agreement, Seller and each corporation included within the definition of Company know of no fact existing relating to Seller or Company which Seller or Company has not disclosed to Buyer which has or will have a material adverse effect on the consummation by Seller and each corporation included within the definition of Company of the transactions contemplated hereby.

     3.26 Changes. Since December 31, 1997, each corporation included within the definition of Company has conducted its business only in the ordinary and usual course consistent with past business practice. Except as discussed in
Schedule 3.26, it has done none of the acts described in subparagraph 5.1(b) to the extent that any such act amounts individually to in excess of $50,000.

     3.27 Certain Transactions. None of the officers, directors, or employees of the Company is presently a party to any transaction with each corporation included within the definition of Company (other than for services as employees, officers, and directors), including any contract, agreement, or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments or sales commission or fees to or from any officer, director, or such employee or, to the knowledge of the Seller, any corporation, partnership, trust, or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, or partner.

     3.28 Financial Condition After Closing Date. Except as provided in Section 3.25, Seller makes no representations or warranties with respect to the financial condition or results of operations of any corporation included within the definition of Company for any period after the Closing Date.

     3.29 Seller's Representations and Warranties. Seller knows of no fact which would cause any representation or warranty of Seller, any corporation included within the definition of Company or the Buyer contained in this Agreement to not be true and complete.

                                   ARTICLE IV

                          REPRESENTATIONS, WARRANTIES
                             AND COVENANTS OF BUYER

     Buyer hereby jointly and severally represents, warrants and covenants to Seller as set forth in this Article IV. Such representations, warranties and covenants shall be true as of the date of this Agreement and as of the Closing Date.

     4.1 Organization and Standing of Buyer. Each Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business and operations as currently conducted.

     4.2 Authorization, Etc. Buyer has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. Buyer has taken all action required by law, its Certificate of Incorporation, its Bylaws or otherwise to authorize the execution and delivery of this Agreement and the consummation of transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by duly authorized officers of Buyer and constitutes the valid and binding obligation of Buyer enforceable in accordance with its terms, subject to general principles of equity and except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws of general application relating to creditors' rights.

     4.3 No Violation. Except as set forth in Schedule 4.3 and subject to obtaining the Regulatory Approvals, neither the execution and delivery of this Agreement nor the consideration of the transactions contemplated hereby will:

          (a) Violate any provision of the Certificate of Incorporation or Bylaws of Buyer;

          (b) Violate, be in conflict with, constitute a default (or event which, with or without due notice or of time, or both, would constitute a default) under, or require the consent or approval of any other person under, or cause or permit the acceleration of the maturity of, any debt, obligation, contract, commitment or other agreement (i) to which Buyer is a party, and (ii) which is material to the business or financial condition of Buyer;

          (c) Result in the creation or imposition of any Lien upon any property or assets of Buyer under any debt, obligation, contract, commitment other agreement to which Buyer is a party or by which Buyer is bound; or

          (d) Violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority or arbitration tribunal binding upon Buyer.

     4.4 Investment Intent. Buyer is acquiring the Shares for its own account and not with a view to, or for resale in connection with, the distribution thereof.

     4.5 Qualified Transferee. Buyer is financially and legally qualified, and has the requisite financial, technical and business capabilities, and assuming the accuracy of Seller's representations, warranties, and covenants contained herein, to obtain all material Regulatory Approvals promptly and to operate the business of Company after the Closing. There are no claims, suits or other proceedings before any court, governmental agency or arbitration tribunal in which issues are raised which, if finally determined adversely to Buyer, would have the effect of impairing Buyer's ability promptly to obtain Regulatory Approvals, or to consummate the transactions contemplated by this Agreement.

     4.6 Litigation. There is on the date hereof no action or proceeding pending or, to Buyer's knowledge, threatened against or involving Buyer before any court, governmental agency or arbitration tribunal, which, if adversely determined, would materially and adversely affect the ability of Buyer to consummate the transactions provided for herein. Buyer is not in violation of any term of any judgment, decree, injunction or order outstanding against it or them, which violation would have a material and adverse effect on the ability of Buyer to consummate the transactions provided for herein. Buyer shall give Seller prompt written notice of the commencement of any action, proceeding or investigation involving Buyer after the date hereof that would, if adversely determined, materially and adversely affect the ability of Buyer to consummate the transactions provided for herein.

     4.7 Compliance with Instruments, Laws, Etc. To the best of the knowledge of Buyer, Buyer is not in violation of and has not received any notice of violation which would have a material adverse effect on (a) any provision of its charter or Bylaws, or any agreement pertaining to indebtedness, (b) any material provision of any other obligation, contract, commitment, or other agreement, or
(c) any material federal or state law, regulation, rule or administrative order.

     4.8 SEC Documents. Since January 1, 1998, Parent has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the "SEC Documents"). No information included in the SEC Documents when filed contained any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading.

     4.9 Buyer's Representations and Warranties. Buyer knows of no fact which would cause any representation or warranty of Buyer or Seller contained in this Agreement to not be true and complete.

     4.10 Full Disclosure. Except as disclosed in this Agreement, Buyer knows of no fact existing with respect to the Buyer which Buyer has not disclosed to Seller which has or will have a material adverse effect on the consummation of the transactions by Buyer contemplated hereby.

     4.11 Financial Condition After Closing Date. Except as provided in Section 4.10, Buyer makes no representation or warranty with respect to the financial condition or results of operations of the Buyer after the Closing Date.

     4.12 No Plan to Sell Assets, Etc. Buyer has no plan or intention to sell or otherwise dispose of any of the assets of Company or the stock of Company acquired in the transactions contemplated herein, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

                                   ARTICLE V

                              COVENANTS OF SELLER

     5.1 Conduct of Business Pending Closing. From the date hereof and until Closing, Seller warrants and covenants that, pending and as a condition precedent to Closing, except otherwise consented to in writing by Buyer or as contemplated by this Agreement:

          (a) It shall cause each corporation included within the definition of
     Company:

             (i) to conduct its business only in the ordinary and usual course consistent with reasonable business practice;

             (ii) to use its best efforts to promote the business of each corporation included within the definition of Company and retain its customers, managers, employees, licensors and contractors; and

             (iii) except for transactions in the ordinary and usual course of business consistent with reasonable business practice, and without being required to make any unusual expenditures or suffer any unusual losses, to use its best reasonable efforts:

                (w) to keep the organization of its business intact, to preserve and maintain its assets, and to preserve the goodwill of its suppliers, customers and others having business relations with it;

                (x) to preserve the relationships and goodwill between it and its employees and keep Buyer advised of any changes in personnel that would affect the long-term operations of each corporation included within the definition of Company;

                (y) to continue to carry its existing insurance, subject to variations in amounts required by the ordinary operations of its business and any increases mutually agreed upon by Seller and Buyer; and

                (z) to comply with and perform the leases and other agreements to which it is a party or by which it is bound.

          (b) It shall not permit each corporation included within the definition of Company to:

             (i) merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire, any business of any corporation, partnership, association or other business organization or division thereof;

             (ii) vary significantly its business methods and practices with its present and prospective customers and subscribers, including but not limited to the price and terms upon which it offers its service except to the extent consistent with the ordinary and usual course of business;

             (iii) except for transactions in the ordinary and usual course of business consistent with reasonable business practice;

                (y) grant any increase in salaries payable or to become payable or grant any bonus to any officer, employee, agent, or representative, or

                (z) increase benefits payable to any officer, employee, agent, or representative under any Plan of each corporation included within the definition of Company or any Subsidiary or by which Company, or any Subsidiary will be bound after Closing or create, become bound by or modify any such Plan.

             (iv) enter into, become bound by or modify, or unless required by law, engage in any negotiations with respect to, any collective bargaining or union agreement or commitment;

             (v) enter into any employment or consulting agreement or other such agreement not terminable by its terms without penalty or payment on thirty (30) days' or less notice after the Closing with any person;

             (vi) declare, set aside, or pay any dividend or make any distribution in respect of its equity securities, except for monthly distributions of $7,500, made to cover salaries and a $500 monthly car allowance for each of David Frank, Jim Ellsworth, and Daniel Delity and monthly payments of $2,766 each to David Frank and Jim Ellsworth and $4,468 to Daniel Delity to satisfy the monthly obligations of the Sellers pursuant to those three certain promissory notes executed by each of Seller, effective as of May 1, 1998, in the original principal amount of $720,000 to Shelby Smith (the "Shelby Smith Notes") copies of which are attached hereto as "Schedule 4.1(b)(vii)";

             (vii) purchase, redeem, or otherwise acquire any of its equity securities or reclassify, split up or otherwise dispose of any of such equity securities;

             (viii) issue, sell or otherwise dispose of any of its equity securities, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the issuance, sale or disposition of any of its equity securities except such sales or dispositions exclusively among each corporation included within the definition of Company and its Subsidiaries;

             (ix) change its accounting method or treatment of any material item;

             (x) pay any obligation or liability, fixed or contingent, other than current liabilities or the current portion of long-term liabilities;

             (xi) enter into or become bound by any agreement or commitment having a term in excess of one year or obligating it to pay more than $50,000 in the aggregate under any such agreement or commitment;

             (xii) enter into or become bound by any new or renewed lease agreements or commitments having an economic value in excess of $100,000 in aggregate;

             (xiii) except in the ordinary and usual course of business consistent with reasonable business practice, waive or compromise any material right or claim;

             (xiv) except in the ordinary and usual course of business consistent with reasonable business practice, cancel, without full payment, any note, loan, or other obligation owing to it;

             (xv) except in the ordinary and usual course of business consistent with reasonable business practice, directly or indirectly modify, amend, cancel, or terminate any of the material leases, contracts or agreements to which it is a party, including but not limited to the partnership or joint venture commitments;

             (xvi) amend, modify, or otherwise alter in any way the Articles of Incorporation or By-laws of any company comprising the Company; or

             (xvii) enter into any agreement obligating it to do any of the foregoing prohibited acts.

          (c) Seller will not transfer, sell, convey, assign, or otherwise encumber any of the Shares.

     5.2 [LEFT INTENTIONALLY BLANK]

     5.3 Access and Information. Upon reasonable notice, Seller will allow Buyer, its counsel, accountants, lenders, capital providers and other agents and representatives, (i) to have full access, during normal business hours, throughout the period prior to Closing to the employees, agents, representatives, affiliates, files, customers, suppliers, lenders, contracts, properties, books and records of each corporation included within the definition of Company, (ii) to discuss its affairs, finances and accounts with its officers and accountants, and (iii) to be furnished all such information concerning the business and affairs of Company as Buyer or its representatives may reasonably request.

     5.4 BancAssurance Holdings, Inc. Each corporation included within the definition of Company and Seller are in the exploration stage of a project to form a new entity or entities, tentatively called "BancAssurance Holdings, Inc." ("BancAssurance"), to engage in captive insurance business with financial institutions (the "BancAssurance Project"). Each corporation included within the definition of Company shall continue the diligent pursuit of the BancAssurance Project so as to maximize the benefit to each corporation included within the definition of Company of such project pending the Closing of the transaction contemplated by this Agreement. It is anticipated that upon consummation of any proposed transaction, each corporation included within the definition of Company may, alone or in combination with a financial institution or institutions and others, own any entity which is an outgrowth of the BancAssurance Project (the "BancAssurance Entity"). No interest in the BancAssurance Entity will be owned by Seller or by any affiliate of Company which is not included in the definition of Company and no such transactions or any binding written or oral agreement related to such project will be made by Seller or the Company without the prior written consent of Buyer. Each person constituting the Seller shall have the option to purchase up to five (5%) percent of the securities of BancAssurance owned by Buyer or its affiliates at an exercise price equal to such entities' GAAP basis in such securities in the event that (i) such securities are sold in a public or private offering by Buyer or (ii) BancAssurance consummates an initial public offering of its securities.

     5.5 Post-Closing Availability. Seller hereby agrees that, from time to time after Closing at Buyer's request and without further consideration, Seller will execute and deliver such other instruments of conveyance, assignment and transfer and take such other action as Buyer may require to more effectively convey, transfer to and vest in Buyer, and to put Buyer in possession of, the Shares purchased hereunder and otherwise to effect the consummation of the transactions contemplated hereby.

     5.6 Employment Agreements. Each Seller, i.e., Messrs. Delity, Ellsworth and Frank, shall enter into an employment agreement with Buyer and Company (the "Employment Agreement") for a three year term. Each Employment Agreement shall be substantially in the form attached hereto as Exhibit "D."

     5.7 Non-Competition Agreement. Seller shall enter into a Non-Competition Agreement with Buyer (the "Non-Competition Agreement") substantially in the form attached hereto as Exhibit "E."

     5.8 Best Reasonable Efforts. Seller shall use its best reasonable efforts to consummate the transactions contemplated by this Agreement and to obtain as quickly as practicable the approvals and consents necessary for such consummation.

     5.9 Notice to Customers. Subject to Paragraph 9.6, Seller shall, upon the request of Buyer, cooperate with and assist Buyer in informing customers of Company of the change in control of Company.

     5.10 Disclosure as to Representations and Warranties. Seller shall promptly inform Buyer in writing if at any time Seller or each corporation included within the definition of Company shall become aware of any fact which would cause any representation or warranty of Seller contained in this Agreement or in any certificate delivered pursuant hereto to not be true and complete as and as of such time.

     5.11 Compliance with Securities Laws. Seller agrees to comply with all applicable state and federal securities laws, rules, and regulations, as may be in effect from time to time with respect to their ownership, purchase or sale of Parent Common Stock.

                                   ARTICLE VI

                               COVENANTS OF BUYER

     6.1 Notice to Customers. Subject to Paragraph 9.7, Buyer shall cooperate with Seller in informing customers of each corporation included within the definition of Company of the change in control of each corporation included within the definition of Company.

     6.2 Registration Statement. Buyer shall prepare and file with the SEC the Registration Statement for 626,087 shares of the Parent Common Stock to be used to pay Seller the Merger Price. Buyer shall use reasonable diligence and effort to have the Registration Statement become effective within sixty (60) days of the date hereof.

     6.3 Access and Information. Upon reasonable notice, Buyer will allow Seller, its counsel, accountants, lenders, capital providers and other agents and representatives, (i) to have full access, during normal business hours, throughout the period prior to Closing to the employees, agents, representatives, affiliates, files, customers, suppliers, lenders, contracts, properties, books and records of Company, (ii) to discuss its affairs, finances and accounts with its officers and accountants, and (iii) to be furnished all such information concerning the business and affairs of Company as Seller its representatives may reasonably request.

     6.4 Best Reasonable Efforts. Buyer shall use its best reasonable efforts to consummate the transactions contemplated by this Agreement and to obtain as quickly as practicable the approvals and consents necessary for such consummation.

     6.5 Disclosure as to Seller's Representations and Warranties. Buyer shall promptly inform Seller in writing if at any time Buyer shall become aware of any fact which would cause any representation or warranty of Buyer contained in this Agreement to not be true and complete at and as of such time.

     6.6 Post-Closing Availability. Buyer hereby agrees that, from time to time after Closing at Seller's request and without further consideration, Buyer will execute and deliver such other instruments of conveyance, assignment and transfer and take such other action as Seller may require to more effectively convey, transfer to and vest in Seller, and to put Seller in possession of, the Parent Common Stock purchased hereunder and otherwise to effect the consummation of the transactions contemplated hereby.

     6.7 Following the Closing, Buyer will continue the historic business of FSAC and ATF or use a significant portion of FSAC's and ATF's historic business assets in a business.

     6.8 Buyer will not take any action that would be inconsistent with, or fail to take any action that is reasonably necessary or appropriate to ensure, the qualification or treatment of the transactions contemplated herein as an A and C Reorganization as defined by Section 368 of the Code, including Section 368(a)(1)(C).

                                  ARTICLE VII

                                    CLOSING

     7.1 Conditions Precedent to Closing.

     (a) Buyer's obligation to close the purchase and sale of the Shares shall be subject to satisfaction of all of the conditions set forth in this subparagraph 7.1(a) (unless expressly waived in writing by it at, or any time prior to, Closing):

             (i) The representations and warranties of Seller contained in this Agreement or in any certificate delivered pursuant hereto by or on behalf of Parent or Seller shall have been true and complete when made and shall also be true and complete at and as of the time of Closing (except for changes permitted under Section 5.1 of Article V).

             (ii) Seller shall have caused all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at Closing to be so performed or complied with.

             (iii) Seller shall have delivered to Buyer a certificate, signed by each of Seller and dated as of the Closing Date, certifying as to the fulfillment of the conditions set forth in clauses (i) and (ii) of this subparagraph 7.1(a).

             (iv) No action or proceeding shall have been instituted and remain pending by or before any court or other governmental body or arbitration tribunal seeking, and there shall not be in effect any injunction, order or decree of a court of competent jurisdiction the effect of which is,
        (x) to restrain or prohibit or to recover damages in respect of the transactions contemplated by this Agreement, (y) to revoke or suspend any material license, permit, order or approval, or (z) to question the validity or legality of this Agreement or any action taken or to be taken pursuant hereto or the consummation of the transactions contemplated hereby, and there shall be no such action or proceeding pending which, if adversely determined, would materially and adversely affect, or injunction, order or decree in effect which materially and adversely affects, the business, financial condition and operations of Company.

             (v) Regulatory approvals from NASD Regulation, Inc. and the State Securities Board of the State of Texas ("Texas B.D. Approval") to the change in ownership of FIMI Securities, Inc. from Sellers to Buyer shall have been obtained and the termination of any required waiting period shall have occurred on terms reasonably satisfactory in all material respects to Buyer and Seller ("NASD Approval").

             (vi) All lessors under leases and parties to agreements of Company, other than such leases and agreements which do not require consent for the consummation of the transactions contemplated by this Agreement, shall have consented to the consummation of the transactions contemplated hereby. At Closing, Seller shall deliver to Buyer copies of all consents referred to in the preceding sentence.

             (vii) Seller shall have furnished Buyer with an opinion of counsel as to the status of Seller and each corporation included within the definition of Company and the transactions contemplated by this Agreement substantially in the form of Exhibit "F."

             (viii) Except as provided in Schedule 7.1(a)(viii), since December 31, 1997, there shall not have been any material adverse change in the business, financial condition or operations of each corporation included within the definition of Company.

             (ix) All corporate proceedings in connection with the transactions contemplated by this Agreement, and all documents and instruments incident thereto, shall be reasonably satisfactory in all material respects in substance and form to Buyer.

             (x) The Employment Agreements shall have been executed by Sellers, Messrs. Delity, Ellsworth and Frank, respectively.

             (xi) The Non-Competition Agreements shall have been executed by Sellers, Messrs. Delity, Ellsworth, and Frank, respectively.

             (xii) Stock certificates representing the Shares shall have been duly endorsed for transfer to Buyer, or accompanied by a proper and duly executed instrument of assignment to Buyer, and shall have all necessary stock transfer stamps attached.

             (xiii) Resignations shall have been executed by all of the directors of each company constituting the Company (except for Messrs. Delity, Ellsworth, and Frank).

             (xiv) The originals (to the extent reasonably available to Seller) or duplicates of all of the minute books, stock books and all other corporate and business records or documents of Company shall have been delivered or made available to Buyer;

             (xv) Either an affidavit that Seller is not a foreign person (as provided in I.R.C. sec. 1445(b)(2)) or an affidavit of each corporation included within the definition of Company that complies with I.R.C. sec. 1445(b)(3) shall have been properly executed in the form attached hereto as Exhibit "O."

             (xvi) All books and records of each corporation included within the definition of Company shall have been delivered or made available to Buyer at each corporation's, included within the definition of Company, corporate headquarters in Houston, Texas.

             (xvii) The shareholders of Buyer shall have approved this Agreement at the Buyer's Annual Meeting of Shareholders in accordance with applicable law, and Messrs. Delity and Ellsworth shall have been appointed as directors of Parent.

             (xviii) The Shelby Smith Promissory Notes shall have been paid in full and marked canceled by Shelby Smith.

             (xix) The Shares shall have been released by Shelby Smith from that certain Security Agreement -- Pledge, effective as of May 1, 1998, free and clear of any liens.

             (xx) At Closing, Seller shall present its management internal accounting of the balance sheets and working capital of Company as of the month end just prior to the Closing Date (the "Closing Date Balance Sheet") and management's representation affirming such balance sheet. The Closing Date Balance Sheet shall fairly present the net worth and working capital of Company as of the date specified and the net worth and working capital of Company and shall not be less than as reflected on the December 31, 1997, balance sheets of Company.

             (xxi) Each Seller shall have executed his respective Closing Promissory Note to Buyer in an amount in the appropriate amount, which in the aggregate will not exceed $400,000.

             (xxii) Seller shall have executed the Closing Stock Pledge Agreement and shall have pledged the Fourth Gated Shares Collateral pursuant thereto.

             (xxiii) Each of FIMI Securities and ATF shall have filed an election with the IRS to have each Company within the definition of the Company elect to be taxed as a "C" corporation, in a form satisfactory to Buyer.

             (xxiv) Each Company consisting of the Company and the respective Buyer merger partners shall have delivered the Certificates of Merger identified in Section 1.9 herein.

             (xxv) Premier and FIMI Securities shall have executed that certain Loan Agreement, Security Agreement and Promissory Note, substantially in the form attached as Exhibit "G" hereto.

             (xxvi) Premier and FIMI Securities shall have entered into that certain Licensing Agreement with Parent, substantially in the form attached as Exhibit "H" hereto.

             (xxvii) Seller shall have entered into that Stock Option Agreement with Parent and shall have executed those Irrevocable Proxies relating to the capital stock of Premier, substantially in the form attached as Exhibit "I" hereto.

             (xxviii) Each of Sellers have executed a commitment in the form attached hereto as Exhibit "J" to vote his Shares of Parent Common Stock to elect Mr. Harvey Sax as director of the Parent at the next annual meeting of shareholders of Parent at which Mr. Sax can stand for re-election and to so nominate Mr. Sax for re-election to the extent that they are directors of the Parent.

             (xxix) FIMI and FIMI Securities shall have executed that certain Loan Agreement, Security Agreement and Promissory Note, substantially in the form attached as Exhibit "K" hereto.

             (xxx) FIMI and FIMI Securities shall have entered into that certain Licensing Agreement with Parent, substantially in the form attached as Exhibit "L" hereto.

             (xxxi) Seller shall have entered into that Stock Option Agreement with Parent and shall have executed those Irrevocable Proxies relating to the capital stock of FIMI, substantially in the form attached as Exhibit "M" hereto.

          (b) Seller's obligation to close the purchase and sale of the Shares shall be subject to satisfaction of all of the conditions set forth in this subparagraph 7.1(b) (unless expressly waived in writing by it at, or any time prior to, Closing):

             (i) The representations and warranties of Buyer contained in this Agreement or in any certificate delivered pursuant hereto by or on behalf of Buyer shall have been true and complete when made and shall also be true and complete at and as of the time of Closing.

             (ii) Buyer shall have caused all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at Closing to be so performed or complied with.

             (iii) Buyer shall have delivered to Seller a certificate, signed by its chairman, president or a vice president, and dated as of the Closing Date, certifying as to the fulfillment of the conditions set forth in clauses (i) and (ii) of this subparagraph 7.1(b).

             (iv) There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prohibits or delays consummation of the sale of the Shares by Seller and no action or proceeding alleging that the consummation of the sale of the Shares by Seller violates or will violate any federal or state law, rule or regulation shall have been instituted by or before any court or governmental body to restrain or prohibit Seller from selling, or to recover damages from Seller in respect of the sale of the Shares, unless Buyer elects to fully indemnity and defend Seller in respect thereof.

             (v) The Registration Statement shall been declared effective by the SEC and shall remain in effect with respect to the Registered Shares ("Registration Statement Effectiveness").

             (vi) Regulatory approval from NASD Regulation, Inc. and the State of Texas to the change in ownership of FIMI Securities, Inc. from Sellers to Buyer of the transactions contemplated by this Agreement shall have been obtained and the termination of any required waiting period shall have occurred on terms reasonably satisfactory in all respects to Buyer and Sellers.

             (vii) Buyer shall have furnished Seller with an opinion of counsel as to the status of Buyer and the transactions contemplated by this Agreement substantially in the form of Exhibit "N."

             (viii) All corporate proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident thereto, shall be reasonably satisfactory in all material respects in substance and form to Seller.

             (ix) Parent shall have furnished evidence to the reasonable satisfaction of Seller that Parent's assets include a minimum of $2,000,000 in cash or cash equivalent as of the Closing Date and that Parent Common Stock is currently listed and tradeable on a public exchange.

             (x) Buyer shall have delivered the Buyer's Common Stock to Seller in such amounts as shown on Schedule 2.2 together with the Merger Price Warrants, subject to the contribution of the Escrowed Fourth Gated Shares pursuant to the Escrow Agreement and the Closing Stock Pledge Agreement.

             (xi) The shareholders of Buyer shall have approved this Agreement at the Buyer's Annual Meeting of Shareholders in accordance with applicable law (the "Parent Shareholder Approval"), and Messrs. Delity and Ellsworth shall have been appointed as directors of Parent.

             (xii) The Shelby Smith Promissory Notes shall have been paid in full and marked canceled by Shelby Smith.

             (xiii) The Shares have been released by Shelby Smith from that certain Security Agreement -- Pledge, effective as of May 1, 1998, free and clear of any Liens.

             (xiv) Parent shall have loaned to Seller an aggregate of $400,000 to pay in full the Shelby Smith Notes pursuant to the Closing Promissory Notes.

             (xv) Each Company consisting of the Company and the respective Buyer merger partners shall have delivered the Certificates of Merger identified in Section 1.9 herein.

             (xvi) Premier and FIMI Securities shall have executed that certain Loan Agreement, Security Agreement and Promissory Note, substantially in the form attached as Exhibit "G" hereto.

             (xvii) Premier and FIMI Securities shall have entered into that certain Licensing Agreement with Parent, substantially in the form attached as Exhibit "H" hereto.

             (xviii) Seller shall have entered into that Stock Option Agreement with Parent and executed Irrevocable Proxies relating to the capital stock of Premier, substantially in the form attached as Exhibit "I" hereto.

             (xix) Harvey Sax has executed a commitment, in the form attached hereto as Exhibit "P," to vote his shares of Parent Common Stock to elect Mr. Delity and Mr. Ellsworth as directors of the Parent at the next annual meeting of shareholders of Parent.

             (xx) FIMI and FIMI Securities shall have executed that certain Loan Agreement, Security Agreement and Promissory Note, substantially in the form attached as Exhibit "K" hereto.

             (xxi) FIMI and FIMI Securities shall have entered into that certain Licensing Agreement with FIMI Securities, substantially in the form attached as Exhibit "L" hereto.

             (xxii) Seller shall have entered into that Stock Option Agreement with Parent and shall have executed those Irrevocable Proxies relating to the capital stock of FIMI, substantially in the form attached as Exhibit "M" hereto.

                                  ARTICLE VIII

                            POST-CLOSING OBLIGATIONS

     8.1 Consolidated Financial Statements. Parent shall prepare consolidated financial statements of Company and Buyer as required by SEC rules and regulations.

     8.2 Subchapter S Corporation 1998 Taxes.   Prior to the Closing Date, each
of the companies comprising the Company shall distribute funds to Seller sufficient to pay the estimated federal income tax of Seller on the pro rata share of pass through income of each such company attributable to the period of Seller's ownership of Company during fiscal 1998. The amount of such distribution shall be calculated assuming a thirty-six (36%) percent effective tax rate and shall be reduced by any distributions made from Company to Seller (in excess of regular salary, expense reimbursements and any payments made in connection with regular monthly payments to each of Messrs. Delity, Frank and Ellsworth to satisfy the Shelby Smith Notes as described in Section 5.1(b)(vii)) which are attributable to the period of Seller's ownership of Company during fiscal 1998. After the Closing, Buyer shall distribute to Seller any additional funds to pay any shortfall between the estimated tax and the actual tax as deferred at the end of 1998, in each case, and Seller shall distribute to Buyer any funds paid in excess of the actual taxes paid, as reasonably determined by the Parent and Seller.

     8.3 Cooperation. Following the Closing Date, Seller shall cooperate in the execution of any documents, and the taking of any actions which are reasonable and necessary to effectuate the transaction contemplated by this Agreement and the achievement of its intended objectives.

     8.4 Candidates' Board of Directors. Until all the Parent's Common Stock shall be freely tradeable by Sellers, Parent agrees that Messrs. Delity, Ellsworth, and Frank shall remain on the Board of Directors of each Company included with the definition of the Company as long as each such person remains employed by the Parent.

     8.5 Continuing Management. During the term of each of their respective employment agreements, Mr. Delity shall be President and CEO of each corporation included within the definition of Company, except for FIMI Securities, Inc. where he will be Vice President; Mr. Ellsworth shall be the Executive Vice President and CFO of each corporation included within the definition of Company; and Mr. Frank shall be their Executive Vice President and COO of each corporation included within the definition of Company, except for FIMI Security, Inc. where he will be President.

     8.6 Information Right. Seller shall have the right to receive monthly financial statements of the Parent (as and when prepared) and such other information as they may from time to time reasonably request (and at their expense). Seller agrees to keep such information confidential and not disclose it to third parties.

     8.7 Closing Balance Sheet. Seller and Buyer shall have sixty (60) days following Closing to review the Closing Date Balance Sheet and agree to adjustments to same, if and as appropriate. If Buyer and Seller cannot agree, then their respective accountants shall name a third independent accountant to review and finally determine any disputed adjustments.

     8.8 Seller's Personal Licenses. After the Closing, to the extent permitted by law and required by Buyer, Seller's personal Licenses to transact the business and operations of any corporation included within the definition of the Company shall be made available and shall be usable by or for the benefit of Buyer and/or any corporation included within the definition of the Company to continue the business of any corporation included within the definition of the Company without interruption at and after the Closing, and to the extent permitted by such applicable law shall remain in full force and effect and usable by or for the benefit of Buyer and/or any corporation included within the definition of the Company so long as Seller remains employed by Buyer and/or Company.

     8.9 Sale of Assets of Premier. Immediately following the Closing, Parent agrees to cause FIMI Securities to acquire and Seller shall cause Premier to sell all of its assets used or held for use in its business pursuant to that certain Agreement and Plan of Reorganization in the form attached as Exhibit "Q" hereto (the "Premier Merger Agreement"). Seller shall immediately upon consummation of this transaction cause all Asset Sale Shares to be distributed to the Seller.

     8.10 Sale of Assets of FIMI. Immediately following the Closing, Parent agrees to cause FIMI Securities to acquire and Seller shall cause FIMI to sell all of its assets used or held for use in its business pursuant to that certain agreement and Plan of Reorganization in the form attached as Exhibit "R" hereto (the "FIMI Merger Agreement"). Seller shall immediately upon consummation of this transaction cause all Asset Sale Shares to be distributed to the Seller.

                                   ARTICLE IX

                INDEMNIFICATION; DUE DILIGENCE; CONFIDENTIALITY

     9.1 Indemnification by Seller. Seller hereby indemnifies and agrees to hold Buyer and each corporation included within the definition of Company harmless from, against, and in respect of (and shall on demand reimburse any such entity for):

          (a) Any and all loss, liability, or damage suffered or incurred by Buyer or each corporation included within the definition of Company or any entity into which the foregoing are merged by reason of any untrue representation, breach of warranty or nonfulfillment of any covenant or agreement by Seller contained in this Agreement or in any agreement or certificate delivered to Buyer pursuant hereto;

          (b) Any and all Taxes payable by Buyer or Company or any entity with which any of the foregoing are consolidated attributable to the business and operations of each corporation included within the definition of Company for periods prior to the Closing; and

          (c) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses including without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in attempting to oppose the imposition thereof or in connection with any investigation thereof, or in enforcing this indemnity, provided, however, that no claim arising out of a breach of any representation or warranty made by Seller in this Agreement shall be asserted by Buyer against Seller under this Paragraph 9.1 unless written notice of such claim setting forth in reasonable detail the nature thereof shall have been given to Seller prior to the termination, if any, of the survival period relating to such claim as provided in Paragraph 9.3.

     9.2 Indemnification by Buyer. Buyer hereby indemnifies and agrees to hold Seller harmless from, against, and in respect of (and shall on demand reimburse for):

          (a) Any and all loss, liability, or damage suffered or incurred by Seller by reason of any untrue representation, breach of warranty or nonfulfillment of any covenant or Agreement of Buyer contained in this Agreement or in any agreement or certificate delivered to Seller pursuant hereto; and

          (b) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, reasonable legal fees and expenses, incident to any of the foregoing and incurred in attempting to oppose the imposition thereof or in connection with any investigation thereof, or in enforcing this indemnity; provided, however, that no claim arising out of a breach of any representation or warranty made by Buyer in this Agreement shall be asserted by Seller against Buyer under this Paragraph 9.2 unless written notice of such claim setting forth in reasonable detail the nature thereof shall have been given to Buyer prior to the termination, if any, of the survival period relating to such claim as provided in Paragraph 9.3.

     9.3 Survival of Representations and Warranties. Each representation and warranty, covenant, or agreement made by either party hereto in this Agreement or in any agreement, document, certificate, or other instrument delivered pursuant to this Agreement shall survive the Closing and expire on the second anniversary of the applicable Closing Date, unless a claim is initiated by a party hereto by notice given to the party against whom such claim is made on or before the second anniversary of the applicable Closing Date.

     9.4 Limitations on Indemnification. Neither party will be liable under this Agreement for losses, damages or liabilities ("Losses") resulting from the inaccuracy or breach of any representation or warranty until such Losses exceed in the aggregate $50,000 and, in that event, the damaged party shall be entitled to recovery only to the extent the aggregate amount of such Losses exceeds $50,000. The indemnification obligations hereunder by either party shall be limited to a number calculated by multiplying the Total Transaction Shares by the closing bid price of the Parent Common Stock on the business day immediately preceding the date hereof (the "Indemnity Amount"). In addition, the individual liability of each person included within the definition of Seller shall be limited to the amount equal to the Indemnity Amount multiplied by the percentage of the Total Transaction Shares received by each Seller as shown and calculated on Schedule
2.2. The amount of Losses an indemnified party is liable for shall be called the "Indemnity Amount."

     9.5 Third Party Claims. In order for Seller or Buyer, as the case may be (the "Indemnified Party"), to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any person, firm, governmental authority or corporation against the Indemnified Party (a "Third Party Claim"), such Indemnified Party must notify the indemnifying party in writing of the Third Party Claim within a reasonable time after receipt by such Indemnified Party of written notice of the Third Party Claim unless the indemnifying party shall have previously received knowledge thereof, but the failure to so notify the indemnifying party shall not relieve it of any liability that it may have to any Indemnified Party except to the extent the indemnifying party demonstrates that it is materially prejudiced thereby. Thereafter, the Indemnified Party shall deliver to the indemnifying party, within a reasonable time after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

          (a) If a Third Party Claim is made against an Indemnified Party, the indemnifying party will be entitled to participate in the defense thereof, and if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party will not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation. If the indemnifying party elects to so assume the defense of a Third Party Claim, the Indemnified Party (i) will cooperate in all reasonable respects with the indemnifying party in connection with such defense, (ii) will not admit any liability with respect to, or settle, compromise, or discharge, any Third Party Claim without the indemnifying party's prior written consent, and (iii) will agree to any settlement, compromise, or discharge of a Third Party Claim which the indemnifying party may recommend if (y) the sole relief provided against the Indemnified Party is monetary damages which are paid by the indemnifying party and the Indemnified Party is completely released in connection with such Third Party Claim, and (z) such settlement, compromise or discharge involves no finding or admission of any violation of law or of the rights of any person or of any breach of any agreement by the Indemnified Party;

          (b) In the event the indemnifying party shall assume the defense of any Third Party Claim, the Indemnified Party shall be entitled to participate in (but not control) such defense with its own counsel at its own expense. If the indemnifying party does not assume the defense of any such Third Party Claim within a reasonable time under the circumstances, the Indemnified Party may defend the same in such manner as it may deem appropriate, including, but not limited to settling such claim or litigation after giving notice of same to the indemnifying party on such terms as the Indemnified Party may deem appropriate, and the indemnifying party will promptly reimburse the Indemnified Party in accordance with the provisions of this Paragraph 9.5; and

          (c) Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is reasonable probability that an action may materially and adversely affect it or its affiliates other than as a result of monetary damages, such Indemnified Party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such action, but the indemnifying party shall be entitled to participate therein (with control remaining with the Indemnified Party) and shall not be bound by any determination of an action so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld). Any claim for indemnification made by a party hereto shall be made by written notice which notice shall specify in reasonable detail the nature and any particulars of the event, omission or occurrence giving rise to a right of indemnification. Indemnifying

     Party shall have fifteen (15) days following its receipt of such notice to indicate to the Indemnified Party in writing its willingness to so indemnify or its intention to contest the making of any such claim for indemnification.

     9.6 Confidentiality.

          (a) For a period of three years from the date of this Agreement, Seller will hold in confidence and use its reasonable efforts to have all of its affiliates, employees, agents, representatives, lenders and capital providers hold in confidence all of the books, records, financial information, customer lists, business plans, operating plans, or other knowledge or information of a confidential or proprietary nature (the "Confidential Information") with respect to Buyer and, if the Closing does occur, with respect to Company and will not disclose, publish, use (except as required in connection with the transaction contemplated by this Agreement) or permit others to disclose, publish or use the same; provided, however, that the foregoing restriction shall not apply to any Confidential Information which (i) becomes generally available to the public in any manner or form through no fault of Seller, its employees, agents, or representatives, (ii) is independently developed by Seller without benefit of the above-described information, or rightfully received from another source on a nonconfidential basis, (iii) is released for disclosure with Buyer's consent, (iv) is required to be provided, published or used by law, or by a court or a governmental agency (Seller agrees to give Buyer prior notice of any such required disclosure so as to afford Buyer at its expense the opportunity to seek an appropriate protective order), (v) is necessary in connection with a bona fide dispute between Buyer and Seller in order to seek an appropriate protective order; or (vi) is necessary in connection with a bona fide dispute in order to establish rights under this Agreement. In the event the Closing does not occur, Seller shall promptly return to Buyer all Confidential Information and non-public documents obtained from Buyer and any copies of such documents made for or by Buyer.

          (b) Buyer has held and will continue to hold such Confidential Information as it receives from Seller in confidence and will not prior to the Closing furnish such information to its affiliates, employees, agents, representatives, lenders or funding sources for any use other than in evaluating and implementing the transactions contemplated in this Agreement, other than as required by applicable law. In the event the Closing does not occur, Buyer shall promptly return to Seller all Confidential Information and non-public documents obtained from Seller and any copies of such documents made for or by Buyer. For a period of three years from the date of termination of this Agreement if the Closing does not occur, Buyer will hold in confidence and use its reasonable efforts to have all its affiliates, employees, agents, representatives, lenders and funding sources who had access to Confidential Information with respect to Seller and Company to hold such information in confidence and not disclose, publish, use or permit others to use the same; provided, however, that the foregoing restrictions shall not apply to any portion of the foregoing which (i) becomes generally available to the public in any manner or form through no fault of Buyer, its employees, agents or representatives, (ii) is independently developed by Buyer without benefit of the above-described information, or rightfully received from another source on a nonconfidential basis, (iii) is released for disclosure with Seller's consent, or (iv) is required by a court or a governmental agency (and Buyer agrees to give Seller prior notice of any such required disclosure so as to afford Seller at its expense, the opportunity to seek an appropriate protective order) or is otherwise required by law or is necessary in order to establish rights under this Agreement.

     9.7 Specific Performance. In the event of any breach or threatened breach by either party of the provisions of Paragraph 9.6 of this Agreement, the other party shall be entitled in respect thereof to an injunction or other appropriate order (without the necessity of setting any bond in connection therewith or demonstrating that any harm will result from this breach thereof) restraining such party from violating such provisions or requiring such party to perform its obligations hereunder. In the event that any court with competent jurisdiction determines such provisions to be too broad to enforce as written, such court is authorized by the parties to construe and enforce such provisions only to the broadest extent permitted by law.

                                   ARTICLE X

                                 MISCELLANEOUS

     10.1 Termination.

          (a) In the event that the Closing Date has not occurred by February 1, 1999, unless otherwise extended by the parties hereto in writing (the "Termination Date"), this agreement (except for Section 10.3) shall be terminated and declared null and void.

          (b) If the Closing Date has not occurred by the Termination Date due to a failure to obtain (i) NASD Approval or Texas Approval, (ii) Registration Statement Effectiveness, or (iii) Parent Shareholder approval, (the "Mandatory Approvals"), then neither party shall be liable to the other party for a failure to close the transaction, unless the party has failed to use its best efforts to cause such act to occur.

          (c) If the Closing Date has not occurred by the Termination Date due to a material breach of this Agreement, then the non-breaching party shall be entitled to any and all remedies available at law or in equity; provided, however, that no punitive damages may be claimed or awarded against any party.

     10.2 Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given (i) on the date delivered personally or by confirmed facsimile as set forth below; (ii) two (2) days after being sent by Express Mail or such other similar service (i.e., Federal Express) and addressed as set forth below; or (iii) four (4) days after being mailed by certified or registered mail, return receipt requested, postage prepaid, and addressed as set forth below, as follows:

If to Seller:      First Institutional Marketing, Inc.
                   5555 San Felipe, Fifth Floor
                   Houston, Texas 77056
                   Attn: James Wm. Ellsworth
                   Facsimile: (713) 961-5967

With a copy to:    Stumpf, Falgout, Craddock, & Massey
                   1400 Post Oak Boulevard, Suite 400
                   Houston, Texas 77056
                   Attn: Larry Fontana
                   Facsimile: (713) 871-0408

If to Buyer:       HomeCom Communications, Inc.
                   Fourteen Piedmont Center, Suite 100
                   3535 Piedmont Road
                   Atlanta, Georgia 30305
                   Attn: Harvey Sax
                   Facsimile: (404) 237-3060

With a copy to:    Sims Moss Kline & Davis LLP
                   400 Northpark Town Center, Suite 310
                   1000 Abernathy Road, N.E.
                   Atlanta, Georgia 30328
                   Attn: Raymond L. Moss, Esq.
                   Facsimile: (770) 481-7210

or to such other address as a party shall have designated to the other by like notice.

     10.3 Entire Agreement; Amendments. This Agreement (i) constitutes the entire agreement of the parties hereto and supersedes all prior agreements, understandings, representations or warranties, both written and oral, between the parties with respect to the subject matter hereof, (including, but not limited to, that certain letter of intent dated June 12, 1998, between the parties hereto as subsequently amended) and (ii) may be amended or modified only by a written instrument executed by Buyer and Seller.

     10.4 Expenses. Except as otherwise expressly herein provided, each party to this Agreement shall pay its own expenses (including, without limitation, the fees and expenses of its agents, representatives, counsel and accountants) incidental to the preparation and carrying out of this Agreement. However, in the event that a Closing occurs, Seller shall be entitled to have the Company pay the reasonable and actual fees and expenses of their counsel up to $25,000 and fifty (50%) percent of fees and expenses associated with the preparation of the Financial Statements. For the purposes of calculating the Closing Date financial condition of Company, Seller shall be given credit for such fees described in this paragraph so that the payment of such fees by Company shall not be counted as diminutions to the net worth, working capital, or overall financial condition of Company.

     10.5 Transfer Taxes. Any and all sales, documentary, conveyance or the transfer taxes levied by any federal, state, or local government or authority which become payable by reason of the acquisition of the Shares at Closing (excluding any taxes based on income or gain) shall be borne by Seller. Any and all sales, documentary, conveyance, or the transfer taxes levied by any federal, state, or local government or authority which become payable by reason of the acquisition of the Parent Common Stock (excluding any taxes based on income or gain) shall be borne by Buyer.

     10.6 Brokers. Each party represents to the other that it has not used the services of a broker and that no broker or finder shall be entitled to any compensation in connection with the transaction contemplated by this Agreement by reason of such party's actions. Seller agrees to indemnify Buyer against any claim by any third person for any commission, brokerage fee, finder's fee or other payment alleged to be due as a result of this transaction based upon any alleged agreement or understanding between such third person and Seller or Company, whether expressed or implied from the actions of Seller or its agents. Buyer agrees to indemnify Seller against any claim by any third person for any commission, brokerage fee, finder's fee or other payment alleged to be due as a result of this transaction based upon any alleged agreement or understanding between such third person or Buyer, whether expressed or implied from the actions of Buyer or its agents.

     10.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.8 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon Buyer and Seller and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

     10.9 Knowledge. Whenever any provision of this Agreement makes any statement "to the knowledge" of any entity, other than a living person, or that any such entity "knows" some fact or by similar formulation, such entity will be deemed to have such knowledge or know such fact if, and only if, a responsible officer of such entity has such knowledge or knows such fact.

     10.10 Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with and governed by the laws of the State of Georgia without giving effect to the principles of conflicts of law thereof. Venue shall lie in Superior Court of Fulton County, Georgia, or the United States District Court for the Northern District of Georgia, Atlanta Division. The parties hereto acknowledge that such court has the jurisdiction to interpret and enforce the provisions of this Agreement and the parties waive any and all objections which they may have as to personal jurisdiction or venue in any of the above courts.

     10.11 Waiver. No provision in this Agreement shall be deemed waived by course of conduct, including the act of Closing under Article VII, unless such waiver is in writing signed by all parties and stating specifically that it was intended to modify this Agreement.

     10.12 Schedule and Exhibits. The schedules and exhibits attached hereto shall be deemed to be incorporated by reference to this Agreement as if fully set forth herein. Seller shall have the right in good faith to amend or supplement the Schedules to this Agreement up to the Closing in order to update such Schedules for facts or circumstances which occur after the date hereof and prior to Closing, provided, however, that Buyer shall have the right to terminate this Agreement without payment or penalty in the event that Seller so amends, supplements or otherwise changes the Schedules between the date hereof and prior to Closing, but only if Sellers' amendment, supplement, or change is the actual cause (although not reasonably the only cause)of Buyer's decision to terminate.

     10.13 Announcements. Except to the extent required by law, prior to Closing neither party shall make any public announcement or other disclosure with respect hereto or the transactions contemplated hereby or disclose the terms hereof to any third party without the consent of the other, which consent shall not be unreasonably withheld.

     10.14 Independent Advisors. Each of Buyer and Seller has retained its own legal counsel and tax advisors in connection with the foregoing transaction at its sole cost and expense. Each party has relied exclusively upon the legal and tax advice given by its respective advisors.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                          PARENT:

                                          HOMECOM COMMUNICATIONS, INC.

                                          By: /s/ HARVEY W. SAX
                                            ------------------------------------

                                          Name: Harvey W. Sax
                                              ----------------------------------

                                          Title: President
                                             -----------------------------------

                                          FIMI SECURITIES ACQUISITION CORP.,
                                          INC.

                                          By: /s/ HARVEY W. SAX
                                            ------------------------------------

                                          Name: Harvey W. Sax
                                              ----------------------------------

                                          Title: President
                                             -----------------------------------

                                          ATF ACQUISITION CORP., INC.

                                          By: /s/ HARVEY W. SAX
                                            ------------------------------------

                                          Name: Harvey W. Sax
                                              ----------------------------------

                                          Title: President
                                             -----------------------------------

                                          SELLER:

                                          /s/ DANIEL A. DELITY

                                          --------------------------------------
                                          Daniel A. Delity

                                          /s/ JAMES WM. ELLSWORTH

                                          --------------------------------------
                                          James Wm. Ellsworth

                                          /s/ DAVID B. FRANK

                                          --------------------------------------
                                          David B. Frank

                                                                      APPENDIX B

                             FIMI SECURITIES, INC.

                              FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

                               TABLE OF CONTENTS

                                                              PAGE
                                                              -----
INDEPENDENT AUDITORS' REPORT................................    B-3
FINANCIAL STATEMENTS AS OF DECEMBER 31, 1997 AND 1996:
  Statements of financial condition.........................    B-4
  Statements of income......................................    B-5
  Statements of changes in stockholders' equity.............    B-6
  Statements of changes in financial condition..............    B-7
  Notes to the financial statements.........................    B-8
SUPPLEMENTARY INFORMATION:
  Schedule I -- Computation of net capital under rule 15c3-1
     of the Securities and Exchange Commission..............   B-10
  Schedule II -- Computation for determination of reserve
     requirements under rule 15c3-3 of the Securities and
     Exchange Commission....................................   B-11
  Schedule III -- Statement of changes in liabilities
     subordinated to claims of general creditors............   B-12

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
FIMI Securities, Inc.
Houston, Texas

     We have audited the accompanying statements of financial condition of FIMI Securities, Inc.(an S corporation), as of December 31, 1997 and 1996, and the related statements of income, changes in stockholders' equity, and changes in financial condition for the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FIMI Securities, Inc., as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles.

     Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information contained in Schedules I, II, and III is presented for purposes of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by rule 17a-5 of the Securities and Exchange Commission. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

April 16, 1998

                             FIMI SECURITIES, INC.

                       STATEMENTS OF FINANCIAL CONDITION
                           DECEMBER 31, 1997 AND 1996

                                                               1997       1996
                                                              -------   --------
                                     ASSETS
Current Assets:
  Cash......................................................  $29,621   $107,510
  Prepaid expense...........................................               3,000
                                                              -------   --------
          Total current assets..............................   29,621    110,510
Other Assets:
  Organizational Cost.......................................   15,269     15,269
                                                              -------   --------
                                                              $44,890   $125,779
                                                              =======   ========

                              STOCKHOLDERS' EQUITY
Common stock -- authorized 10,000 shares of $1 par value,
  1,000 shares issued and outstanding.......................  $ 1,000   $  1,000
Contributed capital.........................................   19,000     19,000
Retained earnings...........................................   24,890    105,779
                                                              -------   --------
          Total stockholders' equity........................  $44,890   $125,779
                                                              =======   ========

   The accompanying notes are an integral part of these financial statements.

                             FIMI SECURITIES, INC.

                              STATEMENTS OF INCOME
                FOR THE YEARS ENDING DECEMBER 31, 1997 AND 1996

                                                                1997       1996
                                                              --------   --------
Revenue
  Commissions...............................................  $868,823   $813,298
  Interest and other income.................................     4,001      9,969
                                                              --------   --------
          Total Revenue.....................................   872,824    823,267
                                                              --------   --------
Expenses
  Management fee............................................   947,000    800,000
  Broker fees...............................................     1,448      2,291
  Accounting................................................     3,000      3,000
  Licenses and permits......................................     1,220      3,649
  Office supplies and expense...............................       214        833
  Taxes.....................................................       331      4,181
  Professional fees.........................................       500        350
                                                              --------   --------
          Total Expenses....................................   953,713    814,304
                                                              --------   --------
Net Income (Loss)...........................................  $(80,889)  $  8,963
                                                              ========   ========

   The accompanying notes are an integral part of these financial statements.

                             FIMI SECURITIES, INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                FOR THE YEARS ENDING DECEMBER 31, 1997 AND 1996

                                                                  ADDITIONAL
                                                         COMMON    PAID IN     RETAINED
                                                         STOCK     CAPITAL     EARNINGS    TOTAL
                                                         ------   ----------   --------   --------
Balance, December 31, 1995.............................  $1,000    $19,000     $ 96,816   $116,816
  Net income (loss)....................................                           8,963      8,963
                                                         ------    -------     --------   --------
Balance, December 31, 1996.............................   1,000     19,000      105,779    125,779
  Net income (loss)....................................                         (80,889)   (80,889)
                                                         ------    -------     --------   --------
Balance, December 31, 1997.............................  $1,000    $19,000     $ 24,890   $ 44,890
                                                         ======    =======     ========   ========

   The accompanying notes are an integral part of these financial statements.

                             FIMI SECURITIES, INC.

                  STATEMENTS OF CHANGES IN FINANCIAL CONDITION
                FOR THE YEARS ENDING DECEMBER 31, 1997 AND 1996

                                                                1997       1996
                                                              --------   --------
Cash Flows from Operating Activities
  Net income (loss).........................................  $(80,889)  $  8,963
  Change in prepaid expenses................................     3,000     (3,000)
                                                              --------   --------
  Net cash provided (used) by operating activities..........   (77,889)     5,963
                                                              --------   --------
Cash Flows from Investing Activities
  Organizational cost.......................................               (2,508)
                                                              --------   --------
Cash
  Net increase (decrease) in cash...........................   (77,889)     3,455
  Balance -- beginning of year..............................   107,510    104,055
                                                              --------   --------
  Balance -- end of year....................................  $ 29,621   $107,510
                                                              ========   ========

   The accompanying notes are an integral part of these financial statements.

                             FIMI SECURITIES, INC.

                       NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF THE BUSINESS

     The Company was formed in 1994 primarily for the purpose of qualifying and operating as a broker-dealer. The Company is a member of the National Association of Security Dealers and is registered with the Securities and Exchange Commission and with various states' securities commissions. The Company's primary business is in the wholesale brokerage of variable annuities.

INCOME TAXES

     The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal income taxes on their respective shares of income.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

2. NET CAPITAL REQUIREMENTS

     Pursuant to the net capital provisions of Rule 15c3-1 of the Securities Exchange Act of 1934, the Company is required to maintain a minimum net capital, as defined under such provisions. Net capital and the related net capital ratio may fluctuate on a daily basis. At December 31, 1996 , the Company had net capital and net capital requirements of approximately $107,510 and $5,000 respectively. At December 31, 1997, the Company had net capital and net capital requirements of approximately $29,622 and $5,000 respectively. The net capital rules may effectively restrict the payment of cash dividends.

3. TRANSACTIONS WITH AFFILIATES

     A significant portion of the commission income is derived from transactions with affiliated companies. Approximately 20% in 1997 and 89% in 1996 commission income is attributable to one related brokerage company.

     The management fee reported on the Statements of Income represents billings from various affiliated companies for the fair market value of management and administrative services rendered.

                                 SUPPLEMENTARY
                                  INFORMATION

                             FIMI SECURITIES, INC.

                  COMPUTATION OF NET CAPITAL UNDER RULE 15C3-1
                   OF THE SECURITIES AND EXCHANGE COMMISSION
                FOR THE YEARS ENDING DECEMBER 31, 1997 AND 1996

                                                                      SCHEDULE I

                                                               1997       1996
                                                              -------   --------
Net capital:
  Stockholders' Equity......................................  $44,890   $125,779
  Less non-allowable assets:................................   18,269     18,269
                                                              -------   --------
          Net capital before haircuts on securities
           position.........................................   26,621    107,510
                                                              -------   --------
Haircuts on securities:.....................................      -0-        -0-
                                                              -------   --------
          Net capital.......................................  $26,621   $107,510
                                                              =======   ========
Net capital requirement.....................................  $ 5,000   $  5,000
Net capital in excess of required amount....................   21,621    102,510
                                                              -------   --------
          Net capital.......................................  $26,621   $107,510
                                                              =======   ========
Aggregate indebtedness......................................  $   -0-   $    -0-
                                                              =======   ========
Ratio of aggregate indebtedness to net capital..............   0 to 1     0 to 1
                                                              =======   ========

     Note -- This computation does not differ from the computation of net capital under Rule 15c3-1 as of December 31, 1997 filed by FIMI Securities, Inc. with the National Association of Securities Dealers on part II of Form X-17A-5.

                             FIMI SECURITIES, INC.

                        COMPUTATION FOR DETERMINATION OF
                     RESERVE REQUIREMENT UNDER RULE 15C3-3
                   OF THE SECURITIES AND EXCHANGE COMMISSION
                        AS OF DECEMBER 31,1997 AND 1996

                                                                     SCHEDULE II

     The Company is in compliance with the exemptive provisions of SEC Rule 15c3-3(k)(2)(i) in that it carried no margin accounts, handled no customers' funds or securities, and held no funds or securities for or owed no money or securities to its customers.

                             FIMI SECURITIES, INC.

                      STATEMENT OF CHANGES IN LIABILITIES
                  SUBORDINATED TO CLAIMS OF GENERAL CREDITORS
                        AS OF DECEMBER 31, 1997 AND 1996

                                                                    SCHEDULE III

     NONE

                        PREMIER FINANCIAL SERVICES, INC.
                      FIRST INSTITUTIONAL MARKETING, INC.
                           ALL THINGS FINANCIAL, INC.

                         COMBINED FINANCIAL STATEMENTS
                              FOR THE YEARS ENDED
                           DECEMBER 31, 1997 AND 1996

                        PREMIER FINANCIAL SERVICES, INC.
                      FIRST INSTITUTIONAL MARKETING, INC.
                           ALL THINGS FINANCIAL, INC.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
INDEPENDENT AUDITOR'S REPORT................................  B-15
FINANCIAL STATEMENTS
  Combined Balance Sheets...................................  B-16
  Combined Statements of Income.............................  B-17
  Combined Statements of Changes in Stockholders' Equity....  B-18
  Combined Statements of Cash Flows.........................  B-19
  Notes to the Combined Financial Statements................  B-20

                          INDEPENDENT AUDITOR'S REPORT

September 21, 1998, (except for Note 12, as to which the date is November 6, 1998)

To The Stockholders
Premier Financial Services, Inc.
First Institutional Marketing, Inc.
All Things Financial, Inc.
Houston, Texas

     We have audited the accompanying combined balance sheets of Premier Financial Services, Inc., First Institutional Marketing, Inc., and All Things Financial, Inc., (S Corporations) (the Companies) as of December 31, 1997 and 1996, and the related combined statements of income, changes in stockholders' equity and cash flows for the years then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Premier Financial Services, Inc., First Institutional Marketing, Inc., and All Things Financial, Inc., as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

Gainer, Donnelly & Desroches, L.C.
Certified Public Accountants

                        PREMIER FINANCIAL SERVICES, INC.
                      FIRST INSTITUTIONAL MARKETING, INC.
                           ALL THINGS FINANCIAL, INC.

                            COMBINED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996

                                                                1997        1996
                                                              ---------   ---------
                                      ASSETS
CURRENT ASSETS:
  Cash and Cash Equivalents.................................  $  55,912   $      --
  Accounts Receivable.......................................    265,465     493,985
  Certificate of Deposit....................................     50,325      50,325
  Loans to Stockholders.....................................         --     112,196
  Employee Loans............................................         --       1,445
  Due from Affiliate........................................         --       2,437
                                                              ---------   ---------
          Total Current Assets..............................    371,702     660,388
                                                              ---------   ---------
PROPERTY AND EQUIPMENT:
  Equipment Under Capital Leases............................         --      76,386
  Computer Equipment........................................    207,448     121,061
  Office Equipment and Fixtures.............................    120,660     120,485
  Automobiles...............................................     30,853      30,853
                                                              ---------   ---------
                                                                358,961     348,785
  Less: Accumulated Depreciation............................   (290,326)   (270,843)
                                                              ---------   ---------
          Net Property and Equipment........................     68,635      77,942
                                                              ---------   ---------
OTHER ASSETS:
  Deposits..................................................      1,879       1,879
                                                              ---------   ---------
TOTAL ASSETS................................................  $ 442,216   $ 740,209
                                                              =========   =========

                       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Bank Overdraft............................................  $      --   $ 103,917
  Accounts Payable..........................................    217,646     310,262
  Commissions Payable.......................................     73,547     126,256
  Payroll Taxes Payable.....................................      7,561       4,737
  Other Accrued Liabilities.................................      2,738      18,143
  Note Payable, Current Portion.............................      9,720          --
  Current Portion of Capital Leases.........................      1,925      25,264
                                                              ---------   ---------
          Total Current Liabilities.........................    313,137     588,579
                                                              ---------   ---------
LONG-TERM LIABILITIES:
  Capital Leases, Net of Current Portion....................         --       1,925
  Note Payable, Net of Current Portion......................      6,095          --
                                                              ---------   ---------
          Total Long-Term Liabilities.......................      6,095       1,925
                                                              ---------   ---------
TOTAL LIABILITIES...........................................    319,232     590,504
                                                              ---------   ---------
COMMITMENT AND CONTINGENCIES
STOCKHOLDERS' EQUITY........................................    122,984     149,705
                                                              ---------   ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................  $ 442,216   $ 740,209
                                                              =========   =========

   The accompanying notes are an integral part of these financial statements

                        PREMIER FINANCIAL SERVICES, INC.
                      FIRST INSTITUTIONAL MARKETING, INC.
                           ALL THINGS FINANCIAL, INC.

                         COMBINED STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                 1997         1996
                                                              ----------   ----------
REVENUES....................................................  $4,277,324   $6,601,182
COST OF REVENUES............................................   3,211,206    5,527,454
                                                              ----------   ----------
GROSS PROFIT................................................   1,066,118    1,073,728
OPERATING EXPENSES..........................................     986,771    1,034,749
                                                              ----------   ----------
NET OPERATING INCOME........................................      79,347       38,979
OTHER INCOME (EXPENSE):
  Interest Income...........................................       2,495        3,565
  Interest Expense..........................................        (815)          --
  Other Income..............................................          --        8,266
                                                              ----------   ----------
          Total Other Income (Expense)......................       1,680       11,831
                                                              ----------   ----------
COMBINED NET INCOME.........................................  $   81,027   $   50,810
                                                              ==========   ==========

   The accompanying notes are an integral part of these financial statements.

                        PREMIER FINANCIAL SERVICES, INC.
                      FIRST INSTITUTIONAL MARKETING, INC.
                           ALL THINGS FINANCIAL, INC.

             COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                          PREMIER                                              ADDITIONAL
                         FINANCIAL      FIRST INSTITUTIONAL     ALL THINGS      PAID-IN     RETAINED    TREASURY
                       SERVICES, INC.     MARKETING, INC.     FINANCIAL INC.    CAPITAL     EARNINGS     STOCK       TOTAL
                       --------------   -------------------   --------------   ----------   ---------   --------   ---------
Balance, December 31,
  1995...............      $1,435             $1,250              $1,150        $ 44,572    $ 402,558   $(32,000)  $ 418,965
Prior-Period
  Adjustment.........          --                 --                  --              --       25,855         --      25,855
Purchase of Treasury
  Stock..............          --                 --                  --              --           --    (18,000)    (18,000)
Stockholder
  Distributions......          --                 --                  --              --     (327,925)        --    (327,925)
Net Income...........          --                 --                  --              --       50,810         --      50,810
                           ------             ------              ------        --------    ---------   --------   ---------
Balance, December 31,
  1996...............       1,435              1,250               1,150          44,572      151,298    (50,000)    149,705
Stockholder
  Distributions......          --                 --                  --              --     (112,096)        --    (112,096)
Cancellation of
  Treasury Stock.....        (505)              (320)               (255)        (44,572)          --     50,000       4,348
Net Income...........          --                 --                  --              --       81,027         --      81,027
                           ------             ------              ------        --------    ---------   --------   ---------
Balance, December 31,
  1997...............      $  930             $  930              $  895        $     --    $ 120,229   $     --   $ 122,984
                           ======             ======              ======        ========    =========   ========   =========

   The accompanying notes are an integral part of these financial statements.

                        PREMIER FINANCIAL SERVICES, INC.
                      FIRST INSTITUTIONAL MARKETING, INC.
                           ALL THINGS FINANCIAL, INC.

                       COMBINED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                1997        1996
                                                              ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Combined Net Income.......................................  $  81,027   $  50,810
  Adjustments to Reconcile Combined Net Income to Net Cash
     Provided by Operating Activities
     Depreciation...........................................     23,895      52,518
     Interest Expense.......................................        815          --
     Other, Net.............................................     (4,376)         --
  (Increase) Decrease In:
     Accounts Receivable....................................    228,520      15,392
     Loans to Stockholders..................................         --     (35,297)
     Employee Loans.........................................      1,445         482
     Due from Affiliate.....................................      2,437          53
     Prepaid Expenses.......................................         --       5,881
     Deposits...............................................         --        (200)
  Increase (Decrease) In:
     Bank Overdraft.........................................   (103,917)    103,917
     Accounts Payable.......................................    (92,616)    (35,480)
     Commissions Payable....................................    (52,709)     47,795
     Payroll Taxes Payable..................................      2,824       4,737
     Other Accrued Liabilities..............................    (15,405)     16,871
                                                              ---------   ---------
          Total Adjustments.................................     (9,087)    176,669
                                                              ---------   ---------
  Net Cash Provided by Operating Activities.................     71,940     227,479
                                                              ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of Equipment..................................     (5,764)    (41,700)
                                                              ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from Issuance of Note Payable.................     15,000          --
     Repayments of Capital Lease Obligation.................    (25,264)    (28,250)
     Stockholder Distributions..............................         --    (327,925)
                                                              ---------   ---------
  Net Cash Used in Financing Activities.....................    (10,264)   (356,175)
                                                              ---------   ---------
NET CHANGE IN CASH AND CASH EQUIVALENTS.....................     55,912    (170,396)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR................         --     170,396
                                                              ---------   ---------
CASH AND CASH EQUIVALENTS, END OF YEAR......................  $  55,912   $      --
                                                              =========   =========

   The accompanying notes are an integral part of these financial statements

                        PREMIER FINANCIAL SERVICES, INC.
                      FIRST INSTITUTIONAL MARKETING, INC.
                           ALL THINGS FINANCIAL, INC.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

     Premier Financial Services, Inc., First Institutional Marketing, Inc., and All Things Financial, Inc., (the Companies) began operations in 1989. The Companies are marketing organizations dedicated to providing fixed and variable annuities, insurance products and full service brokerage to banks, savings and loans and credit unions. Associated brokerage services are provided by FIMI Securities, Inc., an uncombined company related through common ownership. First Institutional Marketing, Inc., (FIMI), Premier Financial Services, Inc., (PFS) and All Things Financial, Inc., (ATF) operate exclusively in the United States.

PRINCIPLES OF COMBINATION

     The combined financial statements include the combined accounts of the Companies, which are related through common ownership. All material intercompany balances have been eliminated.

BASIS OF ACCOUNTING

     The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

CASH AND CASH EQUIVALENTS

     The Companies define cash equivalents as short-term, highly liquid investments that are readily convertible to cash within a maturity of three months or less.

ACCOUNTS RECEIVABLE

     Accounts receivable represent amounts owed to the Companies which are expected to be collected within twelve months. An allowance is established for accounts whose collection is uncertain. At December 31, 1997 and 1996, all accounts were considered collectable.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost less accumulated depreciation. Depreciation expense is provided using modified accelerated cost recovery method for financial reporting purposes. Major classifications and estimated useful lives are as follows:

Equipment Under Capital Leases..............................    7 years
Computer Equipment..........................................  5-7 years
Office Equipment and Fixtures...............................    7 years
Automobiles.................................................    5 years

Cost of assets includes capital expenditures which improve the efficiency of the assets or lengthen their useful lives. Normal or recurring expenditures for repair and maintenance and capital expenditures of insignificant amounts are expended when incurred. Cost and related accumulated depreciation of assets sold or retired are eliminated from the accounts, and the gains or losses on disposal are reflected in income. Depreciation expense for the years ended December 31, 1997 and 1996 totaled $23,895 and $52,518, respectively, and includes amortization of capital leases.

                        PREMIER FINANCIAL SERVICES, INC.
                      FIRST INSTITUTIONAL MARKETING, INC.
                           ALL THINGS FINANCIAL, INC.

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

ADVERTISING COSTS

     Advertising costs are charged to operations when the advertising first takes place. No direct-response advertising is used by the Companies. Total advertising expense for the years ended December 31, 1997 and 1996 was $59,468 and $7,806, respectively.

USE OF ESTIMATES

     The preparation of financial statements in conformity with the generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS

     Certain reclassifications have been made to the 1996 financial statements to conform to the 1997 presentation.

2. LEASES

OPERATING LEASES

     The Companies currently lease office space in a Houston, Texas facility under a five year operating lease. The lease continues through July 14, 2002, and provides for minimum monthly rental payments of $2,998, plus the Companies' share of building operating costs. Rental expense for the years ended December 31, 1997 and 1996, totaled $33,792,and $31,609, respectively.

CAPITAL LEASES

     The Companies lease office equipment under various capital leases. Capital lease obligations at December 31, 1997 and 1996, are as follows:

                                                               1997       1996
                                                              -------   --------
Capital Lease Payable to AT&T, dated December 1994, interest at 10%, payable in 36 monthly installments of $1,443,
  secured by equipment......................................  $    --   $ 15,107
Capital Lease Payable to Bevenco, dated December 1994,
  interest at 10%, payable in 36 monthly installments of
  $356, secured by equipment................................       --      4,046
Capital Lease Payable to Bevenco, dated December 1994,
  interest at 10%, payable in 36 monthly installments of
  $223, secured by equipment................................       --      2,537
Capital Lease Payable to Bevenco, dated June 1995, interest
  at 10%, payable in 36 monthly installments of $330,
  secured by equipment......................................    1,925      5,499
                                                              -------   --------
                                                                1,925     27,189
Less: Amount Shown as Current...............................   (1,925)   (25,264)
                                                              -------   --------
Long-Term Obligation........................................  $    --   $  1,925
                                                              =======   ========

                        PREMIER FINANCIAL SERVICES, INC.
                      FIRST INSTITUTIONAL MARKETING, INC.
                           ALL THINGS FINANCIAL, INC.

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Future minimum commitments, by year and in the aggregate related to capital and noncancellable operating leases at December 31, 1997 are as follows:

                                                              CAPITAL   OPERATING
                  YEAR ENDING DECEMBER 31,                     LEASE     LEASES
                  ------------------------                    -------   ---------
1998........................................................  $1,982    $ 35,976
1999........................................................      --      35,976
2000........................................................      --      35,976
2001........................................................      --      35,976
2002........................................................      --      17,988
Thereafter..................................................      --          --
                                                              ------    --------
Total Minimum Lease Payments................................   1,982    $161,892
                                                              ------    ========
Less: Amount Shown as Interest..............................     (57)
                                                              ------
Present Value of Net Minimum Lease Payments.................  $1,925
                                                              ======

3. FEDERAL INCOME TAX

     The Companies have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Companies do not pay federal corporate income tax on their taxable income and are not allowed a net operating loss carryover or carryback as a deduction. Instead, the stockholders are liable for individual federal income tax on their respective shares of net income and include their respective shares of the Companies' operating losses in their individual tax returns.

4. LONG-TERM DEBT

     The note payable represents an agreement between First Institutional Marketing, Inc., and one of its insurance carriers. The unsecured note is dated April 14, 1997, and is payable in monthly installments of $1,356, beginning May, 1998. Interest accrues from date of this note. Total principal and accrued interest due in 1998 is $9,720, and the balance of $6,095 is payable in 1999.

5. CAPITAL STOCK

PREMIER FINANCIAL SERVICES, INC.

     The Company is authorized to issue 100,000 shares of Premier Financial Services, Inc. common stock with a par value of $1 per share. The stock is not entitled to dividends. At December 31, 1997, there were 930 shares issued and outstanding.

FIRST INSTITUTIONAL MARKETING, INC.

     The Company is authorized to issue 10,000 shares of First Institutional Marketing, Inc. common stock with a par value of $1.00 per share. The stock is not entitled to receive dividends. At December 31, 1997, there were 930 shares issued and outstanding.

ALL THINGS FINANCIAL, INC.

     The Company is authorized to issue 10,000 shares of All Things Financial, Inc. common stock with a par value of $1.00 per share. The stock is not entitled to dividends. At December 31, 1997, there were 895 shares issued and outstanding.

                        PREMIER FINANCIAL SERVICES, INC.
                      FIRST INSTITUTIONAL MARKETING, INC.
                           ALL THINGS FINANCIAL, INC.

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

6. TREASURY STOCK

     During the year ended December 31, 1997, the Companies canceled all common stock held in treasury. Shares in treasury consisted of 405 shares of Premier Financial Services, Inc.; 320 shares of First Institutional Marketing, Inc.; and 255 shares of All Things Financial, Inc.

7. RELATED PARTY TRANSACTIONS

     Pursuant to informal arrangements, Premier Financial Services, Inc., processes payroll, contract labor charges, and various other general and administrative expenses for affiliated companies. Premier Financial Services, Inc., is reimbursed for this expense on a regular basis. Amounts paid by First Institutional Marketing, Inc., and All Things Financial, Inc., have been eliminated in the combination. Additional reimbursements total $922,879 and $800,000 for the years ended December 31, 1997 and 1996, respectively, and are recorded as revenue in the accompanying financial statements. The amount due from FIMI Securities, Inc., an affiliate, at December 31, 1996 was $2,437.

8. EMPLOYEE BENEFITS

     The Companies maintain a 401(k) retirement plan that covers all eligible employees. This defined contribution plan provides matching Company contributions equal to 50% of the employee contribution to a maximum Company contribution of 3%. Additionally, the Companies may make discretionary contributions. Contributions by the Companies for the years ended December 31, 1997 and 1996 totaled $25,143 and $30,427 respectively.

9. PRIOR-PERIOD ADJUSTMENT

     Retained earnings at the beginning of 1996 have been restated to reflect the cumulative change in accounting method from the cash basis to the accrual basis of accounting. This change totaled $25,855 and had no effect on income taxes.

10. NON-CASH TRANSACTIONS

     During 1997 and 1996, the Companies reclassified various shareholder loans and advances to stockholder distributions. These reclassifications totaled $112,096 and $82,600 for the years ended December 31, 1997 and 1996, respectively.

11. CONTINGENCIES

     During 1998, First Institutional Marketing, Inc. commenced litigation to recover funds owed it. The defendant in the action and another party have countersued First Institutional Marketing, Inc. seeking a range of damages and relief. Outside counsel for the Company has advised that at this stage of the proceedings, they cannot offer an opinion as to probable outcome. The Company intends to vigorously defend its position.

12. SUBSEQUENT EVENTS

     During June 1998, the shareholders entered into a letter of intent to sell their shareholdings in the Companies to HomeCom Communications, Inc. During November 1998, the shareholders entered into a definitive Merger Agreement to sell their interests in the Companies to HomeCom Communications, Inc. The mergers are expected to close in early 1999.

                             FIMI SECURITIES, INC.
                        PREMIER FINANCIAL SERVICES, INC.
                      FIRST INSTITUTIONAL MARKETING, INC.
                           ALL THINGS FINANCIAL, INC.

                         COMBINED FINANCIAL STATEMENTS
                        FOR THE NINE MONTH PERIODS ENDED
                          SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)

                             FIMI SECURITIES, INC.
                        PREMIER FINANCIAL SERVICES, INC.
                      FIRST INSTITUTIONAL MARKETING, INC.
                           ALL THINGS FINANCIAL, INC.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
UNAUDITED FINANCIAL STATEMENTS
  Combined Balance Sheets...................................  B-26
  Combined Statements of Income.............................  B-27
  Combined Statements of Cash Flows.........................  B-28
  Notes to the Combined Financial Statements................  B-29

                             FIMI SECURITIES, INC.
                        PREMIER FINANCIAL SERVICES, INC.
                      FIRST INSTITUTIONAL MARKETING, INC.
                           ALL THINGS FINANCIAL, INC.

                            COMBINED BALANCE SHEETS
                          SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)

                                                                1998       1997
                                                              --------   --------
                                     ASSETS
CURRENT ASSETS:
  Cash and Cash Equivalents.................................  $232,412   $ 38,313
  Accounts Receivable.......................................   252,042    439,357
  Loans to Stockholders.....................................        --    146,993
                                                              --------   --------
          Total Current Assets..............................   484,454    624,663
FURNITURE, FIXTURES AND EQUIPMENT, NET......................   157,306    123,240
OTHER NON-CURRENT ASSETS....................................    17,149     17,148
                                                              --------   --------
TOTAL ASSETS................................................  $658,909   $765,051
                                                              ========   ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts Payable and Accrued Expenses.....................  $323,929   $415,904
  Accrued Payroll Liabilities...............................    31,554         --
  Other Current Liabilities.................................    20,000         --
                                                              --------   --------
          Total Current Liabilities.........................   375,483    415,904
LONG-TERM LIABILITIES:
  Capital Leases, Net of Current Portion....................    84,528     12,147
  Note Payable to Bank......................................     5,815         --
                                                              --------   --------
          Total Long-Term Liabilities.......................    90,343     12,147
                                                              --------   --------
TOTAL LIABILITIES...........................................   465,826    428,051
COMMITMENT AND CONTINGENCIES
STOCKHOLDERS' EQUITY........................................   193,083    337,000
                                                              --------   --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................  $658,909   $765,051
                                                              ========   ========

   The accompanying notes are an integral part of these financial statements.

                             FIMI SECURITIES, INC.
                        PREMIER FINANCIAL SERVICES, INC.
                      FIRST INSTITUTIONAL MARKETING, INC.
                           ALL THINGS FINANCIAL, INC.

                         COMBINED STATEMENTS OF INCOME
          FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1998 AND 1997

                                                                 1998         1997
                                                              ----------   ----------
REVENUES....................................................  $2,767,986   $3,823,312
COST OF REVENUES............................................   2,101,234    3,056,544
                                                              ----------   ----------
GROSS PROFIT................................................     666,752      766,768
OPERATING EXPENSES..........................................     640,910      709,252
                                                              ----------   ----------
NET OPERATING INCOME........................................      25,842       57,516
OTHER INCOME (EXPENSE):
  Interest Income...........................................
  Interest Expense..........................................       1,860           --
  Other Expense (Income)....................................      (1,227)      (4,000)
                                                              ----------   ----------
          Total Other Expense (Income)......................         633       (4,000)
                                                              ----------   ----------
COMBINED NET INCOME.........................................  $   25,209   $   61,516
                                                              ==========   ==========

   The accompanying notes are an integral part of these financial statements.

                             FIMI SECURITIES, INC.
                        PREMIER FINANCIAL SERVICES, INC.
                      FIRST INSTITUTIONAL MARKETING, INC.
                           ALL THINGS FINANCIAL, INC.

                       COMBINED STATEMENTS OF CASH FLOWS
          FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1998 AND 1997

                                                                1998       1997
                                                              --------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Combined Net Income (Loss)................................  $ 25,209   $  61,516
  Adjustments to Reconcile Combined Net Income to Net Cash
     Provided by Operating Activities
     Depreciation...........................................    13,927      17,921
     Other, Net.............................................                 4,489
  (Increase) Decrease In:
     Accounts Receivable....................................    13,423      54,628
  Increase (Decrease) In:
     Accounts Payable and Accrued Expenses..................   103,545     (16,418)
     Accrued Payroll Liabilities............................   (49,554)   (130,993)
                                                              --------   ---------
          Total Adjustments.................................    81,341     (70,373)
                                                              --------   ---------
  Net Cash Provided by Operating Activities.................   106,550      (8,857)
                                                              --------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of Equipment..................................    (9,996)    (60,340)
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from Issuance of Note Payable.................        --          --
     Repayments of Capital Lease Obligation.................        --          --
     Stockholder Distributions..............................                    --
                                                              --------   ---------
  Net Cash Used in Financing Activities.....................        --          --
                                                              --------   ---------
NET CHANGE IN CASH AND CASH EQUIVALENTS.....................    96,554     (69,197)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............   135,858     107,510
                                                              --------   ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD....................  $232,412   $  38,313
                                                              ========   =========

   The accompanying notes are an integral part of these financial statements.

                             FIMI SECURITIES, INC.
                        PREMIER FINANCIAL SERVICES, INC.
                      FIRST INSTITUTIONAL MARKETING, INC.
                           ALL THINGS FINANCIAL, INC.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

     Premier Financial Services, Inc., First Institutional Marketing, Inc., and All Things Financial, Inc., (the Companies) began operations in 1989. The Companies are marketing organizations dedicated to providing fixed and variable annuities, insurance products and full service brokerage to banks, savings and loans and credit unions. Associated brokerage services are provided by FIMI Securities, Inc., a company related through common ownership. FIMI Securities, Inc. was formed in 1994 primarily for the purpose of qualifying and operating as a broker-dealer. FIMI Securities, Inc. is a member of the National Association of Security Dealers and is registered with the Securities and Exchange Commission and with various states' securities commissions. FIMI Securities, Inc.'s primary business is in the wholesale brokerage of variable annuities. First Institutional Marketing, Inc., (FIMI), Premier Financial Services, Inc.,
(PFS), All Things Financial, Inc., (ATF) and FIMI Securities, Inc. operate exclusively in the United States.

PRINCIPLES OF COMBINATION

     The combined financial statements include the combined accounts of the Companies, which are related through common ownership. All material intercompany balances have been eliminated.

BASIS OF ACCOUNTING

     The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

CASH AND CASH EQUIVALENTS

     The Companies define cash equivalents as short-term, highly liquid investments that are readily convertible to cash within a maturity of three months or less.

ACCOUNTS RECEIVABLE

     Accounts receivable represent amounts owed to the Companies which are expected to be collected within twelve months. An allowance is established for accounts whose collection is uncertain. At September 30, 1998 and 1997, all accounts were considered collectable.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost less accumulated depreciation. Depreciation expense is provided using modified accelerated cost recovery method for financial reporting purposes. Major classifications and estimated useful lives are as follows:

Equipment Under Capital Leases..............................    7 years
Computer Equipment..........................................  5-7 years
Office Equipment and Fixtures...............................    7 years
Automobiles.................................................    5 years

Cost of assets includes capital expenditures which improve the efficiency of the assets or lengthen their useful lives. Normal or recurring expenditures for repair and maintenance and capital expenditures of insignificant amounts are expended when incurred. Cost and related accumulated depreciation of assets sold or retired are

                             FIMI SECURITIES, INC.
                        PREMIER FINANCIAL SERVICES, INC.
                      FIRST INSTITUTIONAL MARKETING, INC.
                           ALL THINGS FINANCIAL, INC.

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

eliminated from the accounts, and the gains or losses on disposal are reflected in income. Depreciation expense for the nine-month periods ended September 30, 1998 and 1997 totaled $13,927 and $17,921, respectively, and includes amortization of capital leases.

ADVERTISING COSTS

     Advertising costs are charged to operations when the advertising first takes place. No direct-response advertising is used by the Companies. Total advertising expense for the nine-month periods ended September 30, 1998 and 1997 was $0 and $53,077.

USE OF ESTIMATES

     The preparation of financial statements in conformity with the generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. FEDERAL INCOME TAX

     The Companies have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Companies do not pay federal corporate income tax on their taxable income and are not allowed a net operating loss carryover or carryback as a deduction. Instead, the stockholders are liable for individual federal income tax on their respective shares of net income and include their respective shares of the Companies' operating losses in their individual tax returns.

3. CONTINGENCIES

     During 1998, First Institutional Marketing, Inc. commenced litigation to recover funds owed it. The defendant in the action and another party have countersued First Institutional Marketing, Inc. seeking a range of damages and relief. Outside counsel for the Company has advised that at this stage of the proceedings, they cannot offer an opinion as to probable outcome. The Company intends to vigorously defend its position.

4. SUBSEQUENT EVENTS

     On November 6, 1998, the shareholders entered into a definitive Merger Agreement to sell their interests in the Companies to HomeCom Communications, Inc. The mergers are expected to close in early 1999.

                                                                    APPENDIX "C"

                          HOMECOM COMMUNICATIONS, INC.

                         PROPOSED AMENDED ARTICLE IV TO
                           ARTICLES OF INCORPORATION

     The total number of shares of capital stock which the Corporation is authorized to issue is one hundred and ten million (110,000,000) divided into two classes as follows:

          (1) One hundred million (100,000,000) shares of common stock, $.0001 par value per share ("Common Stock"); and

          (2) Ten million (10,000,000) shares of preferred stock, $.01 par value per share ("Preferred Stock").

     The holders of Common Stock shall be entitled to one vote for each share on all matters required or permitted to be voted on by stockholders of the Corporation.

     Effective upon the filing of this Certificate of Incorporation with the Secretary of State of Delaware, each outstanding share of Common Stock, no par value per share, shall be reclassified as one share of Common Stock, $.0001 par value per share.

     The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Certificate of Incorporation, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restriction thereof.

     The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

          (1) The number of shares constituting that series and the distinctive designation of that series;

          (2) The divided rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          (3) Whether that series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

          (4) Whether that series shall have conversion privileges and, if so, the terms and conditions of such conversions, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (5) Whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amounts of such sinking fund;

          (7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

          (8) Any other relative rights, preferences and limitation of that series.

     Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the common shares with respect to the same dividend period.

     If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

                                  APPENDIX "D"

                          HOMECOM COMMUNICATIONS, INC.

                       1996 STOCK OPTION PLAN, AS AMENDED

                                   Section 1.

                                    PURPOSE

     The purpose of this Plan is to promote the interests of the Company by granting Options to purchase Shares to (i) Employees in order (a) to attract and retain Employees, (b) to provide an additional incentive to each Employee to work to increase the value of Shares, and (c) to provide each Employee with a stake in the future of the Company which corresponds to the stake of each of the Company's shareholders, and (ii) Key Persons who have rendered valuable services to the Company, and to provide such Key Person with a stake in the future of the Company which corresponds to each of the Company's shareholders.

                                   Section 2.

                                  DEFINITIONS

     Each term set forth in this Section 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

     2.1 Board means the Board of Directors of the Company.

     2.2 Code means the Internal Revenue Code of 1986, as amended.

     2.3 Committee means the Compensation Committee of the Board.

     2.4 Common Stock means the common stock of the Company, par value $.01 per share.

     2.5 Company means HomeCom Communications, Inc., a Delaware, corporation, and any successor to such organization.

     2.6 Employee means an employee of the Company, a Subsidiary or a Parent.

     2.7 Exchange Act means the Securities Exchange Act of 1934, as amended.

     2.8 Exercise Price means the price which shall be paid to purchase one (1) Share upon the exercise of an Option granted under this Plan.

     2.9 Fair Market Value means the price at which the Committee or the Board acting in good faith determines through any reasonable valuation method that a Share might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

     2.10 ISO means an option granted under this Plan to purchase Shares which is intended by the Company to satisfy the requirements of Code Section 422 as an incentive stock option.

     2.11 Key Person means (i) a member of the Board who is not an Employee,
(ii) a consultant, distributor or other person who has rendered valuable services to the Company, a Subsidiary or a Parent, (iii) a person who has incurred, or is willing to incur, financial risk in the form of guaranteeing or acting as co-obligor with respect to debts or other obligations of the Company, or (iv) a person who has extended credit to the Company. Key Persons are not limited to individuals and, subject to the preceding definition, may include corporations, partnerships, associations and other entities.

     2.12 Non-ISO means an option granted under this Plan to purchase Shares which is not intended by the Company to satisfy the requirements of Code Section 422.

     2.13 Option means an ISO or a Non-ISO.

     2.14 Optionee means grantee of an Option.

     2.15 Parent means any corporation that is a parent of the Company (within the meaning of Code Section 424).

     2.16 Plan means the HomeCom Communications, Inc. 1996 Stock Option Plan, as amended from time to time.

     2.17 Share means a share of the Common Stock of the Company.

     2.18 Stock Option Grant means the written agreement or instrument which sets forth the terms of an Option granted to an Employee or Key Person under this Plan.

     2.19 Subsidiary means any corporation that is a subsidiary of the Company (within the meaning of Code Section 424(f)).

     2.20 Surrendered Shares means the Shares described in Section 11.2 that (in lieu of being purchased) are surrendered for cash or Shares, or for a combination of cash and Shares, in accordance with Section 11.1.

     2.21 Ten Percent Shareholder means a person who owns (after taking into account the attribution rules of Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of shares of either the Company, a Subsidiary or a Parent.

                                   Section 3.

                           SHARES SUBJECT TO OPTIONS

     Two Million (2,000,000) Shares of Common Stock shall be reserved for issuance under this Plan. However, the total number of Shares authorized for issuance pursuant to the Plan shall at no time not exceed 20% (twenty percent) of the total issued and outstanding shares of the Company's Common Stock. Such Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, and from Shares which have been reacquired by the Company. Furthermore, any Shares subject to an Option that remain after the cancellation, expiration or exchange of such Option thereafter shall again become available for use under this Plan, but any Surrendered Shares that remain after the surrender of an Option under Section 11 shall not again become available for use under this Plan.

                                   Section 4.

                                 EFFECTIVE DATE

     The effective date of this Plan shall be the date it is adopted by the Board provided the shareholders of the Company approve this Plan within twelve
(12) months after such effective date. If such effective date comes before such shareholder approval, any Options granted under this Plan before the date of such approval automatically shall be granted subject to such approval.

                                   Section 5.

                                   COMMITTEE

     This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to Section 16) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances. The Committee's actions shall be binding on the Company, on each affected Employee or Key Person, and on each other person directly or indirectly affected by such actions. Notwithstanding anything else to the contrary herein, the Board shall have the authority to assume the powers and responsibilities outlined above with respect to the Committee, in whole or in part.

                                   Section 6.

                                  ELIGIBILITY

     Except as provided below, only Employees shall be eligible for the grant of Options under this Plan, but no Employee shall have the right to be granted an Option under this Plan merely as a result of his or her status as an Employee. Key Persons may be eligible, subject to written approval by the Board, for the grant of Options under this Plan, but only if the Key Person has provided valuable services to the Company, a Subsidiary or a Parent and only if the Option is a Non-ISO.

                                   Section 7.

                                GRANT OF OPTIONS

     The Committee, acting pursuant to the procedure established by the Board, shall either grant Options under this Plan, or recommend to the Board that Options be granted under this Plan. In accordance with the procedure established by the Board, the Committee, or the Board, in its absolute discretion, shall grant Options under this Plan from time to time to purchase Shares and, further, shall have the right to grant new Options in exchange for outstanding Options. Such Options shall be granted to Employees or Key Persons selected by the Committee, acting in its discretion as set forth above, and neither the Board nor the Committee shall be under any obligation whatsoever to grant Options to all Employees or Key Persons, or to grant all Options subject to the same terms and conditions. Each grant of an Option shall be evidenced by a Stock Option Grant and each Stock Option Grant shall:

          1. specify whether the Option is an ISO or Non-ISO; and

          2. incorporate such other terms and conditions as the Committee or the Board, acting in its absolute discretion, deems consistent with the terms of this Plan, including (without limitation) a restriction on the number of Shares subject to the Option which first become exercisable or subject to surrender during any calendar year.

     In determining Employee(s) or Key Person(s) to whom an Option shall be granted and the number of Shares to be covered by such Option, the Committee or the Board may take into account the recommendations of the President of the Company and its other officers, the duties of the Employee or Key Person, the present and potential contributions of the Employee or Key Person to the success of the Company, the anticipated number of years of service remaining before the attainment by the Employee of retirement age, and other factors deemed relevant by the Committee or the Board, in its sole discretion, in connection with accomplishing the purpose of this Plan. An Employee or Key Person who has been granted an Option to purchase Shares of the Company, whether under this Plan or otherwise, may be granted one or more additional Options.

     If the Committee or the Board grants an ISO and a Non-ISO to an Employee on the same date, the right of the Employee to exercise or surrender one such Option shall not be conditioned on his or her failure to exercise or surrender the other such Option.

                                   Section 8.

                                 EXERCISE PRICE

     If an Option is an ISO, the Exercise Price for each Share subject to such Option shall be no less than the Fair Market Value of a Share on the date such Option is granted or, if such Option is granted to a Ten Percent Shareholder, the Exercise Price for each Share subject to such Option shall be no less than 110% of the Fair Market Value of a Share on the date such Option is granted. If an Option is a Non-ISO, the Exercise Price for each Share shall be no less than the minimum price required by applicable state law, or by the Company's governing instrument, or $0.01, whichever price is greater. The Exercise Price shall be payable in full upon the exercise of any Option, and a Stock Option Grant, at the discretion of the Committee or the Board, can provide for the payment of the Exercise Price either in cash, or in Shares acceptable to the Committee or the

Board, or in any combination of cash and Shares acceptable to the Committee or the Board. Any payment made in Shares shall be treated as equal to the Fair Market Value of such Shares on the date the properly endorsed certificate for such Shares is delivered to the Commissioner of the Board.

     Notwithstanding the above, and in the sole discretion of the Committee or the Board, an Option may be exercised as to a portion or all (as determined by the Committee or the Board) of the number of Shares specified in the Stock Option Grant by delivery to the Company of a promissory note, such promissory note to be executed by the Optionee and which shall include, with such other terms and conditions as the Committee or the Board shall determine, provisions in a form approved by the Committee or the Board under which (i) the balance of the aggregate purchase price shall be payable in equal installments over such period and shall bear interest at such rate (which shall not be less than the prime bank loan rate as determined by the Committee or the Board) as the Committee or the Board shall approve and (ii) the Optionee shall be personally liable for payment of the unpaid principal balance and all accrued but unpaid interest.

                                   Section 9.

                                EXERCISE PERIOD

     Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Stock Option Grant, but no Stock Option Grant shall:

          1. make an Option exercisable before the date such Option is granted;
     or

          2. make an Option exercisable after the earlier of the:

             (a) the date such Option is exercised in full, or

             (b) the date which is the tenth (10th) anniversary of the date such Option is granted, if such Option is a Non-ISO or an ISO granted to a non-Ten Percent Shareholder, or the date which is the fifth (5th) anniversary of the date such Option is granted, if such Option is an ISO granted to a Ten Percent Shareholder.

     A Stock Option Grant may provide for the exercise of an Option after the employment of an Employee has terminated for any reason whatsoever, including death or disability.

                                  Section 10.

                               NONTRANSFERABILITY

     No Option granted under this Plan shall be transferable by an Employee or Key Person other than by will or by the laws of descent and distribution, and such Option shall be exercisable during an Employee's or Key Person's lifetime only by the Employee or Key Person, as the case may be. The person or persons to whom an Option is transferred by will or by the laws of descent and distribution thereafter shall be treated as the Employee or Key Person.

                                  Section 11.

                              SURRENDER OF OPTIONS

     11.1 General Rule. The Committee or the Board, acting in its absolute discretion may incorporate a provision in a Stock Option Grant to allow an Employee or Key Person to surrender his or her Option in whole or in part in lieu of the exercise in whole or in part of that Option on any date that:

          1. the Fair Market Value of the Shares subject to such Option exceeds the Exercise Price for such Shares, and

          2. the Option to purchase such Shares is otherwise exercisable.

     11.2 Procedure. The surrender of an Option in whole or in part shall be effected by the delivery of the Stock Option Grant to the Committee or the Board, together with a statement signed by the Employee or Key

Person which specifies the number of Shares ("Surrendered Shares") as to which the Employee or Key Person surrenders his or her Option and how he or she desires payment be made for such Surrendered Shares.

     11.3 Payment. An Employee or Key Person in exchange for his or her Surrendered Shares shall receive a payment in cash or in Shares, or in a combination of cash and Shares, equal in amount on the date such surrender is effected to the excess of the Fair Market Value of the Surrendered Shares on such date over the Exercise Price for the Surrendered Shares. The Committee or the Board, acting in its absolute discretion, can approve or disapprove an Employee's or Key Person's request for payment in whole or in part in cash and can make that payment in cash or in such combination of cash and Shares as the Committee or the Board deems appropriate. A request for payment only in Shares shall be approved and made in Shares to the extent payment can be made in whole shares of Shares and (at the Committee's or the Board's discretion) in cash in lieu of any fractional Shares.

     11.4 Restrictions. Any Stock Option Grant which incorporates a provision to allow an Employee or Key Person to surrender his or her Option in whole or in part also shall incorporate such additional restrictions on the exercise or surrender of such Option as the Committee or the Board deems necessary to satisfy the conditions to the exemption under Rule 16b-3 (or any successor exemption) to Section 16(b) of the Exchange Act.

                                  Section 12.

                            SECURITIES REGISTRATION

     Each Stock Option Grant may provide that, upon the receipt of Shares as a result of the surrender or exercise of an Option, the Employee or Key Person shall, if so requested by the Company, hold such Shares for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Each Stock Option Grant may also provide that, if so requested by the Company, the Employee or Key Person shall make a written representation to the Company that he or she will not sell or offer to sell any of such Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended ("1933 Act"), and any applicable state securities law or, unless he or she shall have famished to the Company an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required. Certificates representing the Shares transferred upon the exercise or surrender of an Option granted under this Plan may at the discretion of the Company bear a legend to the effect that such Shares have not been registered under the 1933 Act or any applicable state securities law and that such Shares may not be sold or offered for sale in the absence of an effective registration statement as to such Shares under the 1933 Act and any applicable state securities law or an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required.

                                  Section 13.

                                  LIFE OF PLAN

     No Option shall be granted under this Plan on or after the earlier of-

     - the tenth (10th) anniversary of the effective date of this Plan (as determined under Section 4 of this Plan), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options have been surrendered or exercised in full or no longer are exercisable, or

     - the date on which all of the Shares reserved under Section 3 of this Plan have (as a result of the surrender or exercise of Options granted under this Plan) been issued or no longer are available for use under this Plan, in which event this Plan also shall terminate on such date.

                                  Section 14.

                                   ADJUSTMENT

     The number of Shares reserved under Section 3 of this Plan, and the number of Shares subject to Options granted under this Plan, and the Exercise Price of such Options shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Committee or the Board shall have the right to adjust (in a manner which satisfies the requirements of Code Section 424(a)) the number of Shares reserved under Section 3 of this Plan, and the number of Shares subject to Options granted under this Plan, and the Exercise Price of such Options in the event of any corporate transaction described in Code Section 424(a) which provides for the substitution or assumption of such Options. If any adjustment under this
Section 14 creates a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded, and the number of Shares reserved under this Plan and the number subject to any Options granted under this Plan shall be the next lower number of Shares, rounding all fractions downward. An adjustment made under this Section 14 by the Committee or the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of Shares reserved under Section 3 of this Plan.

                                  Section 15.

                         SALE OR MERGER OF THE COMPANY

     If the Company agrees to sell substantially all of its assets for cash or property, or for a combination of cash and property, or agrees to any merger, consolidation, reorganization, division or other transaction in which Shares are converted into another security or into the right to receive securities or property and such agreement does not provide for the assumption or substitution of the Options granted under this Plan, each Option at the direction and discretion of the Committee or the Board, or as is otherwise provided in the Stock Option Grants, may be canceled unilaterally by the Company in exchange for the whole Shares (or, subject to satisfying the conditions to the exemption under Rule 16b-3 or any successor exemption to Section 16(b) of the Exchange Act, for the whole Shares and the cash in lieu of a fractional Share) which each Employee or Key Person otherwise would receive if he or she had the right to surrender his or her outstanding Option in full under Section 11.1 of this Plan and he or she exercised that right exclusively for Shares on a date fixed by the Committee or the Board which comes before such sale or other corporate transaction.

                                  Section 16.

                            AMENDMENT OR TERMINATION

     This Plan may be amended by the Committee or the Board from time to time to the extent that the Committee or the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the shareholders of the Company (1) to increase the number of Shares reserved under
Section 3 except as set forth in Section 14, (2) to extend the maximum life of the Plan under Section 13 or the maximum exercise period under Section 9, (3) to decrease the minimum Exercise Price under Section 8, or (4) to change the designation of Employees or Key Persons eligible for Options under Section 6. The Committee or the Board also may suspend the granting of Options under this Plan at any time and may terminate this Plan at any time; provided, however, the Company shall not have the right to modify, amend or cancel any Option granted before such suspension or termination unless (1) the Employee or Key Person consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company or a transaction described in
Section 14 or Section 15 of this Plan.

                                  Section 17.

                                 MISCELLANEOUS

     18.1 Shareholder Rights. No Employee or Key Person shall have any rights as a shareholder of the Company as a result of the grant of an Option to him or to her under this Plan or his or her exercise or surrender of such Option pending the actual delivery of Shares subject to such Option to such Employee or Key Person.

     18.2 No Contract of employment. The grant of an Option to an Employee or Key Person under this Plan shall not constitute a contract of employment and shall not confer on an Employee any rights upon his or her termination of employment in addition to those rights, if any, expressly set forth in the Stock Option Grant which evidences his or her Option.

     18.3 Withholding. The exercise or surrender of any Option granted under this Plan shall constitute an Employee's or Key Person's full and complete consent to whatever action the Committee or the Board directs to satisfy the federal and state tax withholding requirements, if any, which the Committee or the Board in its discretion deems applicable to such exercise or surrender.

     18.4 Transfer. The transfer of an Employee between or among the Company, a Subsidiary or a Parent shall not be treated as a termination of his or her employment under this Plan.

     18.5 Construction. This Plan shall be construed under the laws of the State of Georgia.

                          HOMECOM COMMUNICATIONS, INC.

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                               FEBRUARY 26, 1999


       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


   The undersigned stockholder of HomeCom Communications, Inc. (the "Company") hereby appoints Norm Smith and Harvey W. Sax, or either of them, with full power of substitution, as proxies to cast all votes, as designated below, which the undersigned stockholder is entitled to cast at the Special Meeting of Stockholders (the "Special Meeting") to be held on Friday, February 26, 1999 at 9:00 a.m. Eastern Standard Time at the Conference Center, 3rd Floor, 400 Northpark Town Center, 1000 Abernathy Road, N.E., Atlanta, Georgia, upon the following matters and any other matter as may properly come before the Special Meeting or any adjournments thereof.


1. To approve the Agreement and Plan of Merger by and among the Company, certain of its subsidiaries and Daniel Delity, David B. Frank, and James Wm. Ellsworth (the "Sellers") and the issuance of 1,252,174 shares of the Company's Common Stock to the Sellers in connection therewith.

          [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

2. Election of two Class I Directors to serve on the Board of Directors:

  Class I Directors:             Dr. Gregory Abowd             Claude A. Thomas

  [ ] FOR all the nominees listed above (except as marked to the contrary below).

  [ ] WITHHOLD AUTHORITY to vote for all the nominees listed above.

      (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

3. Proposal to approve the amendment to Article IV of the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock.

          [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

4. Proposal to approve the amendment to Article IV of the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of preferred stock.

          [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

             (Continued and to be dated and signed on reverse side)

5. Proposal to approve the amendment to the 1996 Stock Option Plan to increase the number of shares of the Company's Common Stock that may be issued thereunder.

          [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

6. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company for the fiscal year ending December 31, 1998.

          [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

   This proxy, when properly executed, will be voted as directed by the undersigned stockholder and in accordance with the best judgment of the proxies as to other matters. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS ONE, TWO, THREE, FOUR, FIVE, AND SIX AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES AS TO OTHER MATTERS.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS ONE, TWO, THREE, FOUR, FIVE AND SIX.


   The undersigned hereby acknowledges prior receipt of the Notice of Special Meeting of Stockholders and Proxy Statement dated February 11, 1999, and hereby revokes any proxy or proxies heretofore given. This Proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the Special Meeting and voting in person.


   If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.


[ ] I PLAN TO ATTEND THE FEBRUARY 26, 1999, SPECIAL STOCKHOLDERS MEETING



PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE MEETING. IT IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.


                                                  Dated:                  , 1999
                                                    -------------------------

                                                  ------------------------------
                                                  Signature of Stockholder or
                                                  Authorized Representative

                                                  Please date and sign exactly
                                                  as name appears hereon. Each
                                                  executor, administrator,
                                                  trustee, guardian,
                                                  attorney-in-fact and other
                                                  fiduciary should sign and
                                                  indicate his or her full
                                                  title. In the case of stock
                                                  ownership in the name of two
                                                  or more persons, all persons
                                                  should sign.